UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                 (Amendment No. 2)

Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

(X) Preliminary Proxy Statement      ( ) Confidential, for Use of the Commission
( ) Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             ASA INTERNATIONAL LTD.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required.
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
( )  Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

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                                     [LOGO]


                             ASA INTERNATIONAL LTD.
                                 10 Speen Street
                         Framingham, Massachusetts 01701

                                 July [ ], 2004


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of ASA INTERNATIONAL LTD. ("ASA") to be held on August [ ], 2004 at 10:00 a.m. at the offices of ASA, 10 Speen Street, Framingham, Massachusetts 01701.

         At this important meeting, you will be asked to vote on a proposed transaction that, if approved, is expected to result in termination of the registration of ASA's Common Stock under federal securities laws and thereby eliminate the significant expense required to comply with the reporting and related requirements under those laws. Commonly referred to as a "going private" transaction, the proposed transaction will reduce the number of stockholders of record to fewer than 300, permitting ASA to file for deregistration of our Common Stock under federal securities laws. The reduction in the number of stockholders will be accomplished by amending our Certificate of Incorporation to provide for a reverse 1-for-600 stock split followed immediately by a forward 600-for-1 split for our Common Stock. The proposed amendments are attached as Appendix A to this proxy statement.

         If approved at the Annual Meeting, the transaction will affect ASA stockholders as follows:

Stockholder before the transaction            Net effect after the transaction
----------------------------------            --------------------------------
Stockholder holding 600 or more shares:       None

Stockholder holding fewer than 600 shares:    The stockholder will receive from
                                              ASA $5.00 in cash, without
                                              interest, per share.

         Because ASA has a large number of stockholders who own fewer than 600 shares, we expect that the number of stockholders of record will be reduced from approximately 373 to approximately 36 while the number of outstanding shares will decrease by only approximately 17.5% -- a reduction of approximately 326,000 shares from the current 1,862,814 outstanding shares.

         After careful consideration, the Board of Directors has concluded that the costs associated with being a "public" company are not justified by the benefits in view of our Common Stock's limited trading activity. The Board has reviewed the proposed transaction and considered its fairness to unaffiliated stockholders who hold fewer than 600 shares as well as unaffiliated stockholders holding 600 or more shares, and received a fairness opinion from its financial advisor with regard to the per share cash amount to be paid to the unaffiliated stockholders holding fewer than 600 shares in the transaction. ACCORDINGLY, AFTER CONSIDERING THE ISSUES IT DEEMED PERTINENT, INCLUDING ALTERNATIVES TO THE TRANSACTION, THE COSTS AND BENEFITS OF REMAINING A PUBLIC COMPANY AND THE FAIRNESS OF THE TRANSACTION TO STOCKHOLDERS,

YOUR BOARD OF DIRECTORS BELIEVES THIS TRANSACTION IS IN THE BEST INTEREST OF ASA AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL. The enclosed proxy statement includes a discussion of the alternatives and factors considered by the Board in connection with the Board's approval of the transaction. See "Special Factors -- Background of the Transaction" and "Special Factors -- Recommendation of the Board of Directors; Fairness of the Proposed Transaction."

         Consummation of the transaction is subject to certain conditions, including the affirmative vote of at least a majority of the shares of ASA Common Stock entitled to vote at the Annual Meeting. It is anticipated that the transaction will become effective at 11:59 p.m. on August [ ], 2004 or as soon as reasonably practicable thereafter. Details of the proposed transaction are set forth in the accompanying proxy statement, which we urge you to read carefully in its entirety.

         At the Annual Meeting, you will also be asked to (i) elect six Directors of ASA, (ii) ratify the selection of ASA's independent accountants, and (iii) grant ASA's board of directors discretionary authority to adjourn the Annual Meeting if necessary.

         Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy. If you do not vote, it will have the same effect as voting against the proposed transaction.

         On behalf of the Board of Directors of ASA, I would like to express our appreciation for your continued interest in the affairs of ASA.

                                                      Sincerely,


                                                      ALFRED C. ANGELONE
                                                      Chairman

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
                             ASA INTERNATIONAL LTD.
                                 10 Speen Street
                         Framingham, Massachusetts 01701
                   __________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   ___________________________________________

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that an Annual Meeting (the "Annual Meeting") of Stockholders of ASA INTERNATIONAL LTD. ("ASA"), a Delaware corporation, will be held on August [ ], 2004 at 10:00 a.m. at the offices of ASA, 10 Speen Street, Framingham, Massachusetts 01701 for the following purposes:

     1. To consider and vote upon a proposal to amend the Certificate of Incorporation of ASA to effect a reverse 1-for-600 stock split followed immediately by a forward 600-for-1 stock split of ASA's Common Stock (the "transaction"). As a result of the Transaction, (a) each stockholder owning fewer than 600 shares immediately before the transaction will receive from ASA $5.00 in cash, without interest, for each of such stockholder's shares of ASA Common Stock; and (b) each share of Common Stock held by a stockholder owning 600 or more shares will continue to represent one share of ASA Common Stock after completion of the transaction. The proposed amendments to the Certificate of Incorporation are attached as Appendix A to the accompanying proxy statement;

     2.   To elect six members of the Board of Directors;

     3. To ratify the selection of Sansiveri, Kimball & McNamee, L.L.P. as ASA's independent auditors for the fiscal year ending December 31, 2004;

     4. To grant ASA's board of directors discretionary authority to adjourn the Annual Meeting if necessary to satisfy the conditions to completing the transaction, including for the purpose of soliciting proxies to vote in favor of the transaction; and

     5. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on July [ ], 2004, as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of ASA.

         We hope that all stockholders will be able to attend the Annual Meeting in person. To assure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the Annual Meeting. Please note that if your shares are held of record by broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. A postage-prepaid envelope, addressed to Computershare Investor Services, ASA's transfer agent and registrar, has been enclosed for your convenience. If you attend the Annual Meeting your proxy will, at your request, be returned to you and you may vote your shares in person.

         The ASA Board of Directors carefully considered the terms of the proposed reverse/forward split of ASA's Common Stock, determined that the reverse/forward split is fair to and in the best interests of ASA and its unaffiliated stockholders, and unanimously recommends that you vote FOR the reverse/forward split, the election of directors and the approval of the auditors.

                                            By Order of the Board of Directors,


                                            TERRENCE C. McCARTHY
                                            Secretary

Framingham, Massachusetts
July [   ], 2004

Neither the Securities and Exchange Commission nor any state securities commission has: approved or disapproved of the transaction; passed upon the merits or fairness of the transaction; or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

                             ASA INTERNATIONAL LTD.
                                 10 Speen Street
                         Framingham, Massachusetts 01701
                            ________________________

                                 PROXY STATEMENT
                            ________________________

                                 July [ ], 2004

         The enclosed proxy is solicited by the Board of Directors of ASA INTERNATIONAL LTD. ("ASA" or "we"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held at the offices of ASA, 10 Speen Street, Framingham, Massachusetts 01701 at 10:00 a.m. on August [ ], 2004, and at any adjournment or adjournments thereof.

         Stockholders of record at the close of business on July [ ], 2004 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On that date, 1,862,814 shares of common stock, $.01 par value per share (the "Common Stock"), of ASA were issued, outstanding and entitled to vote. ASA has no other voting securities.

         Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting either in person or represented by a properly executed proxy is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

         As permitted under Delaware law, stockholders whose shares are converted into less than one share in the reverse split (meaning they held fewer than 600 shares at the effective time of the reverse split) will receive a cash payment from ASA for their fractional share interests equal to $5.00 in cash, without interest, for each share of Common Stock they held immediately before the reverse split.

         Stockholders who own 600 or more shares at the effective time of the transaction will not be entitled to receive any cash for their fractional share interests resulting from the reverse split. The forward split that will immediately follow the reverse split will reconvert their whole shares and fractional share interests back into the same number of shares of Common Stock they held immediately before the effective time of the transaction. As a result, the total number of shares held by such a stockholder will not change after completion of the transaction. We refer to the reverse and forward stock splits, together with the related cash payments to stockholders holding fewer than 600 shares, as the "transaction." If ASA's stockholders approve the transaction:

     o each stockholder holding fewer than 600 shares of ASA Common Stock at the time of the transaction will receive $5.00 in cash, without interest, per share from ASA; and

     o each stockholder holding 600 or more shares at the time of the transaction will continue to hold the same number of shares after completion of the transaction and will not receive any cash payment from ASA.

         After the transaction, ASA anticipates it will have approximately 36 stockholders of record. In the event that there are fewer than 300 stockholders of record following the transaction, ASA intends to file a Form 15 with the Securities and Exchange Commission ("SEC") to deregister its Common Stock under federal securities laws. As a result, ASA would no longer be subject to the annual and periodic reporting and related requirements under the federal securities laws that are applicable to public companies. In addition, ASA's Common Stock would cease to be traded on the Nasdaq SmallCap Market and any trading in our Common Stock after the transaction and deregistration of the Common Stock would only occur in the "pink sheets" or in privately negotiated sales.

         The transaction cannot occur unless the holders of more than a majority of the issued and outstanding shares of ASA Common Stock approve the proposed amendments to our Certificate of Incorporation, attached as Appendix A to this proxy statement.

         The election of directors will be determined by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The ratification of auditors requires the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

         Abstentions and broker non-votes (the latter of which results when a broker holding shares for a beneficial holder in "street name" has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions are counted in tabulation of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         The directors and officers of ASA as a group own or may be deemed to control approximately 14.83% of the outstanding shares of Common Stock as of July [ ], 2004. Each of the directors and officers has indicated his intent to vote all shares of Common Stock owned or controlled by him in favor of each item set forth herein.

         Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein. In the absence of a special choice, shares will be voted FOR the election as Directors of those persons named in this Proxy Statement, FOR the ratification of auditors as set forth herein, and FOR the reverse/forward split of ASA's Common Stock as set forth herein.

         The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the person named as attorney in the proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS PROPOSED TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         An annual report containing audited financial statements for ASA's fiscal year ended December 31, 2003 ("Fiscal 2003"), is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about July
[ ], 2004.

         Whether or not you plan to attend the Annual Meeting, please complete, date, sign, and return the enclosed proxy card in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

SUMMARY TERM SHEET............................................................1
   The Transaction............................................................1
   Required Vote on the Transaction...........................................2
   No Appraisal Rights........................................................2
   The Purpose and Benefits of the Transaction................................3
   Disadvantages of the Transaction...........................................3
   Board Determination of the Fairness of the Transaction.....................4
   Fairness Opinion of Financial Advisor......................................7
   Conditions to the Completion of the Transaction............................8
   Reservation of Rights......................................................8
   Sources of Funds; Financing of the Transaction.............................8
   Conflicts of Interest of Directors and Executive Officers..................8
   U. S. Federal Income Tax Consequences......................................9
   Selected Per Share Financial Information...................................9
SPECIAL FACTORS..............................................................11
   Background of the Transaction.............................................11
   Purpose of the Transaction................................................18
   Recommendation of the Board; Fairness of the Transaction..................19
   Opinion and Report of the Financial Advisor...............................26
   Cash Payment In Lieu of Fractional Shares.................................37
   Conditions to the Completion of the Transaction...........................38
   Adjournment of Meeting....................................................38
   Reservation of Rights.....................................................38
   Sources of Funds and Financial Effect of the Transaction..................38
   Effect of the Proposed Transaction on Stockholders........................39
   Interests of Executive Officers and Directors in the Transaction..........40
   Effect of the Proposed Transaction on Option Holders......................40
   Effect of the Proposed Transaction on ASA.................................40
   Conduct of ASA's Business after the Transaction...........................41
   Possible Corporate Transactions...........................................42
   Material Federal Income Tax Consequences..................................45
   Dissenters' Rights; Escheat Laws..........................................46
   Recommendation of the Board...............................................47
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING.......47
THE ANNUAL MEETING...........................................................54
   General...................................................................54
   Who Can Vote at the Meeting...............................................55
   Attending the Meeting.....................................................55
   Annual Report and Quarterly Report........................................55
   Vote Required.............................................................55
   Voting and Revocation of Proxy Appointments...............................56
   Solicitation of Proxy Appointments........................................56
   Recommendation of the Board of Directors..................................57
THE PROPOSED AMENDMENT.......................................................57
   Structure of the Transaction..............................................57

   Conversion of Shares in the Transaction...................................57
   Exchange of Stock Certificates............................................58
   Proposed Language Amending ASA's Certificate of Incorporation.............59
   Stock Options.............................................................60
   Provisions for Unaffiliated Shareholders..................................60
   Reservation of Rights.....................................................60
   Effective Time of Transaction.............................................61
SUMMARY FINANCIAL INFORMATION................................................61
   Summary Historical Financial Information..................................61
   Summary Unaudited Pro Forma Financial Information.........................62
STOCK PURCHASES BY ASA AND ITS AFFILIATES....................................62
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS......................64
ELECTION OF DIRECTORS........................................................65
   Section 16(a) Beneficial Ownership Reporting Compliance...................65
   Board and Committee Meetings..............................................66
   Independent Auditors Fees and Other Matters...............................67
   Audit Committee Report....................................................68
   Occupations of Directors and Executive Officers...........................68
   Executive Officers........................................................69
   Certain Transactions......................................................69
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............71
EQUITY COMPENSATION PLAN INFORMATION.........................................73
COMPENSATION OF OFFICERS AND DIRECTORS.......................................73
   Executive Officers Compensation...........................................73
AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND...............................75
   Compensation of Executive Officers........................................76
   Compensation of Directors.................................................76
   Compensation Committee Interlocks and Insider Participation...............76
   Report on Executive Compensation..........................................76
   Compensation for Chief Executive Officer..................................77
   Performance Graph.........................................................77
ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS..............................78
FINANCIAL STATEMENTS.........................................................78
VOTING AT MEETING............................................................78
SOLICITATION OF PROXIES......................................................79
REVOCATION OF PROXY..........................................................79
OTHER INFORMATION............................................................79
   Incorporation by Reference................................................79
   Where You Can Find More Information.......................................79
STOCKHOLDER PROPOSALS........................................................80
MISCELLANEOUS................................................................80
Appendix A-1 REVERSE SPLIT...................................................81
Appendix A-2  FORWARD SPLIT..................................................83
Appendix B  OPINION OF VFINANCE INVESTMENTS, INC.............................84

                               SUMMARY TERM SHEET

         THIS SUMMARY TERM SHEET, TOGETHER WITH THE "QUESTIONS AND ANSWERS ABOUT THE MEETING AND TRANSACTION" SECTION THAT FOLLOWS, HIGHLIGHT SELECTED INFORMATION FROM THE PROXY STATEMENT. THIS SUMMARY TERM SHEET, TOGETHER WITH THE "QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING" SECTION, ADDRESS THE MATERIAL TERMS OF THE PROPOSED TRANSACTION. FOR A MORE COMPLETE DESCRIPTION, YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT AND ALL OF ITS ANNEXES BEFORE YOU VOTE. FOR YOUR CONVENIENCE, WE HAVE CROSS-REFERENCED TO THE LOCATION IN THIS PROXY STATEMENT WHERE YOU CAN FIND A MORE COMPLETE DISCUSSION OF EACH ITEM LISTED BELOW.

The Transaction

          If the transaction is approved and completed:

     o ASA stockholders holding fewer than 600 shares of ASA Common Stock at the effective time of the transaction will receive a cash payment from ASA of $5.00 per share, without interest, for each share of Common Stock held immediately before the transaction;

     o ASA stockholders holding 600 or more shares of ASA Common Stock at the effective time of the transaction will continue to hold the same number of shares of ASA Common Stock after completion of the transaction and will not receive any cash payment;

     o the officers and directors of ASA at the effective time of the transaction will continue to serve as the officers and directors of ASA immediately after the transaction;

     o we will have fewer than 300 registered holders of Common Stock, and therefore be eligible to terminate registration of our Common Stock with the Securities and Exchange Commission ("SEC"), which will terminate our obligation to continue filing periodic reports and proxy statements pursuant to the Securities Exchange Act of 1934 (the "1934 Act");

     o our Common Stock will no longer be quoted on the Nasdaq SmallCap Market, and any trading in our Common Stock will only occur in the "pink sheets" or in privately negotiated sales;

     o outstanding options held by our employees, including officers and directors, to acquire ASA Common Stock will remain outstanding following the transaction;

     o the number of our stockholders of record will be reduced from approximately 373 to approximately 36, and the number of outstanding shares of ASA's Common Stock will decrease by approximately 17.5% from 1,862,814 to approximately 1,536,814 shares;

     o the percentage of ownership of ASA Common Stock owned by the directors and executive officers of ASA as a group will increase from 14.83% to approximately 17.98%, based on the shares outstanding on July [ ], 2004, which will not affect control of ASA;

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     o    aggregate stockholders' equity of ASA as of December 31, 2003, will be reduced from $10,436,503 on a historical basis to approximately $9,146,503 on a pro forma basis;

     o the book value per share of Common Stock as of December 31, 2003 will decrease from $5.42 per share on a historical basis to approximately $5.32 per share on a pro forma basis;

     o ASA will pay cash of approximately $1,890,000 in the aggregate to repurchase fractional shares and pay the costs of the transaction; and

     o net loss per share of Common Stock (including nonrecurring income and expense) for the year ended December 31, 2003, will increase from $.25 on a historical basis to approximately $.29 on a pro forma basis (on both a basic and a fully-diluted basis).

         For a more detailed discussion of the transaction, see "Special Factors" beginning on page _____. For a description of the provisions regarding the treatment of shares held in street name, please see "Special Factors - Effect of the Proposed Transaction on Stockholders" beginning on page ____. (Shares held in "street name" are shares held in a stock brokerage account or by a bank or other nominee).

Required Vote on the Transaction

         The transaction is subject to approval by the affirmative vote of holders of majority of the outstanding shares of our Common Stock.

         As of July [ ], 2004, our directors and executive officers owned approximately 14.83% of the outstanding shares of the Common Stock that would be entitled to vote at the Annual Meeting. If our directors and executive officers exercised presently exercisable options they hold prior to the Annual Meeting they would own approximately 21.95% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. See "Security Ownership of Certain Beneficial Owners and Management" beginning on page ___, and "Special Factors--Interests of Executive Officers and Directors in the transaction" on page __.

         Other than the expressed intent of directors and executive officers to vote their shares for the transaction, ASA has not obtained any assurances or agreements from any of its stockholders as to how they will vote on the transaction. Based on the shares of the Common Stock held by our directors and officers, the vote of 655,134 additional shares held by other stockholders would be sufficient to ensure that the transaction will be approved. These shares represent approximately 35.17% of the outstanding shares of Common Stock, or 41.29% of the outstanding shares held by unaffiliated stockholders.

No Appraisal Rights

     Stockholders do not have appraisal rights under Delaware state law or ASA's Certificate of Incorporation or By-laws in connection with the transaction. The Purpose and Benefits of the Transaction

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
         If approved, the transaction will enable ASA to go private and thus terminate its obligation to file annual and periodic reports and make other filings with the SEC. The purpose behind the proposal and the benefits of going private include:

     o eliminating the costs associated with filing documents under the 1934 Act with the SEC;

     o eliminating the costs of compliance with the Sarbanes-Oxley Act of 2002 and related regulations;

     o reducing the direct and indirect costs of administering stockholder accounts and responding to stockholder requests;

     o affording stockholders holding fewer than 600 shares immediately before the transaction the opportunity to receive cash for their shares without having to pay brokerage commissions and other transaction costs; and

     o increasing management's flexibility to consider and initiate actions that may produce long-term benefits and growth without the pressure and expectation to produce quarterly earnings per share growth.

Please read "Special Factors--Purpose of the Transaction" beginning on page ___.

Disadvantages of the Transaction

          The disadvantages of the transaction are that:

     o ASA's working capital or assets will be decreased to fund the purchase of fractional shares and the costs of the transaction;

     o ASA will not have the ability to raise capital in the public securities markets;

     o ASA will be less likely to be able to use shares of our Common Stock to acquire other companies;

     o ASA may have less flexibility in attracting and retaining executives and employees since equity-based incentives (such as stock options) tend not to be as attractive in a privately-held company;

     o remaining stockholders will experience reduced liquidity for their shares of Common Stock;

     o less public information about ASA will be available after the transaction to Remaining Stockholders;

     o stockholders who are cashed out will not have an opportunity to liquidate their shares at a time and for a price of their choosing, and will be unable to participate in any future earnings or growth of ASA; and

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
     o stockholders who are cashed out will receive an amount that is $.42 less per share than the book value of the Common Stock as of December 31, 2003, and such difference is increasing.

         Please read "Special Factors--Effect of the Proposed Transaction on Stockholders" on page ____ and "Special Factors--Effect of the Proposed Transaction on ASA" on page _____.

Board Determination of the Fairness of the Transaction

         The Board has determined that the transaction is advisable, substantively fair to, and in the best interests of ASA, its unaffiliated stockholders who would retain their interest in ASA after completion of the transaction, and its unaffiliated stockholders who would not retain their interest in ASA after completion of the transaction, and unanimously recommends you vote "for" the transaction.

         As used in this proxy statement:

     o the term "affiliated stockholder" means any stockholder who is a director or executive officer of ASA,

     o the term "unaffiliated stockholder" means any stockholder other than an affiliated stockholder,

     o the term "executive officer" means all persons named under "Election of Directors - Executive Officers" beginning on page _____;

     o the term "Cashed-Out Stockholders" means the unaffiliated stockholders who would not retain their interest in ASA after completion of the transaction; and

     o the term "Remaining Stockholders" means the unaffiliated stockholders who would retain their interest in ASA after completion of the transaction.

         Fairness of the Transaction to Cashed-Out Stockholders

         The Board considered a number of factors which it believes support its determination that the transaction is substantively fair to the Cashed-Out Stockholders, including the following:

     o Premium Over Recent Trading Prices. The $5.00 per share to be paid to stockholders who will hold solely fractional shares of Common Stock following the reverse stock split exceeds the range of average high and low closing bid prices for the Common Stock from January 1, 2003 to April 15, 2004, which ranged from $1.88 to $4.55 per share. The last sale price of ASA's Common Stock on April 15, 2004, the day before we announced the going-private transaction, was $3.82. Most trades of ASA Common Stock during the period from January 1, 2003 to April 15, 2004 have been at prices below the $5.00 per share price to be paid in this transaction. The cash payment of $5.00 per share payable to stockholders in lieu of fractional shares represents a premium of 36.6% and 86.0% over our Common Stock's average closing sale price for the 30-day and 12-month periods, respectively, immediately preceding the announcement of the transaction.

     o Net Book Value. As of December 31, 2003, the book value per common share was $5.42, and the tangible net book value per common share (excluding goodwill) was $4.93. The Board noted that book value per common share is an historical accounting value which may be more or less than the net market value of ASA's assets after payment of its liabilities, and a liquidation could produce a higher or lower value than book value per common share.

     o Going Concern Value. In considering the going concern value of ASA's shares of Common Stock, the Board adopted the analyses and conclusions of its financial advisor, which indicated a share price range of $3.96
          - $5.63 and which are described below under "Special Factors--Opinion and Report of the Financial Advisor" beginning on page _____.

     o Earnings. The Board reviewed historic earnings of ASA for the previous three years and for the first quarter of 2004 and the relevance of historic earnings to future prospects, and factored this review into the going concern analysis. For the three years ended December 31, 2001, 2002 and 2003, ASA reported net (loss) income of $(309,000), $408,000 and $(515,000), respectively. For the quarter ended March 31, 2004, ASA reported net earnings from operations for the first quarter of 2004 of $52,000.

     o Recent Financial Results. The Board took note of ASA's financial condition at the end of the quarter ended March 31, 2004, including preliminary results for such quarter and the sale of 350,000 shares of Omtool Ltd. common stock owned by ASA on March 30, 2004.

     o Prices at which ASA has Purchased Shares Since January 1, 2002. The transaction price of $5.00 per share is substantially higher than the prices of recent purchases of Common Stock by ASA. ASA purchased an aggregate of 71,621 shares of ASA Common Stock for $2.22 per share on May 16, 2003 in connection with the 2003 Stock Split; 40,000 shares in market transactions for an average of $2.18 per share during the period from January 1, 2002 through March 31, 2004 in connection with ASA's ongoing stock repurchase program; 92,589 shares for an average of $2.70 per share during the period from January 1, 2002 through March 31, 2004 in connection with a stock repurchase agreement; and 3,392 shares from a stockholder on July 23, 2003 at a price of $2.10 per share. See "Stock Purchases by ASA and its Affiliates."

     o Opinion of the Financial Advisor. The Board considered the opinion of vFinance Investments, Inc. rendered to the Board on April 16, 2004 to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the $5.00 per share to be received by stockholders holding solely fractional shares of Common Stock following the reverse stock split is fair, from a financial point of view, to ASA's stockholders, including Cashed-Out Stockholders and Remaining Stockholders. For more information about the opinion you should read the discussion below under "Special Factors--Opinion and Report of the Financial Advisor" beginning on page ___ and a copy of the opinion of vFinance attached as Appendix B to this proxy statement. The transaction price falls within the range of prices referenced in the financial advisor's opinion.

     o Opportunity to Liquidate Shares of Common Stock. Stockholders owning fewer than 600 shares will have the opportunity to liquidate their holdings without incurring brokerage costs, particularly given the relatively illiquid market for shares of ASA's Common Stock, at a price that represents a premium over recent trading prices.

     o Liquidation Value. The Board noted that it is possible that our stockholders could receive more than $5.00 per share upon liquidation of ASA, and that vFinance's analysis indicated a liquidation value in a range of $5.52 to $7.20 per share, based upon information provided by ASA's management. The Board did not conduct an independent liquidation value analysis of ASA, because they felt justified in relying on vFinance for such matters. However, the Board believes that liquidation value is not a meaningful measure of value because ASA's product lines serve different vertical markets, and each one generates relatively small revenues. As a result, the Board believes that it is unlikely that a single buyer would be interested in acquiring more than one unit; the transaction costs associated with the separate sale of business units would be high; there is no assurance that a buyer could be found for each unit in a timely fashion, if at all; the sale of one or more units could leave ASA with a substantially lower revenue base over which to spread its fixed operating costs; and the tax burden to stockholders from the sale of various businesses followed by a liquidation could be higher than will result from this transaction. The Board noted that vFinance's liquidation analysis did not consider transaction costs, tax consequences, or the likelihood of successfully completing the sale of various assets followed by a liquidation of ASA.

         Fairness of the Transaction to Remaining Stockholders

         The Board considered a number of factors which it believes support its determination that the transaction is substantively fair to the Remaining Stockholders, including the following:

     o Fairness of Price Per Share. The Board determined that the $5.00 per share to be received by the Cashed-Out Stockholders was also fair to the Remaining Stockholders for reasons including, but not limited to, reasonableness from the Remaining Stockholders point of view with respect to the same market price, net book value, going concern value, earnings, and stock repurchase analyses described above. For example, the Board determined in its business judgment that the premium of $5.00 over recent trading prices was not excessive.

     o Opinion of the Financial Advisor. The Board also considered that the opinion of vFinance Investments, Inc. rendered to the Board on April 16, 2004 was to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the $5.00 per share to be received by stockholders holding solely fractional shares of Common Stock following the reverse stock split is fair, from a financial point of view, to all of ASA's stockholders, which includes Cashed-Out Stockholders and Remaining Stockholders.

     o Opportunity to Share Increased Value of the Company. The Board determined that the transaction is fair to the Remaining Stockholders because they have the potential to benefit from any reduction in operating costs that ASA would realize in going private, including: elimination of costs associated with filing documents under the 1934 Act with the SEC; elimination of the costs of compliance with the Sarbanes-Oxley Act of 2002 and related regulations; and reduction of the direct and indirect costs of administering stockholder accounts and responding to stockholder requests. In addition, the Board recognized ASA's anticipated savings with respect to audit requirements, legal fees, directors' fees and insurance costs associated with public companies. Because such costs would not adversely affect the service ASA provides to its customers, the Board determined that the Remaining Stockholders would enjoy any increased value of ASA that might result from improved operations and increased management flexibility to consider and initiate actions that may produce long-term benefits and growth, and that such estimated value outweighed the potential detriment of going private.

     o Limited Benefit of Remaining Public. The Board also considered the fact that, in addition to the deregistration of ASA's Common Stock under the 1934 Act as a result of the transaction, the Common Stock would cease to be quoted on the Nasdaq SmallCap Market. However, the Board determined that the current limited market for shares of ASA's Common Stock provides little benefit to ASA's Remaining Stockholders.


         Procedural Fairness

         The Board also believes that the transaction is procedurally fair to its unaffiliated stockholders, including both the Cashed-Out Stockholders and the Remaining Stockholders, because, among other things: (a) the transaction is being effected in accordance with the applicable requirements under Delaware law; (b) the transaction is being submitted to a vote of ASA's stockholders and is subject to the approval of a majority of the outstanding shares of Common Stock; and (c) stockholders can increase, divide or otherwise adjust their existing holdings, prior to the effective date of the transaction, so as either to retain some or all of their shares or to be cashed-out with respect to some or all of their shares. ASA has not made any special provisions in connection with the transaction to grant unaffiliated stockholders access to ASA's corporate files or to obtain counsel or appraisal services at ASA's expense. See "Special Factors - Recommendation of the Board; Fairness of the Transaction."

Fairness Opinion of Financial Advisor

         vFinance Investments, Inc., our financial advisor, has delivered to our Board of Directors its written opinion to the effect that, as of the date of such opinion and based upon and subject to the matters stated in the opinion, the $5.00 in cash to be received by the holders of ASA's Common Stock who will hold solely fractional shares immediately after the reverse split in the proposed transaction is fair, from a financial point of view, to our stockholders, including Cashed-Out Stockholders and Remaining Stockholders. The full text of the written opinion of vFinance, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this proxy statement. You should read the opinion carefully in its entirety, along with the discussion under "Special Factors--Opinion and Report of the Financial Advisor" beginning on page ___.

         The opinion of vFinance is directed to ASA's Board of Directors, addresses only the fairness to ASA's Stockholders, including Cashed-Out Stockholders and Remaining Stockholders, from a financial point of view $5.00 in cash to be received by the holders of ASA's Common Stock who will hold solely fractional shares immediately after the reverse split, and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Annual Meeting.

Conditions to the Completion of the Transaction

         The completion of the transaction depends upon the approval of the proposed amendments to our Certificate of Incorporation that will implement the transaction by the holders of at least a majority of our outstanding shares of Common Stock. The text of the amendments is set forth under "The Proposed Amendment--Proposed Language Amending ASA's Certificate of Incorporation" beginning on page ____.

Reservation of Rights

         We reserve the right to abandon the transaction without further action by our stockholders at any time before the filing of the necessary amendments to our Certificate of Incorporation with the Delaware Secretary of State, even if the transaction has been authorized by our stockholders at the Annual Meeting, and by voting in favor of the transaction you are also expressly authorizing us to determine not to proceed with the transaction if we should so decide. See "The Proposed Amendment --Reservation of Rights" beginning on page ____.

Sources of Funds; Financing of the Transaction

         We estimate that the total funds required to pay the consideration to stockholders entitled to receive cash for their shares and to pay the costs of the transaction will be approximately $1,890,000. The consideration to stockholders and the costs of the transaction will be paid from working capital. See "Special Factors--Sources of Funds and Financial Effect of the Transaction" on page ____.

Conflicts of Interest of Directors and Executive Officers

         This is an interested transaction with no arms-length negotiations. Our directors and executive officers have interests in the transaction that are different from your interests as a stockholder, and have relationships that may present conflicts of interest, including the following:

     o Three members of the Board of Directors and one of our executive officers each hold of record 600 or more shares of our Common Stock and will continue to own these shares after the transaction;

     o As detailed below, three of our executive officers and each member of the Board of Directors holds options to purchase 600 or more shares of our Common Stock, and will continue to own these options after the transaction; and

     o As a result of the transaction, the stockholders who own of record on July [ ], 2004, 600 or more shares, such as our directors, will increase their percentage ownership interest in ASA as a result of the transaction. For example, assuming the transaction is approved, and based on shares outstanding on July [ ], 2004, the ownership percentage of the directors of ASA will increase from 14.64% to approximately 17.75% as a result of the reduction by an estimated 326,000 shares in the number of shares of Common Stock outstanding.

         In addition to the compensation arrangements discussed below under the caption "Compensation of Officers and Directors" beginning on page ____, ASA has the following option agreements with its directors and executive officers.

   Director or                                                          Total Shares        Shares Exercisable
Executive Officer              Grant Date          Exercise Price     Subject to Option     as of July [ ], 2004
-----------------              ----------          --------------     -----------------     --------------------
Alfred C. Angelone              3/04/96               $2.12                 25,000                25,000
                                9/08/99               $5.08                 25,000                25,000
                                2/12/03               $2.27                 57,500                57,500

Chas B. Blalack                 10/17/02              $2.18                 10,000                 6,666

Alan J. Klitzner                7/29/98               $3.94                  5,000                 5,000

William A. Kulok                10/21/03              $2.19                 10,000                10,000

James P. O'Halloran             10/17/02              $2.18                 12,500                12,500

Robert L. Voelk                 9/29/99               $4.56                  5,000                 5,000

Terrence C. McCarthy            10/01/01              $2.20                 10,000                10,000
                                2/12/03               $2.06                  2,500                 1,666

Wayne C. Croswell               4/1/99                $5.06                  7,500                 7,500

U. S. Federal Income Tax Consequences

         Generally, for stockholders who hold fewer than 600 shares of Common Stock before the transaction, the receipt of cash for fractional shares will be treated for tax purposes in the same manner as if the shares were sold in the market for cash. Stockholders who will remain stockholders of ASA following the transaction should not be subject to taxation as a result of the transaction. Tax matters are very complicated, and the tax consequences to you of the transaction will depend on your own situation. Please read "Special Factors--Material Federal Income Tax Consequences" beginning on page ____.

Selected Per Share Financial Information

         The following table sets forth selected (i) historical per share financial information for ASA and (ii) unaudited pro forma per share financial information for ASA giving effect to the transaction as if it had been consummated as of the end of each period presented, in the case of book value information, and as of the beginning of the respective reporting periods, in the case of statement of operations information. The information presented below is derived from (i) the consolidated historical financial statements of ASA, including the related notes thereto, and (ii) the unaudited Summary Pro Forma Consolidated Financial Information, including the assumptions beginning on page ____. You should read this table together with the unaudited Summary Pro Forma Financial Information and the related assumptions and the Summary Selected Historical Financial Information beginning on page ___ and the consolidated financial statements of ASA and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, which information is incorporated by reference in this proxy statement. As described in the assumptions to the unaudited Summary Pro Forma Financial Information, the pro forma per share information assumes that 326,000 shares of our Common Stock are cashed-out in connection with the transaction and $1,890,000 cash is paid in lieu of issuance of fractional shares and to pay the costs of the transaction. The pro forma information set forth below is not necessarily indicative of what ASA's actual financial position or results of operations would have been had the transaction been consummated as of the above referenced dates or of the financial position or results of operations that may be reported by ASA in the future.
                                      As of and for the        As of and for the
                                      Three Months Ended       Year Ended
                                      March 31, 2004           December 31,2003
                                      --------------           ----------------
ASA--Historical:
Earnings (loss) per common
share from continuing
operations
         Basic                             $0.54                   $(0.25)
         Diluted                            0.53                    (0.25)
Book value per common share(1)
                                           $6.00                    $5.42
Dividends per common share                  -0-                      -0-

ASA--Pro Forma:
Earnings (loss) per common
share from continuing
operations(2)
         Basic                             $0.66                   $(0.31)
         Diluted                           $0.64                   $(0.31)
Book value per common
share(1)
                                           $6.04                    $5.35
Dividends per common share                  -0-                      -0-

     (1) Historical book value per common share is computed by dividing stockholders' equity by the number of common shares outstanding at the end of the respective periods, excluding the dilutive effect of options.

     (2) Pro forma earnings per share from continuing operations is computed by dividing pro forma net income from continuing operations by the historical weighted average shares outstanding for the respective periods minus the 326,000 shares of ASA's Common Stock assumed to be cashed-out in the transaction.

     (3) Pro forma book value per common share of ASA is computed by dividing pro forma stockholders' equity by the number of shares of Common Stock outstanding at the end of the respective periods, excluding the dilutive effect of options, minus the 326,000 shares of ASA's Common Stock assumed to be cashed-out in the transaction.

                                 SPECIAL FACTORS

Background of the Transaction

         Stockholder Information. As of July [ ], 2004, ASA had approximately 373 record holders of its Common Stock, of which approximately 337 record holders, or approximately 90.35% of the total number of record holders, owned fewer than 600 shares of Common Stock. These record holders owning fewer than 600 shares own, in the aggregate, approximately 60,000 or approximately 3.22%, of the outstanding shares of our Common Stock.

         We have no direct knowledge of the number of shares of our Common Stock owned beneficially (but not of record) by persons who own fewer than 600 shares of our Common Stock and who hold the shares in street name. However, based upon information obtained from our transfer agent and ADP Investor Communication Services, we estimate there are approximately 852 beneficial holders of fewer than 600 shares, who in the aggregate collectively own approximately 266,000 shares, or approximately 14.28%, of our Common Stock.

         In summary, we estimate there are approximately 326,000 shares of our Common Stock, representing approximately 17.5% of our outstanding shares, held by approximately 1,225 record and beneficial stockholders holding fewer than 600 shares. If the number of record holders is reduced to fewer than 300, ASA would be able to deregister the Common Stock under the 1934 Act and would no longer be subject to the SEC filing and reporting requirements imposed on public companies. The average daily closing price per share of the Common Stock on the Nasdaq SmallCap Market for the 10 trading days immediately preceding the Record Date was approximately $4.53 per share.

         Reasons for the Transaction. As a public company, we are required to prepare and file with the SEC, among other items, the following:

     o    Quarterly Reports on Form 10-Q;

     o    Annual Reports on Form 10-K;

     o Proxy statements and stockholder reports as required by Regulation 14A under the 1934 Act; and

     o    Current Reports on Form 8-K.

         The costs associated with these reports and other filing obligations compose a significant overhead expense. These costs include professional fees for our auditors and corporate counsel, printing and mailing costs, internal compliance costs, Nasdaq listing fees and transfer agent costs. These SEC registration-related costs have been increasing over the years, and we believe that they will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on public companies by the recently enacted Sarbanes-Oxley Act of 2002. We also incur substantially higher premiums for director and officer insurance as a result of being a publicly-held company than we would incur if we were privately-held. ASA estimates that if it becomes a private company, direct costs savings would be approximately $250,000 or more on an annual basis.

         ASA also incurs substantial costs as a result of, among other things, management's time expended in preparing and reviewing such filings. The Board believes that in light of ASA's reduced size and recent operating results, these costs have, and are expected to continue to have, an adverse effect on ASA. At the same time, the Board believes that ASA will not benefit significantly from remaining public. Even as a publicly-traded stock, there is a very limited trading market for our shares, especially for sales of larger blocks of our shares, and stockholders derive little benefit from ASA's status as a publicly-traded corporation. Furthermore, the Board has no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using ASA's stock as the consideration for any such acquisition, and ASA is therefore unlikely to have the opportunity to take advantage of its current status as a public company for these purposes.

         The Board believes that ASA and its stockholders currently derive no material benefit from continued registration under the 1934 Act. Throughout our time as a public company, we have continuously explored potential alternatives to increase our stockholder value and attract investor and analyst interest. However, we have been generally unsuccessful in this endeavor. We have been unable to provide increased value to our stockholders as a public company, and particularly as a result of the increased tangible and intangible business burdens associated with being a public company following the passage of the Sarbanes-Oxley Act of 2002, we do not believe our public company status is in the best interest of ASA or its stockholders.

         The significant tangible and intangible costs of our being a public company are not justified because we have not been able to realize many of the benefits that publicly traded companies sometimes realize. The Board does not believe ASA is in a position to use its status as a public company to raise capital through sales of securities in a public offering in the future or to otherwise access the public markets to raise equity capital. Our Common Stock's small public float and limited trading volume have limited the ability of our stockholders to sell their shares without also reducing our trading price, as well as our ability to use stock as acquisition currency or to successfully attract and retain employees. During the twelve month period prior to announcement of the proposed transaction, from April 16, 2003 to April 15, 2004, the average daily trading volume on the Nasdaq SmallCap Market of ASA Common Stock was 4,927 shares.

         The Board also believes that, as a private company, management would have greater flexibility to consider and initiate actions that may produce long-term benefits and growth without the pressure and expectation to produce short-term earnings per share growth.

         The cost of administering each stockholder's account and the amount of time spent by ASA's management in responding to stockholder requests is the same regardless of the number of shares held in the account. Accordingly, the burden to ASA of maintaining many small accounts is disproportionately high when compared with the total number of shares involved. Unlike many larger public companies, ASA does not have employees assigned to managing investor relations. Instead, ASA's executive officers respond directly to stockholder requests, and time spent fulfilling these duties limits the time that such officers are able to allocate to other aspects of managing ASA. Therefore, ASA's management believes that it would be beneficial to ASA and its stockholders as a whole to eliminate the administrative burden and cost associated with the approximately 343 record stockholders accounts containing fewer than 600 shares of Common Stock and an estimated additional 672 beneficial owners of fewer than 600 shares of Common Stock.

         During 2003, the Board attempted to reduce some of ASA's costs of administering a large number of stockholder accounts by implementing a reverse/forward stock split that resulted in a net 1 for 2 reverse stock split (the "2003 Stock Split"). This effort to reduce the cost of providing annual reports and materials to and maintaining accounts for those stockholders was approved by ASA's stockholders on May 16, 2003, at which time ASA had approximately 1,388 record holders and approximately 1,838 additional beneficial holders of fewer than 200 shares of its Common Stock. The 2003 Stock Split resulted in ASA purchasing a total of 71,621 shares at a price of $2.22 per share, and the elimination of an aggregate of approximately 1,900 record and beneficial stockholder accounts. While ASA believes that some cost savings have been and will continue to be realized from the elimination of these stockholder accounts, any such savings will be more than offset by increased costs of complying with new regulations applicable to public companies that were adopted subsequent to the 2003 Stock Split.

         The Board also believes that the limited trading activity in shares of ASA Common Stock and its low trading price impair the acceptability of the Common Stock by the financial community and the investing public. ASA has not realized many of the benefits associated with being a publicly traded company, such as enhanced shareholder value, access to capital and business credibility, due to the limited liquidity and low market price of our Common Stock in comparison to our peers.

         We believe that our stockholders have not benefited proportionately from the costs of registration and Nasdaq SmallCap Market listing of our Common Stock, principally as a result of the thin trading market for our Common Stock, which we believe has resulted in:

     o    depressed market prices for our Common Stock;

     o    a lack of market makers and analysts following our performance; and

     o a limitation of our stockholders' abilities to sell relatively large blocks of their shares in the open market without significantly decreasing the market price, if they are able to sell such blocks at all.

         The poor performance of our Common Stock in the public market has also been a detriment to attracting and retaining high quality employees because of the perceived negative image that a low stock price creates and the fact that stock options are not a meaningful method of compensation.

         In certain respects, moreover, registration under the 1934 Act has resulted in ASA being at a competitive disadvantage with respect to its privately-held competitors. In the Board's view, many of ASA's competitors have a cost advantage in that they do not have the operating expenses associated with being a public company. Furthermore, ASA's competitors can use publicly disclosed information that ASA files under the 1934 Act to the detriment of ASA. Publicly available information on ASA can be readily analyzed by privately-held competitors rendering ASA at a competitive disadvantage in the marketplace. Conversely, ASA does not have access to similar information with respect to non-public rivals nor can it protect information about its business if it is mandated by federal securities laws to publish such information on an annual or quarterly basis.

         ASA believes that the transaction, by reducing the number of outstanding shares of Common Stock, should increase the per share market price accordingly. It is possible, however, that any increase in per share market price may be proportionately less than the decrease in the number of outstanding shares.

         In light of the foregoing, the Board believes that it is in the best interest of ASA and its stockholders, including unaffiliated stockholders, to change the status of ASA to a private company at this time because the sooner the proposal can be implemented, the sooner ASA will cease to incur the expenses and burdens (which are only expected to increase in the near future) and the sooner stockholders who are to receive cash in the transaction will receive and be able to reinvest or otherwise make use of such cash payments.

Board Deliberations.

         At the regular quarterly meetings of ASA's Board of Directors during 2003, the Board discussed generally the benefits and costs of ASA's status as a publicly-traded company. The Board anticipated that at least 5% of ASA's projected annual revenues would be used to cover the costs of being a publicly-held company. In an effort to reduce some of the costs of being a publicly-held company and to enhance the likelihood that ASA would retain its Nasdaq SmallCap Market listing, ASA implemented the 2003 Stock Split on May 16, 2003. However as a result of Sarbanes-Oxley and other regulatory requirements, the reduction in the number of outstanding stockholder accounts has not resulted in a meaningful reduction in ASA's costs of remaining a publicly-held company. As a result, in the course of informal conversations in November 2003, the Board asked our President to do research on the topic of going private and report to the Board. The Board's interest in a going private transaction at that time was the result of continuing discussions at Board meetings regarding the lack of liquidity in ASA's Common Stock, the continued high costs of maintaining ASA as a publicly-held company notwithstanding the 2003 Stock Split, and limited benefits ASA received from being publicly-held, relative to the substantial new internal and external accounting requirements and procedures imposed by new legislation and regulations that are expected to have a direct impact on ASA's audit costs and related SEC compliance costs. ASA had also received numerous communications from its corporate legal counsel about the increased burdens, time and expense the new legislation and related regulations would be expected to impose on public companies, including ASA. Prior to November 2003, the Board had not undertaken consideration of a going-private transaction.

         During November 2003, our President reviewed ASA's annual report on Form 10-K and financial statements for the year ended December 31, 2002 and its reports on Form 10-Q and financial statements for the quarters ended March 31, June 30 and September 30, 2003. He noted the time that he and other employees had to devote to SEC filings in light of the Board's belief that ASA was not now obtaining any of the benefits associated with being a public company. Our President also examined the estimated reduction in expenses that could be realized from ASA becoming a privately-held company. During the period from November 2003 through January 2004, our president consulted with ASA's legal counsel to determine what steps were available to ASA to eliminate ASA's obligations to file reports with the SEC, including a series of telephone conferences and a meeting on November 14, 2003 at which ASA's Chief Financial Officer was also present. During these discussions, our President and ASA's legal counsel discussed the alternative ways to become a privately-held company, and the timing and costs associated with such transactions. Our legal counsel advised our President that possible transactions included a tender offer for all shares held by unaffiliated stockholders, a merger pursuant to which all non-affiliated stockholders would be cashed out, a reverse stock split which would reduce the number of stockholders of record below 300, or a sale of ASA.

         At a regular quarterly Board meeting on January 20, 2004, with all directors being present, our President reported to the Board on the result of his initial research on going private transactions and consultations with Epstein Becker & Green, P.C., ASA's legal counsel. Based on the information presented at that meeting and consultations with ASA's accountants and lawyers, the Board decided to pursue the possibility of a going private transaction further. The Board instructed management to contact investment bankers and offer them the opportunity to make a presentation and bid on offering consulting services and providing a fairness opinion.

         At a Board meeting on February 27, 2004, with all directors other than Mr. Kulok being present, the Board considered the options available to effect a going private transaction. ASA's Chief Financial Officer and outside legal counsel were also present at the meeting. For the reasons discussed below under "Alternatives Considered," the Board concluded that a reverse stock split would best accomplish the Board's going private objectives. At the February 27, 2004 meeting, vFinance Investments, Inc. and one additional investment banking firm made presentations to the Board. Each of the investment banking firms presented information regarding reverse stock splits, its qualifications to act as the Board's financial advisor, the process it would undertake to evaluate the fairness of any proposed transaction, and their fees to provide such services. Neither of the investment banking firms was compensated for the presentations at the February 27, 2004 Board meeting. Because vFinance proposed the lowest fee and appeared to have the necessary training and experience, on March 4, 2004, the Board retained vFinance to assist with the transaction and to prepare an opinion as to the fairness, from a financial point of view, of the transaction.

         At the February 27, 2004 Board meeting, the Board also considered forming a special committee of independent directors to analyze the fairness of the transaction. After discussion, the Board determined that a special committee was not necessary for the following reasons: five of ASA's six directors are independent; affiliated stockholders own only 14.83% of our outstanding Common Stock, and will own only approximately 17.98% after the transaction; and the transaction will not result in any change in control of ASA.

         On April 12, 2004, during its regular quarterly meeting, the Board of Directors, with all directors and our Chief Financial Officer being present, reviewed the status of the transaction and discussed the possibility of paying $5.00 per share to the holders of solely fractional shares resulting from the reverse stock split. The Board did not discuss strategic alternatives at this meeting. Epstein Becker & Green and vFinance also attended the portion of the meeting during which the Board discussed the transaction. The Board reviewed with Epstein Becker & Green the timing of the transaction including the filing of this proxy statement and other documents with the SEC. vFinance made a presentation to the Board regarding the progress of its analysis of the fairness of the consideration to be received by holders of Common Stock who will hold fractional shares immediately following the reverse split. vFinance reviewed the types of analyses it had conducted and the preliminary results of those analyses, and provided an opportunity for the Board to discuss vFinance's analysis.

         vFinance's presentation at the April 12, 2004 meeting included the results of its various analyses, including Comparable Company Analysis, Discounted Cash Flow Analysis, Liquidation Analysis, Book Value Analysis, and Comparable Transaction Analysis. Based on an average of the ranges from these analyses, all which received equal weighting, vFinance found that a range of values, from $3.97 to $5.65, would be fair to ASA's unaffiliated stockholders, including Cashed-Out Stockholders and Remaining Stockholders. vFinance's analyses were detailed in a preliminary report to the Board which was substantially identical to the final report delivered to the Board with vFinance's written opinion following the April 16, 2004 Board meeting described below. These analyses, which were adopted by the Board, are discussed in more detail in "Special Factors - Opinion and Report of the Financial Adviser." vFinance did not make any presentation regarding strategic alternatives as this was outside the scope of vFinance's assignment. Following the meeting, the Board asked vFinance to complete its analysis and deliver a written report to the Board.

         On April 16, 2004, the Board met again, by telephone, with all directors and our Chief Financial Officer being present, and after consultation with management, Epstein Becker & Green, and vFinance, determined that the transaction was the most efficient means to reduce the number of stockholders and permit ASA to go private. As part of the Board's analysis, the Board considered the relative advantages and disadvantages of continuing as a public company to both ASA and its stockholders, particularly in light of the anticipated costs of continuing as a public company, which the Board considered would be significant as a percentage of projected revenues and expenses. The Board determined, based on the number of stockholders with a small number of shares, that the reverse stock split ratio of 1-for-600 shares of Common Stock was the appropriate ratio to ensure a reduction in the number of record holders to fewer than 300 (which would permit ASA to terminate registration with the SEC under the 1934 Act of its Common Stock) and, based upon the report of vFinance and the other factors described herein, that a price of $5.00 per share would be paid in lieu of issuance of fractional shares. The Board believed that the 1-for-600 ratio would also sufficiently reduce the number of shares outstanding so that re-registration of the Common Stock would not be required in the near future, even if the Remaining Stockholders decided to transfer ownership of their shares into record names. In arriving at the $5.00 per share price to be paid in lieu of fractional shares, the Board discussed the factors considered in the section entitled "Special Factors - Recommendation of the Board; Fairness of the Transaction" and reviewed and discussed the report of the financial advisor. During these discussions, the Board considered a range of values and reached a consensus regarding the fairness of the $5.00 per share consideration. The Board also believed that payment of $5.00 per share in lieu of issuance of fractional shares would not overly strain ASA's financial resources.

         At the April 16, 2004 meeting, vFinance presented the final results of its analyses, which were substantially identical to the analysis presented at the April 12, 2004 Board meeting. These analyses are included in vFinance's report to the Board delivered following the April 16, 2004 Board meeting. These analyses, which were adopted by the Board, are discussed in more detail in "Special Factors - Opinion and Report of the Financial Advisor." Also at the April 16, 2004 meeting, vFinance delivered its oral opinion that, as of that date, based on and subject to the limitations, assumptions and qualifications that are set forth in its written opinion, the consideration of $5.00 per share in cash to be received by the holders of Common Stock who will hold fractional shares immediately following the reverse split, was fair from a financial point of view to ASA's unaffiliated stockholders, including Cashed-Out Stockholders and Remaining Stockholders. A discussion with and questions to vFinance by the Board followed vFinance's presentation. The Board then concluded that, in the circumstances then existing, the $5.00 per share in cash to be received by the holders of Common Stock who will hold fractional shares immediately following the reverse split was fair from a financial point of view to ASA's unaffiliated stockholders, including Cashed-Out Stockholders and Remaining Stockholders. The Board set the price of $5.00 per share and determined that price was fair to unaffiliated stockholders, including Cashed-Out Stockholders and Remaining Stockholders, based upon the factors above and described in "Special Factors - Recommendation of the Board; Fairness of the Transaction". In this process, the Board adopted the analyses and conclusions of vFinance. After considering the matters discussed, the Board unanimously determined that the terms of the transaction are advisable, and are fair to, and in the best interests of, ASA's unaffiliated stockholders, including Cashed-Out Stockholders and Remaining Stockholders, and recommended to the stockholders that the transaction be approved.

         On April 16, 2004, vFinance delivered its written opinion and final report to the Board of Directors, and on April 16 ASA issued a press release announcing the transaction.

         Approximately 6,463,186 shares of Common Stock will be authorized but unissued after the transaction. At this time, ASA has no current plans to issue Common Stock other than upon any exercise of outstanding warrants or options.

Alternatives Considered.

         The Board considered making a cash tender offer to all stockholders to accomplish the reduction in the number of record stockholders to fewer than 300, but ultimately determined that the transaction is the preferred method of achieving its goal. The Board does not believe that a tender offer would necessarily result in the purchase of a sufficient number of shares to reduce the number of record holders to fewer than 300 because many stockholders with a small number of shares would not make the effort to tender their shares and the cost of completing the tender offer could be significant in relation to the value of the shares sought to be purchased. In addition, if most of the holders of our Common Stock tendered their shares, we would be required to purchase shares from all tendering shareholders which would result in a substantially greater cash amount necessary to complete the transaction. Alternatively, we could purchase only a portion of the shares tendered by each stockholder on a pro rata basis, which would not reduce the number of stockholders. On the other hand, the transaction, if successfully completed, is likely to allow ASA to achieve its objective.

         The Board also considered continuing the purchase of shares of our Common Stock pursuant to ASA's existing stock repurchase program. However, the Board believes that given the limited trading activity in the Common Stock by the record holders of the Common Stock, it was highly unlikely that ASA could acquire shares from a sufficient number of record holders to accomplish the Board's going private objectives.

         The Board has determined that the reverse split is the most expeditious and economical alternative for changing ASA's status from that of a reporting company to that of a private, non-reporting company.

         ASA has not sought, and has not received, any proposals from any persons for the merger or consolidation of ASA, or for the sale or other transfer of all or substantially all of ASA's assets, or for the sale or other transfer of securities of ASA that would enable the holder thereof to exercise control of ASA. The Board did not seek any such proposals because such transactions are inconsistent with the narrower purpose of the proposed transaction, which is the continued operation of ASA as a privately-held company for the benefit of its current stockholders. The Board believes that by implementing the transaction, management would be able to devote full time and attention to ASA's business, and expenses would be significantly reduced, thus enabling ASA to improve its financial performance, which could result in increased shareholder value over time. The Board also noted its concern that exploring the sale of ASA could create an unstable environment for many employees, whose commitment is key to ASA's operations, thus potentially disrupting and adversely affecting ASA's business. vFinance was not asked to, nor did it, consider or opine upon the merits of the proposed transaction relative to other alternative transactions.

Purpose of the Transaction

         The purpose of the transaction is to cash-out the equity interests in ASA of stockholders who, as of the effective date, hold fewer than 600 shares of Common Stock in any discrete account at a price determined to be fair by the entire Board in order to:

     o    Eliminate the cost of maintaining small stockholder accounts;

     o permit small stockholders to receive cash for their shares without having to pay brokerage commissions or other fees;

     o reduce the number of stockholders of record of ASA to fewer than 300 so that ASA can deregister its Common Stock under the 1934 Act, and thereby be relieved of the administrative burdens and costs and competitive disadvantages associated with filing reports with the SEC and otherwise complying with the requirements under the 1934 Act; and

     o increase management's flexibility to consider and initiate actions that may produce long-term benefits and growth without the pressure and expectation to product short-term per share earnings.

         If the transaction is approved and implemented, the directors and executive officers of ASA may benefit by an approximately 3.15% increase in their percentage ownership of Common Stock, from approximately 14.83% to approximately 17.98%, and may benefit by an approximately 1.24% increase in the net book value of their holdings per share, from $6.16 per share to $6.23 per share, based on shareholder's equity as of December 31, 2003 and shares outstanding on July [ ], 2004. However, following the deregistration of the Common Stock under the 1934 Act, there will be limited public information concerning ASA and even less of a trading market for ASA's Common Stock than presently exists. The transaction will provide registered stockholders with fewer than 600 shares of Common Stock with a cost-effective way to cash-out their investments in ASA, because ASA will pay all transaction costs in connection with the transaction. Moreover, ASA will benefit from substantial cost savings (as described below) as a result of the transaction.

         ASA incurs direct and indirect costs associated with compliance with the SEC's filing and reporting requirements imposed on public companies. ASA also incurs substantial indirect costs as a result of, among other things, management's time expended in preparing and reviewing such filings. Since ASA has relatively few executive personnel, these indirect costs can be substantial. The annual savings that ASA expects to realize as a result of the transaction are estimated as follows:

      Independent Auditors and Other Compliance Costs               $21,000
      Legal Counsel                                                 110,000
      Nasdaq Fees                                                    15,000
      Transfer Agent, Printing and Mailing                           37,500
      Director & Officer Insurance                                   32,500
      Other                                                          34,000
                                                                     ------
      Total                                                        $250,000
                                                                   ========

         Estimates of the annual savings expected to be realized if the transaction is implemented are based upon (1) the actual costs to ASA of the services and disbursements in each of the above categories that were reflected in its recent historical financial statements and (ii) the allocation to each category of management's estimates of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to ASA's public reporting company status. In some instances, ASA management's estimates were based on information provided by others or upon verifiable assumptions. For example, its auditors have informed ASA, informally, that there will be a reduction in auditing fees if ASA ceased to be public. In addition, there will be more limited needs for legal counsel for SEC matters and for a financial printer if ASA no longer files reports with the SEC. Other estimates were more subjective, such as: Savings in transfer agent's fees that could be expected because of the estimated 83% reduction in the number of accounts to be handled by the transfer agent, the lower printing and mailing costs attributable to such reduction and the less complicated disclosure required by ASA's private status; the need for fewer directors' and committee meetings (and the consequent reduction in associated expenses); and the reduction in direct miscellaneous clerical and other expenses (e.g., word processing, edgarizing, telephone and fax charges associated with SEC filings, and the elimination of the charges imposed by brokers and banks to forward materials to beneficial holders).

         The estimates set forth above are just that - estimates, and the actual savings to be realized may be higher or lower than estimated above. ASA expects that if it becomes private during 2004, then a portion of the estimated savings could be realized in 2004. In addition, ASA expects the various costs associated with remaining a public company will continue to increase as a result of enactment of the Sarbanes-Oxley Act of 2002 and regulations adopted pursuant to the legislation. Based on ASA's size and resources, the Board does not believe the costs associated with remaining a public company are justified. In light of these disproportionate costs, the Board believes that it is in the best interests of ASA and all of its stockholders to eliminate the administrative burden and costs associated with these small record accounts.

Recommendation of the Board; Fairness of the Transaction

         The Board unanimously determined that the transaction, taken as a whole, is substantively fair to, and in the best interests of ASA and its unaffiliated stockholders, including both Cashed-Out Stockholders and Remaining Stockholders, as discussed below. The Board also believes that the process for approving the transaction is procedurally fair. The Board recommends that stockholders vote for approval and adoption of the transaction.

         The Board has retained for itself the absolute authority to reject (and not implement) the transaction (even after approval of the transaction) if it determines subsequently that the transaction is not then in the best interests of ASA and its stockholders. If for any reason the transaction is not approved, or, if approved, is not implemented, the Common Stock will not be deregistered until such time as ASA otherwise is eligible to do so.

         As discussed above, the Board considered alternatives to the transaction, but ultimately approved the transaction structure. Please see "Special Factors--Background of the Transaction" beginning on page ___.

         In considering whether the cash payment of $5.00 per share payable to stockholders in lieu of fractional shares in connection with the transaction is substantively fair from a financial point of view to our unaffiliated stockholders, whether Cashed-Out Stockholders or Remaining Stockholders, the Board considered, among other things, the financial analysis and opinion of vFinance Investments, Inc. and adopted the analyses and conclusions of vFinance Investments, Inc. At the Board's meeting on April 16, 2004, vFinance Investments, Inc., presented the financial analyses supporting their fairness opinion. The Board had an opportunity to ask questions and discuss each of the analyses individually.

         The Board did not seek, and is not aware in the last two years of any, proposals from any unaffiliated persons for the merger or consolidation of ASA, or for the sale or other transfer of all or substantially all of ASA's assets, or for the sale or other transfer of securities of ASA that would enable the holder to exercise control of ASA. In making its fairness determination, the Board considered the transactions discussed below under "Special Factors--Possible Corporate Transactions" beginning on page ___. vFinance was also aware of these transactions and factored them into its analysis in giving its opinion.

         The Board considered a number of factors in determining whether it was in the best interests of, and fair to, ASA and its unaffiliated stockholders to undertake a transaction to reduce the number of stockholders to fewer than 300 record holders in order to terminate the registration of its Common Stock under the 1934 Act. The discussion herein of the information and factors considered is not intended to be exhaustive, but is believed to include all material factors considered by the Board. The Board did not assign any specific weights to the factors below, and individual directors may have given differing weights to different factors. Cashed-Out Stockholders and Remaining Stockholders and investors generally will have an opportunity both to evaluate all of the information contained herein and to compare the potential value of an investment in ASA with that of other available investments.

Cashed-Out Stockholders

     o Current and Historical Market Prices of ASA's Common Stock. ASA's Common Stock is quoted on the Nasdaq SmallCap Market, but is thinly traded. During the 12 months prior to the public announcement of the proposed transaction, the average trading volume was approximately 4,927 shares per day.

          The Board also reviewed average high and low closing bid prices for the Common Stock from January 1, 2003 to April 15, 2004, which ranged from $1.88 to $4.55 per share. You should read the discussion under "Market for Common Stock and Related Stockholder Matters" on page ____ for more information about our stock prices. The last sale price of ASA's Common Stock on April 15, 2004, the day before we announced the going-private transaction, was $3.82.

          Most trades of ASA Common Stock during the period from January 1, 2003 to April 15, 2004 have been at prices below the $5.00 per share price offered in this transaction. The cash payment of $5.00 per share payable to stockholders in lieu of fractional shares represents a premium of 36.6% and 86% over our Common Stock's average closing sale price for the 30-day and 12-month periods, respectively, immediately preceding the announcement of the transaction. In addition to Cashed-Out Stockholders receiving a premium to the trading price of ASA's Common Stock on any shares redeemed as a result of the reverse stock split, such stockholders will achieve liquidity without incurring brokerage costs. Furthermore, the Board considered that, with limited liquidity in the public market for ASA's Common Stock, only a portion of ASA's stockholders would have been able to attain the bid prices before the stock price decreased measurably.

          The following table summarizes, for the periods presented preceding the announcement of the transaction, the average closing prices of the Common Stock and the implied premiums to equity values as compared to the per share cash consideration of $5.00:

                   Period                   Average Price        % Premium
                   ------                   -------------        ---------
              10 trading days                   $3.57              40.0%
       30 days (since March 17, 2004)           $3.66              36.6%
     60 days (since February 16, 2004)          $3.76              33.0%
      90 days (since January 17, 2004)          $3.83              30.5%
      365 days (since April 16, 2003)           $2.69              86.0%

          Accordingly, the Board believes the market price analysis supports its determination that the transaction is fair to Cashed-Out Stockholders.

     o Net Book Value. As of December 31, 2003, the book value per common share was $5.42, and the tangible net book value per common share (excluding goodwill) was $4.93. The Board also noted that the book value and tangible net book value used by vFinance in its analysis were $5.46 and $4.97, respectively, which resulted from vFinance's determination of book value at March 22, 2004, when there were fewer shares of Common Stock outstanding. The Board noted that book value per common share is an historical accounting value which may be more or less than the net market value of ASA's assets after payment of its liabilities, and a liquidation would not necessarily produce a higher value than book value per common share. In its analysis, vFinance considered good faith estimates of what could be obtained for the various operating entities and assets, based on market conditions as they currently exist. However, vFinance was not asked to, and did not, consider other factors that could affect the actual amount that might be received by ASA's stockholders upon liquidation of ASA, such as transaction costs, tax consequences, or the likelihood of successfully completing the sale of various assets followed by a liquidation of ASA See "Special Factors - Recommendation of the Board; Fairness of the

          Transaction - Liquidation Value". Accordingly, the Board believes the book value per common share supports its determination that the transaction is fair to Cashed-Out Stockholders.

     o Going Concern Value. In determining the cash amount to be paid to Cashed-Out Stockholders in the transaction, the Board considered the value of ASA's shares on the basis of a going concern as presented in its financial advisor's report, without giving effect to any anticipated effects of the transaction. Also, the Board did not consider the amount per share that might be realized in a sale of all or substantially all of the stock or assets of ASA, believing that consideration of such an amount was inappropriate in the context of a transaction that would not result in a change of control of ASA and having no reason to believe that the sum of the values of the parts would exceed the value of the whole. In considering the going concern value of ASA's shares, the Board adopted the analyses and conclusions of its financial advisor, which indicated a share price range of $3.96
          - $5.63 and which are described below under "Special Factors--Opinion and Report of the Financial Advisor" beginning on page _____. Accordingly, the Board believes the going concern analysis supports its determination that the transaction is fair to Cashed-Out Stockholders.

     o Earnings. For the three years ended December 31, 2001, 2002 and 2003, ASA reported net (loss) income of $(309,000), $408,000 and $(515,000), respectively. For the quarter ended March 31, 2004, ASA reported net earnings from operations for the first quarter of 2004 of $52,000. The Board reviewed historic earnings of ASA for the previous three years and for the first quarter of 2004 and the relevance of historic earnings to future prospects, and factored this review into the going concern analysis. In considering the going concern value of ASA's shares, the Board adopted the analyses and conclusions of its financial advisor, which indicated a share price range of $3.96 - $5.63 and which are described below under "Special Factors--Opinion and Report of the Financial Advisor" beginning on page _____. Accordingly, the Board believes the earnings analysis supports its determination that the transaction is fair to Cashed-Out Stockholders.

     o Recent Financial Results. The Board took note of ASA's financial condition at the end of the quarter ended March 31, 2004, including preliminary results for such quarter and the sale of 350,000 shares of Omtool Ltd. common stock owned by ASA on March 30, 2004.

     o Prices at which ASA has Purchased Shares Since January 1, 2002. The Board took account of the fact that in an effort to reduce the cost of providing annual reports and materials to stockholders, ASA had purchased an aggregate of 71,621 shares of ASA Common Stock for $2.22 per share on May 16, 2003 in connection with the 2003 Stock Split; 40,000 shares in market transactions for an average of $2.18 per share during the period from January 1, 2002 through March 31, 2004 in connection with ASA's ongoing stock repurchase program; 92,589 shares for an average of $2.70 per share during the period from January 1, 2002 through March 31, 2004 in connection with a stock repurchase agreement; and 3,392 shares from a stockholder on July 23, 2003 at a price of $2.10 per share. See "Stock Purchases by ASA and its Affiliates." The transaction price of $5.00 per share is substantially higher than the prices of recent purchases by ASA. Accordingly, the Board believes this analysis supports its determination that the transaction is fair to Cashed-Out Stockholders.

     o Liquidation Value. The Board noted that it is possible that our stockholders could receive more than $5.00 per share upon liquidation of ASA, and that vFinance's analysis indicated a liquidation value in a range of $5.52 to $7.20 per share, based upon information provided by ASA's management. The Board did not conduct an independent liquidation value analysis of the Company, because they felt justified in relying on vFinance for such matters. In its analysis, vFinance considered good faith estimates of what could be obtained for the various operating entities and assets, based on market conditions as they currently exist. However, vFinance was not asked to, and did not, consider other factors that could affect the actual amount that might be received by ASA's stockholders upon liquidation of ASA, such as those described below. The Board believes that liquidation value is not a meaningful measure of value because ASA's product lines serve different vertical markets, and each one generates relatively small revenues. As a result, the Board believes that it is unlikely that a single buyer would be interested in acquiring more than one unit; the transaction costs associated with the separate sale of business units would be high; there is no assurance that a buyer could be found for each unit in a timely fashion, if at all; the sale of one or more units could leave ASA with a substantially lower revenue base over which to spread its fixed operating costs; and the tax burden to stockholders from the sale of various businesses followed by a liquidation could be higher than will result from this transaction. The Board noted that vFinance's liquidation analysis did not consider transaction costs, tax consequences, or the likelihood of successfully completing the sale of various assets followed by a liquidation of ASA.

     o Opinion of the Financial Advisor. The Board considered the opinion of vFinance Investments, Inc. rendered to the Board on April 16, 2004 to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the $5.00 per share in cash to be received by the holders of Common Stock who will hold solely fractional shares following the reverse stock split, is fair, from a financial point of view, to ASA's unaffiliated stockholders, including Cashed-Out Stockholders and Remaining Stockholders. For more information about the opinion you should read the discussion below under "Special Factors--Opinion and Report of the Financial Advisor" beginning on page _____ and a copy of the opinion of vFinance attached as Appendix B to this proxy statement. The transaction price falls within the range of prices referenced in the financial advisor's opinion. Accordingly, the Board believes the opinion of the financial advisor supports its determination that the transaction is fair to Cashed-Out Stockholders.

     o Opportunity to Liquidate Shares of Common Stock. The Board considered the opportunity the transaction presents for stockholders owning fewer than 600 shares to liquidate their holdings without incurring brokerage costs, particularly given the relatively illiquid market for shares of ASA's Common Stock, at a price that represents a premium over recent trading prices. The Board believes this opportunity is a benefit to the Cashed-Out Stockholders, and, accordingly, that availability of this opportunity supports its determination that the transaction is fair to Cashed-Out Stockholders.

Remaining Stockholders

     o Fairness of Price Per Share. The Board determined that the $5.00 per share to be received by the Cashed-Out Stockholders was also fair to the Remaining Stockholders for reasons including, but not limited to, reasonableness from the Remaining Stockholders' point of view with respect to the same market price, net book value, going concern value, earnings, and stock repurchase analyses described above. For example, the Board determined in its business judgment that the premium of $5.00 over recent trading prices was not excessive.

     o Opinion of the Financial Advisor. The Board also considered that the opinion of vFinance Investments, Inc. rendered to the Board on April 16, 2004 was to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the $5.00 per share to be received by stockholders holding solely fractional shares of Common Stock following the reverse stock split is fair, from a financial point of view, to all of ASA's stockholders, which includes both Cashed-Out Stockholders and Remaining Stockholders.

     o Opportunity to Share Increased Value of the Company. The Board determined that the transaction is fair to the Remaining Stockholders because they have the potential to benefit from any reduction in operating costs that ASA would realize in going private, including: elimination of costs associated with filing documents under the 1934 Act with the SEC; elimination of the costs of compliance with the Sarbanes-Oxley Act of 2002 and related regulations; and reduction of the direct and indirect costs of administering stockholder accounts and responding to stockholder requests. In addition, the Board recognized ASA's anticipated savings with respect to audit requirements, legal fees, directors' fees and insurance costs associated with public companies. Because such costs would not adversely affect the service ASA provides to its customers, the Board determined that the Remaining Stockholders would enjoy any increased value of ASA that might result from improved operations and increased management flexibility to consider and initiate actions that may produce long-term benefits and growth, and that such estimated value outweighed the potential detriment of going private.

     o Limited Benefit of Remaining Public. The Board also considered the fact that, in addition to the deregistration of ASA's Common Stock under the 1934 Act as a result of the transaction, the Common Stock would cease to be quoted on the Nasdaq SmallCap Market. However, the Board determined that the current limited market for shares of ASA's Common Stock provides little benefit to ASA's Remaining Stockholders.

Procedural Fairness

         The Board also believes that the transaction is procedurally fair to unaffiliated stockholders because, among other things:

     o The transaction is being effected in accordance with all applicable requirements of Delaware law and our organizational documents.

     o The transaction has been unanimously approved by the directors, including the directors who are not employees of ASA.

     o The transaction is being submitted to a vote of ASA stockholders and is subject to the approval of holders of a majority of ASA's outstanding shares of Common Stock, recognizing that stockholders to be cashed out in the transaction hold a nominal percentage of the vote.

     o Other than the expressed intent of our directors and executive officers to vote their shares of Common Stock for the transaction, ASA has not obtained any prior assurances from any of its stockholders regarding the vote on the transaction.

     o Between the date of this proxy statement and the effective date of the transaction, all of our stockholders will have an opportunity to adjust the number of shares of Common Stock they will own as of the effective date. In this way, holders who would otherwise become Cashed -Out Stockholders can become Remaining Stockholders and holders of more than 600 shares can divide or otherwise adjust their holdings into amounts of fewer than 600 shares.

     o The reduction in available information about ASA will be offset by (a) the approximately 1.24% increase in the net book value per share that Remaining Stockholders may encounter and (b) the approximately 12.42% increase in beneficial ownership that may be experienced by Remaining Stockholders, from approximately 58.54% to approximately 70.96% of our outstanding Common Stock.

Additional Factors

         The Board also took into consideration the following additional factors:

     o Although Cashed-Out Stockholders will receive cash consideration for their shares, the Remaining Stockholders will bear the burden of the expenses of the transaction, reduced liquidity and greater uncertainty regarding the price they may receive for their shares in the event they attempt at some later date to liquidate their investment of Common Stock.


     o Although Remaining Stockholders will indirectly bear the transaction costs associated with taking ASA private, the Board believes that such expenses will be offset by the anticipated savings of approximately $250,000 on an annual basis once ASA is private.

     o None of the directors is expected to adjust his holdings so as to become a Cashed-Out Stockholder, but the Board believes that it has acted in accordance with its legal duties to ASA and its stockholders.

     o As of the effective date, record and beneficial stockholders who own fewer than 600 shares of Common Stock are expected to account for approximately 3.14% and 7.64%, respectively, of our outstanding Common Stock.

         After consideration of all the facts, all of the directors determined that the proposed transaction, taken as a whole, is fair to, and in the best interests of ASA and all of its unaffiliated stockholders.

No unaffiliated stockholder approval requirement, independent committee or unaffiliated representative, or special provisions for access to corporate files

         The transaction is not structured so that approval of at least a majority of unaffiliated stockholders is required. The Board determined that any such voting requirement would prevent affiliated stockholders from participating in the consideration of the proposed transaction. As affiliated stockholders own only approximately 14.83% of our Common Stock, and the transaction will not result in any change in control of ASA, the Board did not believe that the participation of affiliated stockholders in voting upon the transaction was unfair to unaffiliated stockholders.

         No independent committee of the Board has reviewed the fairness of the transaction. No unaffiliated representative acting solely on behalf of unaffiliated stockholders for the purpose of negotiating the terms of the transaction or preparing a report covering the fairness of the transaction was retained by ASA or by a majority of directors who are not employees of ASA. ASA has not made any special provision in connection with the transaction to grant unaffiliated stockholders access to ASA's corporate files or to obtain counsel or appraisal services at ASA's expense. The Board did not believe that these steps were necessary for the following reasons: five of ASA's six directors are independent; affiliated stockholders own only 14.83% of our outstanding Common Stock, and will own only approximately 17.98% of Common Stock after the transaction; and the transaction will not result in any change in control of ASA.

         With respect to unaffiliated stockholders' access to ASA's corporate files, the Board determined that this proxy statement, together with ASA's other filings with the SEC, provide adequate information for unaffiliated stockholders to make an informed decision with respect to the transaction. The Board also considered the fact that under Delaware corporate law, and subject to certain conditions set forth under Delaware law, stockholders have the right to review ASA's relevant books and records of account. The Board did not consider these steps necessary to ensure the fairness of the transaction proposal. The Board determined that such steps would be costly and would not provide any meaningful additional benefits. The Board noted the fact that the financial advisor engaged by ASA considered and rendered its opinion as to the fairness of the consideration payable in the transaction, from a financial point of view, to ASA's stockholders, including stockholders who will receive cash and those who will retain their shares after the transaction.

         After consideration of the factors described above, the Board believes that the transaction is fair, notwithstanding the absence of such an unaffiliated stockholder approval requirement, independent committee or unaffiliated representative, or special provisions for access to corporate files.

Opinion and Report of the Financial Advisor

         In connection with the proposed transaction, the Board engaged vFinance to render an opinion as to the fairness, from a financial point of view, to our unaffiliated stockholders, including both Cashed-Out Stockholders and Remaining Stockholders, of the $5.00 in cash to be received by the holders of ASA's Common Stock who will hold solely fractional shares immediately after the reverse split. On April 16, 2004, at a meeting of the Board, vFinance delivered its opinion that, as of such date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the transaction $5.00 in cash to be received by the holders of ASA's Common Stock who will hold solely fractional shares immediately after the reverse split is fair to the unaffiliated stockholders of ASA, including Cashed-Out and Remaining Stockholders, from a financial point of view. Subsequently, vFinance delivered its written fairness opinion. vFinance reaffirmed its fairness opinion as of July [ ], 2004, the date of this proxy statement.

         The opinion of vFinance is included with this proxy statement as Appendix B. The report of vFinance will be made available for inspection and copying at ASA's principal executive offices during its regular business hours by any interested stockholder of ASA or any representative of the stockholder designated by the stockholder in writing. Upon written request, ASA will furnish a copy of the report to any interested stockholder of ASA, or any representative designated by the stockholder in writing, at the expense of the requesting stockholder. The report has also been filed with the SEC as an exhibit to ASA's transaction Statement on Schedule 13E-3. vFinance consented to the filing of its report with the Schedule 13E-3.

         THE FULL TEXT OF THE WRITTEN OPINION OF vFINANCE, DATED AS OF APRIL 16, 2004 AND REAFFIRMED AS OF THE DATE HEREOF (THE "vFINANCE OPINION"), IS ATTACHED AS APPENDIX B AND IS INCORPORATED BY REFERENCE. YOU ARE URGED TO READ THE vFINANCE OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED, PROCEDURES FOLLOWED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY vFINANCE IN RENDERING ITS OPINION. THE SUMMARY OF THE vFINANCE OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         No limitations were imposed by ASA on the scope of vFinance's investigation or the procedures to be followed by vFinance in rendering its opinion. The vFinance opinion was for the use and benefit of the Board in connection with its consideration of the transaction and was not intended to be and does not constitute a recommendation to any stockholder of ASA as to how such stockholder should vote with respect to the transaction. vFinance was not requested to opine as to, and its opinion does not address, our underlying business decision to proceed with or effect the transaction. Further, vFinance was not asked to consider, and its opinion does not address, the relative merits of the transaction as compared to any alternative business strategy that might exist for ASA. vFinance does not perform tax, accounting, legal services or appraisal services, nor render such advice.

         In undertaking its analysis and arriving at its opinion, vFinance took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally, and, among other things: (i) reviewed documents related to the transaction; (ii) reviewed publicly available financial information and other data with respect to ASA, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, certain reports on material events filed on Forms 8-K, and certain other relevant financial and operating data relating to ASA made available to vFinance; (iii) reviewed and analyzed a range of fractional share consideration at various possible per share prices, a range of reverse split scenarios and the resulting number of fractional shares, a range of pro forma shares outstanding at various reverse split ratios, a range of common book values per share and a range of pro forma earnings per share; (iv) reviewed and analyzed ASA's projected unlevered free cash flows and prepared discounted cash flows; (v) reviewed and analyzed certain financial characteristics of companies that were deemed to be comparable to ASA; (vi) reviewed and analyzed certain financial characteristics of comparable transactions that involved the acquisition of companies that were deemed to have characteristics comparable to those of ASA; (vii) compared the financial terms of the transaction with the financial terms of certain other transactions vFinance deemed to be relevant and comparable; (viii) reviewed and discussed with representatives of the management of ASA certain financial and operating information furnished by them, including financial analyses, liquidation analyses and related assumptions with respect to the business, operations and prospects of ASA; (ix) considered the historical financial results and present financial condition of ASA; (x) reviewed certain publicly available information concerning the trading of, and the trading market for, the Common Stock of ASA;

(xi) inquired about and discussed the transaction and other matters related thereto with the Company's management, the Board or Directors of the Company, and the Company's legal counsel; (xii) discussed with members of senior management of the Company the strategic and financial benefits of the transaction; (xiii) reviewed a draft of unreviewed internal March 31, 2004 quarterly results of operations; and (xiv) performed such other analyses and examinations as were deemed appropriate.

         In undertaking the analysis and arriving at its opinion, vFinance relied upon and assumed the accuracy and completeness of all of the financial and other information that was used without assuming any responsibility for any independent verification of any such information and further relied upon the assurances of ASA management that it is not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial projections utilized, vFinance assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such projections provide a reasonable basis upon which it could form an opinion. vFinance has not made a physical inspection of the properties and facilities of ASA and has not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of ASA. In arriving at its opinion, vFinance did not make or obtain any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of ASA. vFinance assumed that the transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the 1934 Act, and all other applicable federal and state statues, rules and regulations. In addition, based upon discussions with ASA, it is assumed that the receipt of fractional share consideration will be a taxable event to the ASA stockholders who receive such consideration. vFinance assumed that the transaction will be consummated substantially in accordance with the terms set forth, without any further amendments thereto, and without waiver by ASA of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to ASA or the stockholders of ASA. The vFinance Opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, April 16, 2004. Accordingly, although subsequent developments may affect its opinion, vFinance has not assumed any obligation to update, review or reaffirm its opinion.

         The estimates contained in vFinance's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, vFinance's analyses and estimates are inherently subject to substantial uncertainty.

         Each of the analyses conducted by vFinance was carried out in order to provide a different perspective on the transaction, and to enhance the total mix of information available. vFinance did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the transaction to ASA stockholders. vFinance did not place any particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, vFinance believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete and misleading view of the process underlying the analyses performed by vFinance in connection with the preparation of its opinion.

         The financial reviews and analyses include information presented in tabular format. In order to fully understand vFinance's financial review and analyses, the tables must be read together with the text presented. The tables alone are not a complete description of the financial review and analyses and considering the tables alone could create a misleading or incomplete view of vFinance's financial review and analyses.

         The summary of vFinance's analysis described below is not a complete description of the analysis underlying vFinance's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, vFinance made qualitative judgments as to the relevance of each analysis and factor that it considered. Accordingly, vFinance believes that its analysis must be considered as a whole and that selecting portions of its analysis and factors, or focusing on information presented in tabular format, without considering all of the analysis and factors contained in the narrative description that follows, could result in an incomplete and misleading view of the processes underlying its analysis and opinion.

         vFinance elected to determine the fairness of the consideration offered for fractional shares by performing: Comparable Company Analysis, Discounted Cash Flow Analysis, Liquidation Analysis, Book Value Analysis, and Comparable Transactions Analysis. In its Comparable Transactions Analysis, vFinance considered both acquisition transactions and transactions in which companies had announced a filing of a Form 15 to deregister its shares for trading.

         Comparable Company Analysis

          vFinance first defined those other companies that might be considered "comparable" to ASA. While ASA competes in the Enterprise Software space that includes multi-billion dollar companies like Oracle, SAP, Peoplesoft, Infosys, BEA Systems and others, its niche is slightly more specialized, focusing on the Computer Networking segment of Enterprise Software. More comparable from an operating standpoint would be industry giants such as Novell, Reynolds & Reynolds and Dassault Systems. While comparisons with ASA can be made due to the commonality in the sector, its analysis recognizes that these otherwise comparable companies are significantly larger and hence, while instructive, are not truly comparable.

         In reviewing the companies in this sector, vFinance was able to identify a trend that those companies which managed to achieve in excess of $100 million in revenue were accorded premium multiples of market capitalization to revenue in comparison to its peers. An industry giant like Oracle commands a market multiple of greater than seven (7) times it revenues. Conversely, those companies under $100 million in revenue tended to trade at market multiples of less than one (1) times revenue. Given that ASA's revenue base is under $100 million, vFinance chose a sample set which would be similar in terms of market capitalization size and operating revenue to the rest of its sample set, even if the market verticals were dissimilar.

         An initial sample set of seventeen (17) companies that vFinance believed fit its defined parameters were included in its comparable sample. Those parameters were defined as a company operating in the Computer Networking segment of Enterprise Software, irrespective of market verticals addressed. They range in market capitalization size from $1.7 million to just under $100 million, with a range of trailing twelve month revenues from $2.2 million to $86 million. (See table below.)

                                                          ASA International Ltd.
--------------------------------------------------------------------------------
Trading Multiples for Selected Publicly Traded Companies
--------------------------------------------------------------------------------
ENTERPRISE SOFTWARE
                                                                                                                Enterprise Value to
                                            Stock      % of     Market    Price     Price           Enterprise  -------------------
                                            Price    52 Week     Cap     to TTM     to TTM      EPS     Value       TTM       TTM
              Company           Ticker    4/13/2004    High     ($MM)      Rev.     Earnings    TTM     ($MM)       Rev.     EBITDA
-----------------------------------------------------------------------------------------------------------------------------------

ARI Network Services Inc        ARIS.OB     $1.25        27%      $ 7.2    0.6x     -15.0x     -0.08    $ 11.0      0.8x     -90.2x
Creative Computer Application     CAP       $1.62       105%      $ 5.4    0.8x     -25.9x     -0.06     $ 4.4      0.6x      11.0x
INSCI Corp                      INCC.OB     $0.67        84%      $ 4.0    0.5x      -1.8x     -0.37     $ 6.8      0.8x      18.9x
Analex Corporation                NLX       $4.76       101%     $ 73.7    1.1x      26.8x      0.18    $ 69.3      1.0x      14.9x
CAM Commerce Solutions            CADA     $13.71       106%     $ 46.3    2.3x     109.0x      0.13    $ 21.8      1.1x      14.9x
Castelle                          CSTL      $4.54        58%     $ 15.2    1.5x       9.3x      0.49    $ 10.0      1.0x       7.8x
DAOU Systems                    DAOU.OB     $0.47        41%     $ 10.1    0.2x       6.0x      0.08     $ 2.5      0.1x       1.8x
ebix.com, Inc                     EBIX     $14.60        85%     $ 33.4    2.4x      34.6x      0.42    $ 22.6      1.6x      11.6x
Larscom Incorporated              LARS      $4.60        94%     $ 23.5    1.1x      -1.8x     -2.60    $ 19.7      0.9x      -1.5x
NetWolves Corporation             WOLV      $1.45        54%     $ 25.5    1.1x      -4.4x     -0.33    $ 26.0      1.1x      -5.1x
Sento Corporation                 SNTO     $15.70       142%     $ 38.5    2.0x     -35.3x     -0.44    $ 29.6      1.5x      32.7x
SofTech, Inc                    SOFT.OB     $0.26        58%      $ 3.2    0.2x      -1.7x     -0.15    $ 17.8      1.4x      38.6x
Triple P N.V.                     TPPP      $1.23        62%     $ 37.5    0.4x      69.8x      0.02    $ 33.4      0.3x     -14.8x
Vertel Corporation              VRTL.OB     $0.05        16%      $ 1.7    0.4x      -0.2x     -0.21     $ 5.9      1.5x      -0.8x
1MAGE Software                  ISOL.OB     $0.85        81%      $ 2.8    1.3x      29.0x      0.03     $ 3.0      1.4x     165.0x
AXS One                           AXO       $3.50        83%     $ 87.4    2.2x      37.7x      0.09    $ 82.5      2.1x      19.0x
Astea International Inc           ATEA      $3.74        85%     $ 10.9    0.7x      -3.4x     -1.11     $ 5.3      0.4x      -2.3x

                              -----------------------------------------------------------------------------------------------------
                              Mean          $4.29        75%     $ 25.1    1.1x      13.7x     -0.23    $ 21.9      1.0x      13.0x
                              Median        $1.62        83%     $ 15.2    1.1x      -0.2x     -0.06    $ 17.8      1.0x      11.0x
                              -----------------------------------------------------------------------------------------------------

                              ASAA          $3.48        63%        6.7    0.4x        N/A     -0.25     $ 5.7      0.5x        N/A

         vFinance then sought to filter this sample set to those companies that were most similar to ASA in size from both a market capitalization and trailing 12 month revenue standpoint. Based on this approach, vFinance identified a sample set of seven (7) companies that ranged in market capitalization from $1.7 million to $22 million, with a revenue range of $2.2 million to $22 million. ASA reported full year 2003 revenues of $15.9 million and had a market capitalization of approximately $6.47 million based on a April 13, 2004 closing price of $3.48 per share. (See table below.)

------------------------------------------------------------------------------------------------------------------------------------
ENTERPRISE SOFTWARE
                                                                                                                 Enterprise Value to
                                             Stock     % of    Market   Price      Price             Enterprise  -------------------
                                             Price    52 Week    Cap    to TTM    to TTM      EPS      Value       TTM        TTM
              Company             Ticker   4/13/2004   High     ($MM)    Rev.    Earnings     TTM      ($MM)      Rev.       EBITDA
------------------------------------------------------------------------------------------------------------------------------------
ARI Network Services Inc          ARIS.OB    $1.25      27%    $ 7.2     0.6x    -15.0x     -0.08     $ 11.0      0.8x       -90.2x
Creative Computer Application       CAP      $1.62     105%    $ 5.4     0.8x    -25.9x     -0.06      $ 4.4      0.6x        11.0x
INSCI Corp                        INCC.OB    $0.67      84%    $ 4.0     0.5x     -1.8x     -0.37      $ 6.8      0.8x        18.9x
Castelle                            CSTL     $4.54      58%   $ 15.2     1.5x      9.3x      0.49     $ 10.0      1.0x         7.8x
NetWolves Corporation               WOLV     $1.45      54%   $ 25.5     1.1x     -4.4x     -0.33     $ 26.0      1.1x        -5.1x
Vertel Corporation                VRTL.OB    $0.05      16%    $ 1.7     0.4x     -0.2x     -0.21      $ 5.9      1.5x        -0.8x
1MAGE Software                    ISOL.OB    $0.85      81%    $ 2.8     1.3x     29.0x      0.03      $ 3.0      1.4x       165.0x


                                ----------------------------------------------------------------------------------------------------
                                Mean         $1.49      61%    $ 8.8     0.9x     -1.3x     -0.08      $ 9.6      1.0x        15.3x
                                Median       $1.25      58%    $ 5.4     0.8x     -1.8x     -0.08      $ 6.8      1.0x         7.8x
                                ----------------------------------------------------------------------------------------------------

                                ASAA         $3.48      63%      6.7     0.4x       N/A     -0.25        5.7      0.5x          N/A

Source of Information: SEC Edgar Filings, Bloomberg, LP, Hoovers, Inc., and/or Market Guide, Inc., Yahoo.com
------------------------------------------------------------------------------------------------------------------------------------

           Having reviewed the operating demographics of this sample set and determining that ASA fell within the operating parameters of this group, vFinance noted that many of the companies in the sample set were not profitable nor generating cash-flow. As such, vFinance determined that it would derive multiples based on current Market Price and Enterprise Value. These multiples, once derived from its sample set, would be the "Industry Multiples" that would be applied against ASA's operating statistics to impute a range of values. An examination of the multiples based on the larger sample set revealed little difference between those based on Market Price or Enterprise Value. On average, this mean multiple approximates one (1) times revenue. In the smaller sample set, the mean Market Price to Revenue Multiple dropped slightly to (.9) times revenue, while the multiple based on Enterprise Value remained unchanged at one
(1) times revenue. These multiples, which vFinance applied to ASA's statistics, yield a target valuation range of $6.02 per share to $8.24 per share.

          Discounted Cash Flow Analysis

         vFinance examined the cash flows of ASA and used Discounted Cash Flow analysis to arrive at a valuation based on its ability to generate cash-flow. Using data furnished to us by management, and making certain assumptions regarding business growth rates, the need for additional capital expenditures, and projecting the WACC (Weighted Average Cost of Capital) to ASA, vFinance calculated a terminal value of ASA's business based on its ability to generate cash, using required returns and discount rates that in its experience, would be appropriate for an entity at this stage in its life cycle. Based on those assumptions (see table below), vFinance arrived at a value of approximately $3.2 million for ASA, or approximately $1.66 per share.

         In connection with the transaction, ASA's management provided vFinance with information about ASA that is not publicly available, including:

     o    management's budget and financial projections for 2004;

     o    budget to actual comparisons for years 2002 and 2003;

     o preliminary financial statements for March 31, 2004, delivered on April 15, 2004; and

     o the "Liquidation Analysis Prepared for vFinance", which appears below on page ___.

         vFinance used the financial information provided by ASA, together with ASA's publicly available historical financial statements, to arrive at forecasts for future periods in connection with vFinance's analysis, including the discounted cash flow valuation forecasts set forth below. These projections are included in the financial information set forth below, which includes the material financial information provided to vFinance. ASA does not, as a matter of course, publicly disclose forward-looking information as to future revenues, earnings or other financial information. Projections of this type are based on estimates and assumptions that are inherently subject to significant economic, industry and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond ASA's control. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not be significantly higher or lower than projected. In addition, these projections were prepared solely for internal use and not for publication or with a view of complying with the published guidelines of the SEC regarding projections or with guidelines established by the American Institute of Certified Public Accountants for prospective financial statements. These projections are included in this proxy statement only because they were furnished by ASA's management to vFinance in connection with the transaction. Therefore, the projections should be used by the reader solely for deciding how much weight to give to the analysis and opinion of vFinance and for no other purpose.

         The financial projections necessarily make many assumptions with respect to industry performance, general business and economic conditions, access to markets and distribution channels, availability and pricing of reinsurance, catastrophe predictions and other matters, all of which are inherently subject to significant uncertainties and contingencies and many of which are beyond ASA's control. ASA cannot predict whether the assumptions made in preparing the projections will be accurate, and actual results may be materially higher or lower than those contained in the projections. With the exception of the review of this prospective financial information by vFinance in connection with its fairness opinion, neither ASA's independent auditors nor any other independent accountants or financial advisors have compiled, examined or performed any procedures with respect to this prospective financial information, nor have they expressed any opinion or any form of assurance on this information or its achievability, and assume no responsibility for, and disclaim any association with, the projected financial information.

                                                                                                              ASA International Ltd.
-----------------------------------------------------------------------------------------------------------------------------------
Discounted Cash Flow Valuation Exercise

 Assumptions:
  Growth rate - 5%
  Investor Return - 50%
  Discount Rate - 7.8%

 Original Projections

-----------------------------------------------------------------------------------------------------------------------------------
                                       TTM             2003 E            2004 E           2005 E           2006 E         Terminal
===================================================================================================================================
 Revenues                       $ 16,200,000.0     $ 15,916,365      $ 16,393,856     $ 16,885,672     $ 17,392,242
 EBITDA                             (102,000.0)      $ (268,669)        $ 819,693        $ 844,284        $ 869,612


 CAPEX
-----------------------------------------------------------------------------------------------------------------------------------
 OCF Minus CAPEX                    (102,000.0)      (268,669.0)        819,692.8        844,283.6        869,612.1     2,029,094.9
-----------------------------------------------------------------------------------------------------------------------------------
 Financing Requirement (Debt)                -                -                 -                -
-----------------------------------------------------------------------------------------------------------------------------------
 CF                                 (102,000.0)      (268,669.0)        819,692.8        844,283.6        869,612.1     2,029,094.9
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------
 NPV                               3,167,865.7
 Discount Rate                            7.8%
-----------------------------------------------

         Liquidation Analysis

         Part of the valuation methodology vFinance sought to employ in examining the range of values for ASA was a scenario under which ASA would be liquidated in an orderly fashion, with management supplying good faith estimates of what could be obtained for the various operating entities and assets, based on market conditions as they currently exist. vFinance received assessments of the various entities' sale values based on EBITDA multiples, Percentage (%) of Recurring Revenues, and Percentage (%) of Revenues net of Hardware Costs. vFinance also examined miscellaneous other assets and applied appropriate offsets to complete the analysis. Based on this, vFinance arrived at a range of $5.52 per share to $7.20 per share. (See table below.)

                                                         ASA International Ltd.
                                                Liquidation Analysis Prepared for Vfinance
  ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  CORP/
                         000's                            TIRE     Khameleon  RainMaker  Verticent  Properties   Aircraft    TOTAL
  ---------------------------------------------------------------  ---------  ---------  ---------- ----------   --------  --------

                                           2003 Revenue  $ 6,625    $ 2,019    $ 5,385     $ 1,887                         $ 15,916
  ---------------------------------------------------------------  ---------  ---------  ---------- ---------- ----------- --------

                     2003 Revenue Net of Hardware Costs    5,855      2,019      5,385       1,887                           15,146
  -------------------------- -------------------------------------  ---------  ---------  ---------- ---------- ----------- --------

                                 2004 Recurring Revenue    2,880        897      3,214         864                            7,855
  ---------------------------------------------------------------  ---------  ---------  ---------- ---------- ----------- --------

                                            2003 EBITDA    1,109       (342)     1,014        (546)       432      (1,936)     (269)
  ===============================================================  ================================================================

                    Valuation Methods:
                    ------------------

1)EBITDA Mulitple
-----------------
                                               Multiple      5           0         3            0
                                                       ----------------------------------------------------------------------------
                                                  Value    5,545          -      3,042          -                             8,587
                                                       ----------------------------------------------------------------------------

2)% of Revenue Net of Hardware Costs
------------------------------------
                                                  %-age    100%         30%       75%          30%
                                                       ----------------------------------------------------------------------------
                                                  Value    5,855        606      4,039         566                           11,066
                                                       ----------------------------------------------------------------------------

3)% Recurring Rev
-----------------
                                                  %-age    100%        100%       100%        100%
                                                       ----------------------------------------------------------------------------
                                                  Value    2,880        897      3,214         864                            7,855
                                                       ----------------------------------------------------------------------------

4)Misc. Asset Valuations
------------------------

Estim Current value of Building @ $120 per sq. ft.                                                    $ 3,840
Less mortgage                                                                                           2,841
                                                                                                     --------
                                           Net proceeds                                                   999
                                                                                                     --------

Estim Current value of 33% of Aircraft                                                                          $   363
33% of outstanding debt                                                                                             283
                                                                                                                -------
                                           Net proceeds                                                              80
                                                                                                                -------

12/31/03 Balance Sheet Cash plus Omtool Sales Proceeds                                                          $ 6,758
Less: Balance sheet Liabilities and non-cancellable lease obligations                                             5,709
                                                                                                                -------
                                           Net proceeds                                                           1,049
                                                                                                                -------

Remaining Omtool Stake (valued at last sales price of $11.50)                                                   $   575
Less: Sales Commission                                                                                               11
                                                                                                                -------
                                           Net proceeds                                                             564
                                                                                                                -------

         The range of $5.52 per share to $7.20 per share liquidation values is based on an assumption of 1,910,765 shares outstanding as of March 22, 2004. The low end valuation was calculated by dividing (a) $10,547,000 (the sum of the Total Recurring Revenue stream ($7,855,000) plus all the items under Miscellaneous Asset Valuations ($999,000, $80,000, $1,049,000 and $564,000)), by
(b) 1,910,765. The high end valuation was calculated by dividing (a) $13,757,000 (the sum of Total Revenue Less Hardware Costs ($11,066,000) plus all the items under Miscellaneous Asset Valuations ($999,000, $80,000, $1,049,000 and $564,000)), by (b) 1,910,765.

         Book Value Analysis

         Based on Shareholder's Equity of $10,436,503 as of December 31, 2003, and the number of shares outstanding on March 22, 2004, book value was $5.46 per share. vFinance also adjusted this figure to consider the Net Tangible Book Value by removing Goodwill from the equation, and arrived at a Net Tangible Book Value of $4.97 per share.

         Comparable Transaction Analysis
         vFinance examined privatization transactions within the Enterprise Software sector, mergers of similarly sized companies in the Enterprise Software sector, and deregistration transactions to determine if those ranges were comparable to the consideration being offered to holders of fractional shares of ASA. (See table below.)

                                                                                                        ASA International Ltd.
------------------------------------------------------------------------------------------------------------------------------
Valuation Comparisons of Recent Transactions


------------------------------------------------------------------------------------------------------------------------------
PRIVATIZATION
                                                                          Value of               TTM
                                                         Date of            Offer                Rev                   Revenue
              Company                  Ticker             Offer            ('000)              ('000)                 Multiple
------------------------------------------------------------------------------------------------------------------------------

Made2Manage Systems                                      05-Jun-03           $ 30,000           $  30,200               1.0x
Prophet 21, Inc.                         PXXI            15-Nov-02           $ 63,400           $  43,500               1.5x
Barnes & Noble.com                       BNBN            07-Nov-03           $150,000           $ 424,800               0.4x
Concerto Software                        CRTO            10-Feb-04           $145,000           $ 150,000               1.0x

                                                                                               -------------------------------
                                                                                               Mean                    0.6x
                                                                                               -------------------------------

------------------------------------------------------------------------------------------------------------------------------
MERGER
                                                                          Value of               TTM
                                                         Date of            Offer                Rev                   Revenue
              Company                  Ticker             Offer            ('000)              ('000)                 Multiple
------------------------------------------------------------------------------------------------------------------------------

Science & Engineering Assoc.                             22-Jan-04           $100,000           $ 200,000               0.5x
Compendit                                                04-Mar-04            $ 5,500           $   9,600               0.6x
Wishbone Systems, Inc.                                   07-Nov-03            $ 6,650           $   9,000               0.7x
Tigris Corp.                                             02-Feb-04            $ 9,200           $   9,600               1.0x

                                                                                            ----------------------------------
                                                                                                Mean                    0.5x
                                                                                            ----------------------------------


------------------------------------------------------------------------------------------------------------------------------
DEREGISTRATION
                                                                          Value of               TTM
                                                         Date of            Offer                Rev                   Revenue
              Company                  Ticker             Offer            ('000)              ('000)                 Multiple
------------------------------------------------------------------------------------------------------------------------------

Bogen Communications                    BOGN             10-Nov-03           $ 26,000           $  55,000               0.5x
Southern Energy Homes                   SEHI             15-Dec-03           $ 29,600           $ 106,700               0.3x

                                                                                            ----------------------------------
                                                                                                Mean                    0.3x
                                                                                            ----------------------------------

         While all valuation methodologies received equal weight in its valuation, vFinance tended to favor transaction-oriented multiples as more indicative of the true multiple to be assigned. As vFinance indicated earlier in its analysis, sub- $100 million dollar a year companies tended to trade at discounted multiples to revenue, and it is not surprising to see that the mean multiples for these various transaction multiples are also less than one (1) times revenue. Based on the weighted average mean multiple for Privatization transactions, the range based on ASA's statistics were $3.47 to $4.75 per share. Applying the weighted average mean multiple for Merger transactions yielded a range of $3.08 to $4.22 per share. Finally, the range of values calculated from applying the weighted average mean multiple associated with Deregistration transactions yielded a range of $1.99 to $2.73 per share.

         Summary
                                                       ASA International Ltd.
-----------------------------------------------------------------------------
 ASA International, Ltd.
 Valuation Exercise

-----------------------------------------------------------------------------
                   Method                      Low               High
-----------------------------------------------------------------------------
 Discounted Cash Flow                          $  3,167.9
 Liquidation Analysis                          $ 10,546.7         $ 13,757.2
 Book Value                                    $  9,493.7         $ 10,436.5
 Market Multiples                              $ 11,499.2         $ 15,739.6
 Market Multiples - Revised Sample             $  9,661.5         $ 13,224.2
 Rev. Multiple - Privatization                 $  6,627.4         $  9,071.3
 Rev. Multiple - Merger                        $  5,884.3         $  8,054.2
 Rev. Multiple - Deregistration                $  3,804.9         $  5,207.9
-----------------------------------------------------------------------------
                  Average                      $  7,585.7         $ 10,784.4
-----------------------------------------------------------------------------

Total Shares Outstanding Prior                  1,862,814
to Transaction.

Implied Price Per Share:                            $3.97              $5.65

Price per share of Transaction:                     $5.00


-----------------------------------------------------------------------------
      Conclusion

         The average of the ranges from these methodologies is approximately $7.6 million to $10.9 million, for an implied price range of $3.97 per share to $5.65 per share, based on a share count of approximately 1.92 million shares outstanding. Based upon and subject to the foregoing, it is the opinion of vFinance that, as of the date of its opinion and reconfirmed as of the date hereof, the $5.00 per share to be received for fractional shares of Common Stock by the holders of solely fractional shares immediately following the reverse split is fair, from a financial point of view, to the unaffiliated stockholders of ASA, including Cashed-Out Stockholders and Remaining Stockholders.

         vFinance performed a variety of financial and comparative analyses for the purpose of rendering the vFinance Opinion. While the foregoing summary describes all material analyses and factors reviewed by vFinance with the Board, it does not purport to be a complete description of the presentations by vFinance to the Board or the analyses performed by vFinance in arriving at the vFinance Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. vFinance believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the vFinance Opinion. In addition, vFinance may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should not be taken to be vFinance's view of the actual value of ASA. In performing its analyses, vFinance made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ASA. The analyses performed by vFinance are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or necessarily to reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of vFinance's analysis of the fairness of the transaction, from a financial point of view, to the stockholders of ASA, and were provided to the Board solely in connection with the delivery of the vFinance Opinion.

         In connection with advisory services related to the transaction and the issuance of the vFinance Opinion, vFinance has received a fee of $55,000. ASA has agreed to reimburse vFinance for its reasonable expenses incurred in connection with its engagement and to indemnify vFinance and its affiliates against certain liabilities that may arise out of the rendering of the vFinance Opinion.

         vFinance is an investment banking firm that is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Cash

Payment In Lieu of Fractional Shares

         If the transaction occurs, each stockholder of record holding fewer than 600 shares of Common Stock immediately prior to the transaction, and each beneficial owner to which its broker or nominee extends the offer, will be entitled to receive, in lieu of the fraction of a share resulting from the transaction, cash in the amount of $5.00 multiplied by the number of shares of Common Stock held by such stockholder immediately prior to the transaction. Each stockholder of record holding 600 or more shares of Common Stock immediately prior to the transaction will continue to hold the same number of shares of Common Stock immediately following the transaction. All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the transaction. ASA will not pay interest on cash sums due to any stockholder pursuant to the transaction.

         Promptly following the consummation of the transaction on the effective date, ASA will mail a letter of transmittal to each stockholder of record. The letter of transmittal will contain instructions for the surrender of Common Stock certificates to ASA's exchange agent in exchange for, a cash payment in lieu of the fractional share into which each such holder's shares of Common

Stock were converted in the reverse split. No cash payment will be made to any such stockholder until he has surrendered his outstanding certificate(s), together with the letter of transmittal, to ASA's exchange agent. No interest will be paid on the cash payment for fractional shares. See "The Proposed Amendment--Exchange of Stock Certificates" beginning on page ___.

Conditions to the Completion of the Transaction

         The transaction will not be effected unless and until ASA's stockholders approve the transaction and the Board of Directors determines that:
(i) ASA has available funds necessary to pay for the fractional shares resulting from the transaction; (ii) ASA has sufficient cash reserves to continue to operate its business; (iii) no event has occurred or is likely to arise that might have a materially adverse effect on ASA; and (iv) the transaction will reduce the number of stockholders of record below 300. Assuming that these conditions are satisfied, ASA, as promptly as possible, will file the amendments to its Certificate of Incorporation with the Delaware Secretary of State and thereby effect the transaction. In that case, the record date for effectuating the transaction will be August [ ], 2004. If ASA does not effect the transaction, ASA will continue as a registered company under the 1934 Act, and the Common Stock will continue to be traded on the Nasdaq SmallCap Market.

Adjournment of Meeting

         Although it is not expected, the Annual Meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the Annual Meeting may be made without notice, other than by the announcement made at the Annual Meeting, by approval of the holders of a majority of the shares of ASA's Common Stock present in person or represented by proxy at the Annual Meeting, whether or not a quorum exists. ASA is soliciting proxies to grant the authority to vote in favor of adjournment of the Annual Meeting. In particular, authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes in favor of adoption of the transaction. ASA's Board of Directors recommends that you vote in favor of the proposal to grant the authority to vote your shares to adjourn the meeting.

Reservation of Rights

         The Board has retained for itself the absolute authority to reject (and not implement) the transaction (even after approval thereof) if it determines subsequently that the transaction is not then in the best interests of ASA and its stockholders.

Sources of Funds and Financial Effect of the Transaction

         The transaction and the use of approximately $1,890,000 in cash to complete the transaction, which includes professional fees and other expenses related to the transaction and payments to be made in lieu of issuing fractional shares, are not expected to have a long-term material adverse effect on ASA's capitalization, liquidity, results of operations or cash flows. The actual number of fractional shares which will be purchased by ASA and the total price to be paid in lieu of fractional shares are unknown at this time; however, the total cash to be paid for fractional shares is estimated to be approximately $1,630,000.

         ASA expects to use working capital to cover the costs of the transaction.

         The expenses of the transaction, all of which will be paid by ASA, are expected to total approximately $260,000, as follows:

                  Filing fees                                 $   1,700
                  Legal fees                                    150,000
                  Accounting fees                                 5,000
                  Financial Advisor fees                         55,000
                  Postage and printing                           30,000
                  Proxy Solicitor fees                           12,000
                  Other                                           6,300
                                                              ---------

                  Total                                       $ 260,000
                                                              =========

Effect of the Proposed Transaction on Stockholders

         Stockholders Holding Fewer than 600 Shares of Common Stock.

         Upon consummation of the transaction at 11:59 p.m. (Eastern Time) on the effective date, each stockholder of record holding fewer than 600 shares of Common Stock immediately prior to the transaction will have only the right to receive cash in lieu of receiving a fractional share resulting from the transaction. The equity interest of each such stockholder in ASA will be terminated, and each such stockholder will have no further right to vote as a stockholder or share in ASA's assets, earnings, or profits following the transaction. It will not be possible for Cashed-Out Stockholders to re-acquire an equity interest in ASA unless they purchase an interest from a Remaining Stockholder following the transaction.

         Stockholders Holding 600 or More Shares of Common Stock.

         Upon consummation of the transaction at 11:59 p.m. (Eastern Time) on the effective date, each stockholder of record holding 600 or more shares of Common Stock immediately prior to the transaction will continue as a stockholder following the transaction and will hold the same number of shares of Common Stock such stockholder held immediately prior to the consummation of the transaction. Each such stockholder will continue to share in ASA's assets, earnings or profits, if any, to the extent of their respective ownership of Common Stock following the transaction.

         If the transaction is effected, ASA intends to promptly terminate the registration of its Common Stock under the 1934 Act. As a result of such termination, ASA will no longer be subject to the periodic reporting requirements and the proxy rules of the 1934 Act. Potential detriments to those remaining ASA stockholders if the transaction is effected include substantially less access to information about ASA, decreased liquidity for the Common Stock and a diminished ability for ASA to raise capital in the public securities markets.

         NOTE: If you want to continue to hold ASA's Common Stock after the transaction, you may do so by purchasing a sufficient number of shares of ASA Common Stock on the open market prior to the effective time of the transaction so that you hold at least 600 shares in a single account at the effective time of the transaction. Conversely, if you own 600 shares or more but want to take advantage of the opportunity to receive cash for your shares, you could attempt to sell some of your shares to reduce your holdings below 600 shares, or you could divide your shares among different record holders so that fewer than 600 shares are held in each account.

         ASA intends for stockholders holding Common Stock in street name through a nominee (such as a bank or broker) to be treated in the transaction in the same manner as stockholders whose shares are registered in their names. However, nominees are not required to comply with ASA's instructions. Furthermore, nominees may have different procedures and stockholders holding Common Stock in street name should contact their nominees with any questions about the nominees' procedures.

Interests of Executive Officers and Directors in the Transaction

         None of ASA's executive officers or directors, who own an aggregate of 276,274 shares of ASA's Common Stock and presently exercisable options to purchase an aggregate of 170,007 shares of Common Stock, has indicated to ASA that he intends to sell some or all of his shares of ASA's Common Stock during the period between the public announcement of the transaction and the effective date. In addition, none of such individuals has indicated his intention to divide his shares among different record holders so that fewer than 600 shares are held in each account, so that the holders would receive cash in lieu of fractional shares.

         As a result of the transaction, assuming that no transfers described in the foregoing paragraph are made, it is expected that the percentage of ownership of outstanding shares of Common Stock of ASA held by executive officers and directors of ASA as a group will increase from approximately 14.83% to approximately 17.98% after the transaction, based on shares outstanding on July [ ], 2004.

Effect of the Proposed Transaction on Option Holders

          Upon effectiveness of the transaction, the number of shares of Common Stock subject to outstanding options under ASA's 1986, 1988, 1993 and 1995 Stock Option Plans and the exercise prices of such options will remain the same.

Effect of the Proposed Transaction on ASA

         The Certificate of Incorporation currently authorizes the issuance of 8,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. As of the Record Date, the number of outstanding shares of Common Stock was 1,862,814, and there were no shares of preferred stock outstanding. Based upon ASA's best estimates, if the transaction had been consummated as of the Record Date, the number of outstanding shares of Common Stock would have been reduced from 1,862,814 to approximately 1,536,814 and cash would have been paid for approximately 326,000 shares, and the number of holders of record of Common Stock would have been reduced from approximately 373 to approximately 36, or by approximately 343 stockholders.

         The Common Stock is currently registered under Section 12(g) of the 1934 Act and, as a result, ASA is subject to the periodic reporting and other requirements of the 1934 Act. As a result of the transaction, ASA will have fewer than 300 holders of record of its Common Stock, and will be eligible to terminate its obligation to continue filing periodic reports under the 1934 Act. As soon as possible after the transaction, ASA intends to file for deregistration of the Common Stock under the 1934 Act and thus become a "private" company. ASA anticipates that going private will result in substantial annual savings. See "Special Factors--Purpose of the Transaction" on page __. In connection with the proposed transaction, ASA has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with the SEC, which incorporates by reference the information contained in this proxy statement.

         Based on the aggregate number of shares owned by holders of record in fewer than 600 share increments as of the Record Date, and ASA's estimates about the number of shares owned beneficially by holders of the stock in less than 600 share increments, ASA estimates that payments of cash in lieu of the issuance of fractional shares to persons who held fewer than 600 shares of Common Stock immediately prior to the transaction will total approximately $1,630,000 in the aggregate (based on 326,000 shares multiplied by $5.00 per share).

         The number of authorized shares of Common Stock will remain unchanged upon consummation of the transaction. After the consummation of the transaction, ASA will have 8,000,000 authorized shares of Common Stock, of which approximately 1,536,814 will be issued and outstanding. ASA has no current plans, arrangements or understandings to issue any Common Stock except as options may be exercised pursuant to its stock option plans.

         On October 21, 1998, the ASA Board adopted a preferred stock rights plan, under which rights to purchase one one-hundredth shares of series A junior participating stock at an exercise price of $10.00 were distributed to holders of Common Stock at the rate of one right for each share of Common Stock held as of the close of business on November 4, 1998. The ASA rights plan is designed to protect ASA stockholders in the event of an unsolicited attempt by an acquirer to obtain control over ASA without offering a fair price to all of ASA's stockholders. The ASA rights plan was not adopted in response to any specific takeover attempt and will not prevent a takeover of ASA that is approved by the ASA Board. The transaction will not have any effect on the rights plan.

         The transaction is not expected to have any material tax consequences for ASA.

Conduct of ASA's Business after the Transaction

         ASA expects its business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of its business. If the transaction is consummated, at the effective date of the transaction all record owners of fewer than 600 shares, and all beneficial owners of fewer than 600 shares whose nominees treat them in the same manner as record stockholders, will no longer have any equity interest in, and will not be stockholders of, ASA and therefore will not participate in its future potential or earnings and growth. Instead, each such owner of Common Stock will have the right to receive, upon surrender of his stock certificate, $5.00 per share in cash, without interest.

         If the transaction is effected, ASA believes that, based on ASA's stockholder records, approximately 36 stockholders of record will remain. In addition, members of the Board and executive officers now owning approximately 14.83% of the Common Stock will own approximately 17.98% of the Common Stock after the transaction, based on shares outstanding on July [ ], 2004. See "Security Ownership of Certain Beneficial Owners and Management" beginning on page ____. ASA currently intends to hold any shares repurchased in the transaction as treasury shares.

         ASA expects, as a result of the transaction, to become a privately-held company. The registration of the Common Stock under the 1934 Act is expected to be terminated. In addition, because the Common Stock will no longer be publicly held, ASA will be relieved of the periodic reporting obligations and the requirement to comply with the proxy rules of Regulation 14A under Section 14 of the 1934 Act, and its executive officers and directors and stockholders owning more than 10% of the Common Stock will be relieved of certain reporting obligations and short swing trading profits restrictions under Section 16 of the 1934 Act.

         Other than as described in this proxy statement, neither ASA nor its management has any current plans or proposals to effect any of the following:

     o Any extraordinary transaction, such as a merger, reorganization or liquidation, involving ASA or any of its subsidiaries;
     o Any purchase, sale or transfer of a material amount of assets of ASA or any of its subsidiaries;
     o Any material change in the present dividend rate or policy, or indebtedness or capitalization of ASA;
     o Any change in the present board of directors or management of ASA, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the board or to change any material term of the employment contract of any executive officer;
     o    Any other material change in ASA's corporate structure or business;
     o Any class of equity securities of ASA to be delisted from a national securities exchange or cease to be authorized to be quoted in an automated quotations system operated by a national securities association;
     o Any class of equity securities of ASA becoming eligible for termination of registration under Section 12(g)(4) of the 1934 Act; or
     o The suspension of ASA's obligation to file reports under Section 15(d) of the 1934 Act.

However, ASA may engage in such transactions in the future to the extent that management and the Board determines it to be in the interest of ASA and its stockholders.

         As stated throughout this proxy statement, ASA believes that there are significant advantages in effecting the transaction and going private, and ASA plans to avail itself of any opportunities it has as a private company, including, but not limited to, improving its ability to compete in the marketplace, making itself a more viable candidate with respect to a merger or acquisition transaction, or entering into joint ventures or other arrangements. Although management does not presently have an interest in any transaction nor is management currently in negotiations with respect to any transaction, there is always the possibility that ASA may enter into an arrangement in the future and the Remaining Stockholders of ASA may receive payment for their shares in any transaction in excess of $5.00 per share.

         From time-to-time, ASA has acquired assets and businesses, including the acquisitions described in "Special Factors - Possible Corporate Transactions." There have been no changes in ASA's business plan resulting from any of the transactions described in that section that have not already been described in ASA's 1934 Act filings which have been incorporated by reference into this proxy statement.

Possible Corporate Transactions

         From time to time, ASA engages in informal discussions with other parties about possible corporate transactions. Some, but not all, of those discussions lead to ASA becoming involved in negotiations, transactions or material contacts. During the past two years, ASA has engaged in negotiations, transactions or material contacts about possible corporate mergers, consolidations, acquisitions or material asset sales as described below. ASA does not have any current plans, proposals or arrangements to enter into any such transactions after the reverse stock split is effected. However, ASA routinely engages in the evaluation of such transactions and opportunities and may enter into such transactions in the future.

         CompuTrac, Inc.

         On August 1, 2002, ASA completed the merger of CompuTrac, Inc., a Texas corporation ("CompuTrac") into RainMaker Software, Inc., a wholly owned subsidiary of ASA, pursuant to a merger agreement. Under the terms of the merger agreement, CompuTrac shareholders received an aggregate of 682,335 shares of ASA Common Stock and approximately $1,425,000 in cash. Rainmaker and CompuTrac each provided software to law firms.

         In connection with the CompuTrac merger, ASA entered into a stock repurchase agreement with Harry W. Margolis, the principal shareholder of CompuTrac, and certain members of Mr. Margolis' family, pursuant to which ASA agreed, subject to certain conditions, to guarantee that Mr. Margolis and his family would receive gross proceeds of at least $2.70 per share of ASA Common Stock received by them in the merger, if those individuals sold those shares of ASA Common Stock in accordance with the terms of the stock repurchase agreement during the four years following the merger. In connection with the merger, Mr. Margolis and his family received 222,213 shares of ASA Common Stock. The primary provisions of the stock repurchase agreement are as follows:

     o During each of the 48 calendar months after the merger, Mr. Margolis may give written notice to ASA that he proposes to sell some or all of a monthly allotment of shares equal to 1/48th of the shares of ASA Common Stock received by Mr. Margolis and his family in the merger. ASA can either (a) purchase some or all of the shares or (b) first require Mr. Margolis to offer to sell some or all of the shares in a normal brokerage transaction at or above a limit price to be specified by ASA. Any shares which remain unsold after five days must be purchased by ASA. The purchase price for such shares shall be the lesser of (a) ($2.70) x (the number of shares to be purchased) or (b) the Formula Price (as defined below), but in no event less than zero.

     o During each of the 48 calendar months after the merger, ASA may give written notice to Mr. Margolis that ASA proposes to purchase some or all of the monthly allotment of shares. Mr. Margolis can either (a) sell all or part of the shares to ASA or (b) decline ASA's offer to purchase some or all of the shares. The purchase price for such shares shall be the greater of (a) ($2.70) x (the number of shares to be purchased) or (b) the Formula Price.

     o The Formula Price for any transaction equals (a) the number of shares previously sold by Mr. Margolis to ASA and through normal brokerage transactions plus (b) the number of shares to be purchased by ASA, less (c) the aggregate proceeds previously received by Mr. Margolis from such prior sales.

     o Any shares in a monthly allotment which are not sold or offered to be sold or purchased by Mr. Margolis or ASA may be added to future monthly allotments.

     o Mr. Margolis may sell or gift shares in excess of the monthly allotment, as long as he provides ASA with notice of such proposed sale or gift, and the lowest price of the proposed transaction, and ASA will have the right to purchase such shares from Mr. Margolis at such price.

         As of March 31, 2004, ASA had purchased 92,589 shares of ASA Common Stock from Mr. Margolis and his family; Mr. Margolis and his family had sold an additional 58,700 shares of ASA Common Stock in brokerage transactions; and 70,924 shares of ASA Common Stock remained subject to the stock repurchase agreement. See "Stock Purchases by ASA and its Affiliates."

         TradePoint Systems LLC

         On November 1, 2002, ASA and ASA Investment Partnership ("AIP"), a partnership between ASA and its Chief Executive Officer, exchanged their respective 5.49% and 10.51% membership interests in TradePoint Systems LLC ("TradePoint") for $400,000 and 332,799 shares of ASA's Common Stock, respectively. The remaining 84% interest in TradePoint was owned by the former President and a director of ASA and his spouse. Also on November 1, 2002, ASA paid to TradePoint $400,000 in full satisfaction of certain of ASA's obligations to TradePoint pursuant to a lease by TradePoint from ASA of office space at ASA's Nashua, New Hampshire facility.

         In December 1996, ASA transferred substantially all of the assets and liabilities of ASA's International Trade and Transportation Systems Division to TradePoint in exchange for a 16% membership interest in TradePoint and a subordinated promissory note in the principal amount of $600,000. In connection with this transaction, the former President resigned from all of his positions with ASA. In exchange for his interest in TradePoint, the former President (i) contributed all of the 332,799 shares of ASA Common Stock owned by him; (ii) assigned to ASA a 16% partnership interest in AIP; and (iii) canceled all of his options to purchase 245,000 shares of ASA Common Stock. In October 2002, ASA transferred a 10.51% membership interest in TradePoint to AIP.

         The $600,000 promissory note was repaid in full during 2000. In connection with the November 12, 2002 transaction, ASA and TradePoint modified or terminated various agreements entered into in connection with the 1996 transaction. As a result, neither ASA nor AIP has any continuing interest in TradePoint or any of the assets used in TradePoint's business, and neither ASA nor TradePoint has any continuing obligations to the other party, except for certain obligations of TradePoint to ASA pursuant to the Nashua, New Hampshire lease.

         PowerCerv Corporation

         On December 1, 2002, ASA completed the purchase of substantially all of the assets of PowerCerv Corporation. Under terms of an asset purchase agreement ASA paid PowerCerv $516,000 ($100,000 of which had been advanced to PowerCerv as a loan) and issued a $90,000 note at 1.81% per annum due on June 1, 2003. PowerCerv's former business is included in ASA's offering of software to small-to-medium size manufacturers and distributors through ASA's Verticent subsidiary.

         Omtool Ltd.

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
         On May 23, 2003, ASA purchased 451,250 shares of common stock of Omtool Ltd., from Summit Investors III, L.P. and Summit Ventures IV, L.P. for the aggregate purchase price $676,875. Omtool is a publicly-held provider of enterprise document messaging applications. At the time of the purchase, the 451,250 shares, which ASA purchased for investment purposes, represented approximately 13% of Omtool's outstanding common stock. On March 31, 2004, ASA sold 350,000 shares of Omtool's common stock to Omtool at a price of $11.50 per share. On ___, 2004, ASA sold its remaining 101,250 shares of Omtool common stock at a price of $___ per share.

         As of March 31, 2004, Robert L. Voelk, a director of ASA, beneficially owned 448,756 shares of Omtool's common stock, constituting approximately 12.6% of the outstanding Omtool common stock, and was the Chairman and Chief Executive Officer of Omtool. The information regarding Mr. Voelk's beneficial ownership is based on Mr. Voelk's statement on Form 13G/A filed with the SEC on February 15, 2004. As of March 31, 2004, William A. Kulok, a director of ASA, beneficially owned 1,714 shares of Omtool common stock, constituting less than 0.1% of the shares outstanding. The percentage of shares of Omtool common stock reported owned by each of ASA, Mr. Voelk and Mr. Kulok is based upon 3,515,092 shares of Omtool common stock outstanding as reported in Omtool's Annual Report on Form 10-K for the period ended December 31, 2003 (as adjusted for a two-for-one stock split effective April 7, 2004).

Material Federal Income Tax Consequences

         The following is a summary of the material federal income tax consequences of the transaction for stockholders who hold their interests in ASA as a capital asset. This summary is based upon the federal income tax laws currently in effect and as currently interpreted. It does not take into account possible changes in such laws or interpretations, including any amendments to applicable statutes, regulations and proposed regulations, or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of federal income tax consequences of the transaction and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not account for or consider the federal income tax consequences to stockholders of ASA in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies, and foreign taxpayers). This summary does not discuss any consequence of the transaction under any state, local, foreign or estate tax laws.

         No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of ASA in connection with the transaction. Accordingly, each stockholder is encouraged to consult its own tax adviser regarding the specific tax consequences of the proposed transaction, including the application and effect of federal, state, local, foreign and estate taxes, and any other tax laws.

Tax Consequences to Stockholders Who are Cashed-out in the Transaction

         Generally, a stockholder of Common Stock who is completely cashed-out in the transaction will be treated as receiving such cash in exchange for the stock and will recognize gain or loss equal to the difference between the cash received for the cashed-out stock and the stockholder's adjusted tax basis in his stock.

         In addition to a stockholder's direct interest, a stockholder may own an "indirect" interest in ASA because of certain federal income tax attribution rules. Pursuant to these rules Common Stock owned by relatives (i.e., spouses, parents, children or grandchildren) and entities, estates and trusts related to a stockholder will be attributed to such stockholder. Accordingly, even though a stockholder's direct interest in ASA is terminated as a result of the transaction such stockholder's overall percentage interest in ASA may increase because of an increased indirect interest in ASA (such stockholder shall be referred to as an "Increased Shareholder").

         An Increased Shareholder will recognize income on the transaction, as discussed above, if the amount of cash received exceeds such stockholder's basis in its Common Stock. However, an Increased Shareholder will not be able to recognize any loss on the transaction. In addition, if ASA has either accumulated earnings and profits (as of the date of the transaction) or earnings and profits for the current year, the cash received in the transaction by an Increased Shareholder will be treated as a taxable dividend to the extent of such stockholder's proportionate share of the earnings and profits. Stockholders holding an indirect interest are urged to consult their own tax advisors regarding the possible tax consequences of the transaction.

Tax Consequence to Stockholders Who Remain Stockholders of ASA

     o    No gain or loss will be realized.
     o The stockholder's holding period for ASA Common Stock will be the same as it was prior to the transaction.
     o The stockholder's basis for the ASA Common Stock will be the same as it was prior to the transaction.

 Tax Consequences to Stockholders Who Receive Cash

         A stockholder who receives cash in the reverse split may be required to furnish the stockholder's social security number or taxpayer identification number to ASA or the exchange agent. Failure to provide such information may result in backup withholding.

         HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

Dissenters' Rights; Escheat Laws

         Under Delaware law, stockholders are not entitled to dissent from the transaction and receive the "fair value" of their shares of Common Stock.

         The unclaimed property and escheat laws of each state provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are eliminated and whose addresses are unknown to ASA, or who do not return their Common Stock certificate(s) and request payment therefore, generally will have a period of years (depending on applicable state law) from the effective date in which to claim the cash payment payable to them. For example, with respect to stockholders whose last known addresses are in Massachusetts, as shown by the records of ASA, the period is three years.

Following the expiration of that three-year period, the escheat laws of Massachusetts would likely cause the cash payments to escheat to the Commonwealth of Massachusetts. For stockholders who reside in other states or whose last known addresses, as shown by the records of ASA, are in states other than Massachusetts, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the "holding period" or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than three years. If ASA does not have an address for the holder of record of the shares, then unclaimed cash-out payments would be turned over to its state of principal business location, the Commonwealth of Massachusetts, in accordance with its escheat laws.

Recommendation of the Board

         The Board recommends that the stockholders vote "FOR" the proposal approving the transaction. Unless a contrary choice is specified, proxies solicited by the Board will be voted "FOR" approval of the transaction.

                 QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
                             AND THE ANNUAL MEETING

Q:  Why am I receiving these materials?

A: The Board is providing these proxy materials for you in connection with the Annual Meeting, which will take place on August [ ], 2004. As a stockholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the transaction described in this proxy statement.

Q:  What information is contained in these materials?

A: The information included in this proxy statement relates to the proposal to be voted on at the Annual Meeting, the voting process, and other required information. Our 2003 Annual Report on Form 10-K, including our full 2003 fiscal year consolidated financial statements, and our March 31, 2004 Quarterly Report on Form 10-Q that we filed with the SEC in May 2004 are incorporated by reference in this document. See "Other Information--Incorporation by Reference" beginning on page ___.

Q: What is the time and place of the Annual Meeting?

A: The Annual Meeting will be held at the principal office of ASA, 10 Speen Street, Framingham, Massachusetts at 10:00 a.m., Eastern Time on August [ ], 2004.

Q: Who is soliciting my proxy?

A:  The Board of Directors of ASA.

Q: What proposals will be voted on at the Annual Meeting?

A: You are being asked to vote on the approval of the proposed amendments to our Certificate of Incorporation that will provide for a reverse 1-for-600 stock split followed immediately by a forward 600-for-1 stock split. Stockholders whose shares are converted into less than one share in the reverse split (meaning they held fewer than 600 shares at the effective time of the transaction) will receive a cash payment from ASA for their fractional share interests equal to $5.00 in cash, without interest, for each share of Common Stock they held immediately before the transaction. Stockholders who own 600 or more shares at the effective time of the transaction will continue to own the same number of shares after the transaction. Assuming ASA has fewer than 300 stockholders after the transaction, ASA intends to file a Form 15 with the SEC to deregister ASA Common Stock under federal securities laws. Thereafter, ASA would no longer be subject to the reporting and related requirements of the 1934 Act, and our Common Stock would cease to be traded on the Nasdaq SmallCap Market. Any trading in our Common Stock after the transaction will only occur in the "pink sheets" or in privately negotiated sales. You are also being asked to elect six directors and to ratify our independent auditors for the year ending December 31, 2004.

Q: What is ASA's voting recommendation?

A: Our Board has determined that the transaction is advisable and in the best interests of ASA and its stockholders. Our Board has therefore unanimously approved the transaction and recommends that you vote "FOR" approval of this matter at the Annual Meeting.

         The Board also recommends that you vote "FOR" the election of each director nominee named in this proxy statement, "FOR" the ratification of ASA's independent auditors named in this proxy statement, and "FOR" the grant of authority to adjourn the meeting

Q: What shares can I vote?

A: You may vote all shares of ASA Common Stock that you own as of the close of business on the Record Date, which was July [ ], 2004. These shares include (1) shares held directly in your name as the "shareholder of record," and (2) shares held for you as the "beneficial owner" either through a broker or bank.

         For additional information, see "How many votes will I be entitled to?" on page ___ below.

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

         If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, Inc. (the "Transfer Agent"), you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by ASA. As the shareholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting. ASA has enclosed a proxy appointment form for you to use.

Beneficial Owner

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in "street name" with respect to those shares, and these proxy materials are being forwarded to you by your broker or other nominee. Your broker or other nominee is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or other nominee how to vote and are also invited to attend the Annual Meeting. However, as a beneficial owner, you are not the shareholder of record, and you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy appointment form from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

         If you are the beneficial owner of fewer than 600 shares of Common Stock that are held in street name or nominee name, we will offer your broker or other nominee the opportunity to receive cash for each beneficial owner of fewer than 600 shares held in the broker's or nominee's name. The broker or nominee will, however, decide how to respond to this offer. See "The Proposed Amendment" beginning on page _____.

Q: How can I vote my shares in person at the Annual Meeting?

A: Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

         Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy appointment form as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

         Shares held in street name may be voted in person by you only if you obtain a signed proxy appointment form from the shareholder of record giving you the right to vote the shares.

Q: What is the purpose of the transaction?

A. If approved, the transaction will enable ASA to go private and thus terminate its obligations to file annual and periodic reports and make other filings with the SEC. The purpose behind the proposal and the benefits of going private include:

     o eliminating the costs associated with filing documents under the 1934 Act with the SEC;

     o eliminating the costs of compliance with the Sarbanes-Oxley Act of 2002 and related regulations;

     o reducing the direct and indirect costs of administering stockholder accounts and responding to stockholder requests;

     o affording stockholders holding fewer than 600 shares immediately before the transaction the opportunity to receive cash for their shares without having to pay brokerage commissions and other transaction costs; and

     o increasing management's flexibility to consider and initiate actions that may produce long-term benefits and growth without the pressure and expectation to produce quarterly earnings per share growth.

Q: What does "going private" mean?

A: Following the transaction, ASA will have fewer than 300 stockholders of record, will be eligible to terminate the registration of its Common Stock under the 1934 Act, and will become a "private company." In this regard, ASA, by going private, will no longer have to file periodic reports, such as annual, quarterly and other reports, with the SEC, and its executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in ASA's Common Stock with the SEC. Additionally, ASA's Common Stock will cease to be quoted on the Nasdaq SmallCap Market, and any trading in our Common Stock will occur only in "pink sheets" or in privately negotiated sales.

Q: What will I receive in the transaction?

A: If you own fewer than 600 shares of ASA Common Stock immediately before the effective time of the transaction, you will receive $5.00 in cash, without interest, from ASA for each share that you own. If you own 600 or more shares of ASA Common Stock at the effective time of the transaction, you will not receive any cash payment for your shares in connection with the transaction and will continue to hold the same number of shares of ASA Common Stock as you did before the transaction. Please read the discussion under "Special Factors" for a description of the treatment of shares held in street name.

Q: What if I hold shares in street name?

A: ASA intends to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their name. However, nominees may have different procedures and stockholders holding Common Stock in street name should contact their nominees. Please read the discussion under "Special Factors" for a description of the treatment of shares held in street name.

Q: How will ASA be operated after the transaction?

A: Assuming that ASA has fewer than 300 stockholders after the transaction, ASA will file a form 15 to deregister ASA Common Stock under federal securities laws. Upon such filing, ASA would no longer be subject to the reporting and related requirements under the federal securities laws that are applicable to public companies. ASA expects its business and operations to continue as they are currently being conducted and, except as disclosed in this proxy statement, the transaction is not anticipated to have any effect upon the conduct of such business. As a result of the transaction, stockholders of ASA who receive cash for their shares in the transaction will no longer have a continuing interest as stockholders of ASA and will not share in any future earnings and growth of ASA. Also, ASA expects that after the transaction, its Common Stock will be delisted from the Nasdaq SmallCap Market, which will adversely affect the liquidity of the Common Stock. Any trading in our Common Stock will only occur in the "pink sheets" or in privately negotiated sales.

Q: When do you expect the transaction to be completed?

A: We are working toward completing the transaction as quickly as possible, and we expect the transaction to be completed at 11:59 p.m. on August [ ], 2004, or as soon as reasonably practicable thereafter.

Q: What are the federal income tax consequences of the transaction to me?

A: The receipt of the cash in the transaction will be taxable for Federal income tax purposes. Stockholders who do not receive cash in the transaction should not be subject to taxation as a result of the transaction. To review the material tax consequences in greater detail, please read the discussion under "Special Factors--Material Federal Income Tax Consequences."

Q: If I own fewer than 600 shares, is there any way I can continue to be a stockholder of ASA after the transaction?

A: If you own fewer than 600 shares before the reverse stock split, the only way you can continue to be a stockholder of ASA after the transaction is to purchase, prior to the effective date, sufficient additional shares to cause you to own a minimum of 600 shares on the effective date. However, we cannot assure you that any shares will be available for purchase.

Q: Is there anything I can do if I own 600 or more shares, but would like to take advantage of the opportunity to receive cash for my shares as a result of the transaction?

A: If you own 600 or more shares before the transaction, you can only receive cash for all of your shares if, prior to the effective date, you reduce your stock ownership to fewer than 600 shares by selling or otherwise transferring shares. However, we cannot assure you that any purchaser for your shares would be available.

         Alternatively, before the effective date, you could divide the shares you own among different record holders so that fewer than 600 shares are held in each account. For example, you could divide your shares between your own name and a brokerage account so that fewer than 600 shares are held in each account.

Q: What happens if I own a total of 600 or more shares beneficially, but I hold fewer than 600 shares of record in my name and fewer than 600 shares with my broker in "street name"?

A: An example of this would be that you have 400 shares registered in your own name with our transfer agent, and you have 200 shares registered with your broker in "street name." Accordingly, you are the beneficial owner of a total of 600 shares, but you do not own 600 shares of record or beneficially in the same name. If this is the case, as a result of the transaction, you would receive cash for the 400 shares you hold of record. You will also receive cash for the 200 shares held in street name if your broker or other nominee accepts our offer for each beneficial owner of fewer than 600 shares of Common Stock held in the broker's or nominee's name to receive cash for fractional shares. If the broker or nominee does not accept our offer, you would continue to own a beneficial fractional interest in a share of our Common Stock.

Q: If I own at least 600 shares, but the shares are split among record owners as described above so that no record owner holds at least 600 shares, but I wish to continue to own Common Stock in ASA after the transaction, what can I do?

A: Before the effective date, you could put all of the shares you own beneficially in one record name, either in your name or in street name, so that the total shares you own that are held of record in the same name is at least 600 shares, and then you would continue to be a stockholder after the effective date.

Q: Should I send in my stock certificates now?

A: No. After the transaction is completed, we will send instructions on how to receive any cash payments you may be entitled to receive.

Q: How can I vote my shares without attending the Annual Meeting?

A: Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by signing your proxy appointment form or, for shares held in street name, by signing the voting instruction card included by your broker or nominee and mailing it in the enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How are votes counted?"

Q: Can I change my vote?

A: You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may change your vote by signing a new proxy appointment form bearing a later date (which automatically revokes the earlier dated proxy appointment form) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously signed proxy appointment to be revoked unless you specifically so request. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Q: How are votes counted?

A: You may vote "FOR," "AGAINST" or "ABSTAIN" on the transaction. If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign and date your proxy appointment form with no further instructions, your shares will be voted "FOR" the approval of the transaction, "FOR" the election of each director nominee named in this proxy statement, "FOR" the ratification of ASA's independent auditors named in this proxy statement, and "FOR" the grant of authority to adjourn the meeting, all in accordance with the recommendations of the Board.

Q: What are the voting requirements to approve the transaction, to elect directors and to ratify the independent auditors?

A: Approval of the transaction will require the affirmative vote of a majority of the outstanding shares of Common Stock of ASA. The election of directors will be determined by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. The ratification of auditors requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting.

         If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner (e.g., a broker) does not vote on a particular proposal because the nominee does not have discretionary authority to vote on that particular item and has not received instructions from the beneficial owner. In tabulating the voting result on the transaction, shares that constitute broker non-votes will have the same effect as a vote "AGAINST."

Q: What does it mean if I receive more than one proxy appointment or voting instruction form?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy appointment and voting instruction forms you receive.

Q: What if I don't send back a proxy appointment form or vote my shares in person at the Annual Meeting?

A: If you do not return your proxy appointment form or vote your shares in person at the Annual Meeting, each of those shares will be treated as a non-vote with respect to the transaction, and will have the same effect described above under "What are the voting requirements to approve the transaction, to elect directors, and to ratify the independent auditors?"

Q: What happens if I sell my ASA shares before the Annual Meeting?

A: The Record Date for the Annual Meeting is earlier than the targeted effective time of the transaction. If you own shares of ASA Common Stock on the Record Date but you transfer your shares after the Record Date, but before the transaction, you will retain your right to vote at the Annual Meeting based on the number of shares you owned on the Record Date. If you sell a sufficient number of shares so that you own fewer than 600 shares at the effective time of the transaction, you will receive $5.00 cash for each share you own immediately before the effective time of the transaction.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K filed with the SEC.

Q: What happens if additional proposals are presented at the Annual Meeting?

A: Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the Annual Meeting. If you grant us your proxy appointment, the persons named as proxies, Alfred C. Angelone and Terrence C. McCarthy, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q: How many votes will I be entitled to?

A: As of the close of business on July [ ], 2004, the Record Date, we had issued and outstanding approximately 1,862,814 shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

Q: What is the quorum requirement for the Annual Meeting?

A: The quorum requirement for holding the Annual Meeting and transacting business is a majority of the issued and outstanding Common Stock of ASA present in person or represented by proxy and entitled to be voted. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Q: Who will count the votes?

A: ASA's Secretary will tabulate the votes and act as the inspector of the election.

Q: Who will bear the cost of soliciting votes for the Annual Meeting?

A: ASA is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person or by telephone by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. ASA has also retained a proxy solicitation firm. We will bear all of their fees, costs and expenses, which are estimated to be $5,000 plus $5 per call for any individual solicitation plus expenses.

Q: Am I entitled to dissenters' rights?

A: Under Delaware law, stockholders are not entitled to dissenter's rights in connection with the transaction.

Q: What do I need to do now?

A: Please sign, date and complete your proxy card and promptly return it in the enclosed, self-addressed, pre-paid envelope so that your shares can be represented at the Annual Meeting.

Q: Who can help answer my questions?

A: If you have more questions about the transaction or would like additional copies of this proxy statement, you should contact Terrence C. McCarthy, Vice President and Secretary of ASA, at (508) 626-2727.

                               THE ANNUAL MEETING

General

         We are providing this proxy statement to our stockholders of record as of July [ ], 2004 along with a proxy appointment form that our Board of Directors is soliciting for use at the Annual Meeting of stockholders of ASA to be held on August [ ], 2004 at 10:00 a.m., Eastern Time at ASA's offices at 10 Speen Street, Framingham, Massachusetts. At the Annual Meeting, the stockholders will vote upon a proposal to approve the amendments to our Certificate of Incorporation that will implement the transaction.

Who Can Vote at the Meeting

         You are entitled to vote your Common Stock if our records show that you held your shares as of the Record Date, which is July [ ], 2004. On the Record Date, there were 1,862,814 shares of our Common Stock outstanding, held by approximately 373 holders of record. Each such share of our Common Stock is entitled to one vote on each matter submitted at the Annual Meeting.

Attending the Meeting

         If you are a beneficial owner of ASA's Common Stock held by a broker, bank or other nominee (i.e., in "street name" or "nominee name"), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of ASA's Common Stock held in street in person at the Annual Meeting, you will have to get a written proxy appointment form in your name from the broker, bank or other nominee who holds your shares.

Annual Report and Quarterly Report

         Our Annual Report on Form 10-K for the year ended December 31, 2003, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, are incorporated by reference in this proxy statement and are available upon request from ASA. See "Other Information- Incorporation by Reference" and "-Where You Can Find More Information" beginning on page ___.

Vote Required

          Approval of the transaction requires the affirmative vote of the holders of at least a majority of the outstanding shares of ASA's Common Stock entitled to vote. If you do not vote your shares, it will have the same effect as a vote "AGAINST" the transaction.

         The proposal to approve the transaction is a "non-discretionary" item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, shares held in street name that have been designated by brokers on proxy appointment forms as not voted with respect to that proposal ("broker non-vote shares") will not be counted as votes cast on the proposal. Shares with respect to which proxies have been marked as abstentions also will not be counted as votes cast on that proposal. All shares that are counted as not voted will have the same effect as votes "AGAINST" proposal.

         Because approval of the transaction requires the affirmative vote of the holders of a majority of the outstanding shares of ASA's Common Stock, abstentions and broker non-vote shares will have the same effect as votes against the transaction. Accordingly, the Board of Directors urges you to complete, date and sign the accompanying proxy appointment form and return it promptly in the enclosed postage-prepaid envelope.

         The election of directors will be determined by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. The ratification of the auditors and action on other matters, if any, that are properly presented at the Annual Meeting for consideration of stockholders will be approved if the votes cast favoring the action exceed votes cast opposing the action. A quorum will be present if a majority of the outstanding shares of the Common Stock entitled to vote is represented at the Annual Meeting in person or by proxy. Shares with respect to which proxy appointment forms have been marked as abstentions and broker non-vote shares will be treated as shares present for purposes of determining whether a quorum is present. The Board of Directors is not aware of any other business to be presented at the Annual Meeting other than matters incidental to the conduct of the Meeting.

         Our directors and executive officers, all of whom have stated they intend to vote their shares for the transaction, and in favor of each of the director nominees named in this proxy statement and the ratification of ASA's independent auditors, own an aggregate of 276,274 outstanding shares of our Common Stock which is approximately 14.83% of the outstanding shares of Common Stock of ASA as of July [ ], 2004 that would be entitled to vote at the Annual Meeting. See "Security Ownership of Certain Beneficial Owners and Management," beginning on page ___. See "Special Factors - Interest of Executive Officers and Directors in the Transaction" on page ___. Other than the expressed intent of directors and executive officers to vote their shares for the transaction, ASA has not obtained any assurances or agreements from any of its stockholders as to how they will vote on the transaction.

Voting and Revocation of Proxy Appointments

         The shares of ASA Common Stock represented by properly completed proxy appointment forms received at or before the time for the Annual Meeting (or any adjournment) will be voted as directed by the respective stockholders unless the proxy appointments are revoked as described below. If no instructions are given, executed proxy appointment forms will be voted "FOR" approval of the transaction, "FOR" the election of each director nominee named in this proxy statement, "FOR" the ratification of ASA's independent auditors named in this proxy statement, all in accordance with the recommendations of the Board, and "FOR" the grant of authority to adjourn the meeting. The proxy appointments will be voted in the discretion of the proxies on other matters, if any, that are properly presented at the Annual Meeting and voted upon.

         You may revoke your proxy appointment at any time before the vote is taken at the Annual Meeting. To revoke your proxy appointment, you must either:
Notify our Corporate Secretary in writing at our principal executive offices; submit a later dated proxy appointment form to our Corporate Secretary; or attend the Annual Meeting and vote your shares in person. Your attendance at the Annual Meeting will not automatically revoke your proxy appointment. If you hold your shares in street name, please see the voting form provided by your broker for additional information regarding the voting of your shares. If your shares are not registered in your name, you will need additional documentation from your record holder to vote the shares in person.

Solicitation of Proxy Appointments

         ASA will pay the costs of soliciting proxy appointments for the Annual Meeting. Directors, officers and other employees of ASA or its subsidiaries may solicit proxy appointments personally, by telephone or facsimile or otherwise. None of these people will receive any special compensation for solicitation activities. We will arrange with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such brokerage firms and other custodians, nominees and fiduciaries, and will reimburse these record holders for their reasonable out-of-pocket expenses. We have also retained a proxy solicitation firm. We will bear all of its fees, costs and expenses, which are estimated to be $5,000 plus $5 per call for any individual solicitation plus expenses.

Recommendation of the Board of Directors

         The Board of Directors of ASA has approved the transaction and believes that it is fair to and in the best interests of ASA and its unaffiliated stockholders, including Cashed-Out Stockholders and Remaining Stockholders. The Board of Directors unanimously recommends that ASA's stockholders vote "FOR" approval of the transaction, "FOR" the election of each director nominee named in this proxy statement, "FOR" the ratification of the independent auditors named in this proxy statement, and "FOR" the grant of authority to adjourn the meeting.
                             THE PROPOSED AMENDMENT

         The following is a description of the material terms and effects of the transaction. A copy of the proposed amendments effecting both the reverse split and the forward split following immediately thereafter are attached as Appendix A to this proxy statement and are collectively referred to herein as the "proposed amendment." This discussion does not include all of the information that may be important to you. You should read the proposed amendment and this proxy statement and related annexes before deciding how to vote at the Annual Meeting.

Structure of the Transaction

         The Board has unanimously adopted resolutions declaring the advisability of and submits to the Stockholders of ASA for approval, the proposed amendment to effect the transaction. The transaction includes both a reverse stock split and a forward stock split of the Common Stock. If the transaction is approved by stockholders and implemented by the Board, the reverse split is expected to occur at 11:58 p.m., Eastern Time, on August [ ], 2004 and the forward split is expected to occur at 11:59 p.m., Eastern Time, on the same date. Each registered stockholder at the effective time of the reverse split will receive one (1) share of Common Stock for each 600 shares of Common Stock held in the stockholder's account at that time. If a registered stockholder holds 600 or more shares of Common Stock in an account, any fractional shares in such account will not be cashed out after the reserve split and the forward stock split, and total number of shares held by such holder will not change as a result of the transaction. Any registered stockholder who holds fewer than 600 shares of Common Stock in an account at the effective time of the reverse split will receive a cash payment instead of fractional shares. This cash payment will be determined and paid as described under "The Proposed Amendment - Conversion of Shares in the Transaction." Immediately following the reverse split, all stockholders who are not cashed out will receive 600 shares of Common Stock for every one share of Common Stock held following the reverse split. We intend to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the transaction for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.

Conversion of Shares in the Transaction

         At the effective time of the transaction:

     o Stockholders holding fewer than 600 shares of ASA Common Stock immediately prior to the effective time of the reverse split, whether held of record or in street name, will receive cash equal to $5.00 per share, without interest, and such shares will be canceled; and

     o All outstanding shares of ASA Common Stock other than those described above will remain outstanding with all rights, privileges, and powers existing immediately before the transaction.

         Any holder of record of fewer than 600 shares of ASA Common Stock who desires to retain an equity interest in ASA after the effective date may do so by purchasing, prior to the effective date, a sufficient number of shares of Common Stock in the open market such that the total number of shares held by the holder in one record account immediately prior to the transaction is equal to or greater than 600. However, due to the limited trading market for the Common Stock, it is possible that a stockholder desiring to retain an equity interest in ASA may not be able to purchase, at a price acceptable to the stockholder, if at all, enough shares to retain an equity interest in ASA.

         Conversely, any holder of record of more than 600 shares who wishes to be cashed out in the transaction could, prior to the effective date, dispose of a sufficient number of shares to cause the number of shares held of record by such holder on the effective date to be fewer than 600 shares. A holder of record could also achieve this result by dividing shares beneficially owned by the holder among several record accounts such that fewer than 600 shares are held of record in each account. For example, a beneficial holder who holds 600 shares in street name with a broker could have the broker transfer 200 of the shares into the beneficial holder's own name so that, on the effective date, 400 shares are held by the beneficial holder directly of record and 200 shares are held of record in street name. Since the record holders would be different, both the 400 shares and the 200 shares would be cashed out in the transaction.

         Similarly, if a stockholder beneficially owns a total of 600 shares or more, but holds them in different accounts of record so that each record account holds fewer than 600 shares, but the holder wishes to remain a stockholder after the transaction, prior to the effective date, the stockholder could transfer all of the shares into one record account.

Exchange of Stock Certificates

         You should not send your stock certificates now. You should send them only after you receive a letter of transmittal from us. Letters of transmittal will be mailed soon after the transaction is complete.

         Promptly following the consummation of the transaction on the effective date, ASA will send letters of transmittal to all stockholders who appear to hold fewer than 600 shares of Common Stock immediately prior to the effective time of the transaction. The letter of transmittal is for use by such stockholders in transmitting Common Stock certificates to ASA's transfer agent. Upon proper completion and execution of a letter of transmittal and return thereof to the transfer agent, together with stock certificates, each such stockholder will receive cash in the amount to which the holder is entitled, as described above, in lieu of fractional share into which such stockholder's shares were converted in the reverse split. After the transaction and until surrendered, each outstanding certificate held by a stockholder of record who held shares in any increment of fewer than 600 shares immediately prior to the transaction will be deemed for all purposes to represent only the right to receive the amount of cash to which the holder is entitled pursuant to the transaction. ASA will make payment of such amounts upon submission of a proper claim, subject to applicable escheat laws. See "Special Factors" - Dissenters' Rights; Escheat Laws" beginning on page _________.

         After the effective date, each certificate representing shares of Common Stock that were outstanding prior to the effective date and that were held by a stockholder of record of 600 or more shares immediately prior to the transaction, will continue to evidence ownership of such number of shares as is set forth on the face of the certificate.

         All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the transaction. No interest will be paid on the case due to a holder of a fractional share of Common Stock following the transaction. See "Special Factors - Cash Payment in Lieu of Fractional Shares" beginning on page _________.

         The shares reacquired by ASA in the transaction will become authorized but unissued shares of Common Stock.

Proposed Language Amending ASA's Certificate of Incorporation

         The following is the text of the first paragraph of Article Fourth of ASA's Certificate of Incorporation, as proposed to be amended by the reverse split amendment:

         FOURTH. Each six hundred (600) shares of Common Stock, $0.01 par value per share, of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into one (1) fully paid and nonassessable share of Common Stock (as defined below) without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation (the "Reverse Split"), provided that no fractional shares shall be issued. Thereafter, any holder of record of solely a fraction of a share of Common Stock shall receive in lieu thereof an amount in cash equivalent to $5.00 per share of Common Stock held by such holder immediately prior to the effective time of the Reverse Split (the "Cash Out Amount"). Such Cash Out Amount to the holders of solely fractional shares may only be disbursed upon the presentment of the original stock certificate evidencing such shares, or, in the alternative, an Affidavit of Lost Stock Certificate, in form and substance reasonably satisfactory to the Corporation.

         The original stock certificates representing interests with respect to only fractional shares of stock shall, as of the effective time of the Reverse Split, be deemed to represent the right to receive payment of the Cash-Out Amount only, without interest thereon, and shall no longer evidence stock ownership in the Corporation. As of such time, by virtue of the Reverse Split and without any action on the part of the holder of any stock of the Corporation or action on the part of the Corporation, each fractional share of Common Stock owned by any holder holding less than one share of Common Stock at the effective time of the Reverse Split shall automatically be cancelled and shall cease to exist, and no cash or other consideration, other than the Cash-Out Amount as provided herein, shall be deliverable in exchange therefore.

         The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 9,000,000 shares, $0.01 par value, which shall consist of 8,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and 1,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

         The text above will give effect to the reverse split by changing and reclassify each 600 shares of authorized Common Stock into one share of Common Stock on the terms described above.

         The following is the text of the first paragraph of Article Fourth of ASA's Certificate of Incorporation, proposed to be amended by the forward split amendment:

         FOURTH. Each one (1) share of Common Stock, $0.01 par value per share, of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into six hundred (600) fully paid and nonassessable shares of Common Stock (as defined below) without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.

                  The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 9,000,000 shares, $0.01 par value, which shall consist of 8,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and 1,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

         The above text will give effect to the forward split by changing and reclassifying each one share of authorized Common Stock into 600 shares of Common Stock on the terms described above.

Stock Options

         Upon effectiveness of the term such as the number of shares of Common Stock subject to options and to the exercise prices of each option will remain unchanged. See "Special Factors - Effect of the Proposed Transaction on Option Holders" on page _____.

Provisions for Unaffiliated Shareholders

         In connection with the proposals above, no provision has been made to grant unaffiliated shareholders of ASA access to the corporate files of ASA or to obtain counsel or appraisal services at the expense of ASA or any other party.

Reservation of Rights

         The Board presently believes the proposed amendment to the Certificate of Incorporation are in the best interests of shareholders and requests stockholder approval of the amendment. However, the Board reserves the right to decide, in its discretion, to abandon the transaction proposal after such vote and before the effective date even if the proposal is approved. The Board believes that it is prudent to recognize that, between the date of this proxy statement and the effective date of such amendment, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the proposed transaction at that time. The Board will consider whether the transaction continues to be in the best interests of stockholders in deciding whether to go forward with the transaction. The Board has not set any specific criteria for determining whether the transaction will continue to be in the best interests of stockholders, and has not set a date by which such determination would be made. The Board will make its decision based on its business judgment at a time deemed appropriate and based on then existing facts and circumstances. If the Board decides to abandon the transaction proposal after the Annual

Meeting and before the effective date, the Board will notify the stockholders of such decision promptly by the filing of a Current Report on Form 8-K with the SEC.

Effective Time of Transaction

         If the transaction is approved by the stockholders, immediately following the Annual Meeting, the Certificates of Amendment to ASA's Certificate of Incorporation will be filed with the Delaware Secretary of State. The transaction will become effective at 11:59 p.m. on the date the Certificates of Amendment are filed.


                          SUMMARY FINANCIAL INFORMATION

Summary Historical Financial Information

         The following summary of historical consolidated financial data was derived from ASA's audited consolidated financial statements as of and for each of the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001, and from ASA's unaudited interim consolidated financial statements as of and for the three months ended March 31, 2004 and March 31, 2003. The income statement data for the three months ended March 31, 2004 is not necessarily indicative of results for a full year. This financial information is only a summary and should be read in conjunction with the consolidated financial statements of ASA and other financial information, including the notes thereto, contained in ASA's Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the three months ended March 31, 2004, which information is incorporated by reference in this proxy statement. See "Other Information - Documents Incorporated by Reference" and "-Where You Can Find More Information" on page ____.

                                                 (in thousands except per share data)
                                    Three Months Ended March 31,      Fiscal Years Ended December 31,
                                    ----------------------------      -------------------------------

                                       2004           2003            2003         2002         2001
                                       ----           ----            ----         ----         ----
Total revenues                        $4,238         $4,295          $15,916      $16,056      $14,745
Total operating expenses
and other income and expense,
excluding income taxes                 4,187          4,481           16,857       15,498       15,462
Income (loss) from
Operations                                52           (235)          (1,647)         295         (931)
Interest expense (income), net           (12)           (31)             (10)        (116)        (269)
Gain on sale of securities             1,463              -                -            -            -
Net income (loss)                      1,051           (107)            (515)         408         (309)
Basic earnings (loss) per share        $0.54         ($0.05)          ($0.25)       $0.12       ($0.10)
Diluted earnings (loss) per share      $0.53         ($0.05)          ($0.25)       $0.11       ($0.10)

                                            March 31,                         December 31,
                                     ---------------------          -------------------------------
                                      2004           2003            2003       2002          2001
                                      ----           ----            ----       ----          ----
Total current assets                 $9,129         $7,080          $6,905     $7,510        $6,397
Total long-term assets                9,742         12,226          10,894     12,386        10,352
Total current liabilities             3,690          3,859           3,321      4,554         2,972
Total long-term liabilities           3,712          4,949           4,041      4,595         4,370
Total stockholders' equity           11,468         10,498          10,437     10,747         9,405
Book value per share                  $6.00          $5.04           $5.42      $5.00         $6.31

Summary Unaudited Pro Forma Financial Information

         The following summary pro forma balance sheet is based on historical data, adjusted to give effect to the cash payment for fractional shares resulting from the transaction. The pro forma balance sheet is based on the assumption that an aggregate of 326,000 shares will result in fractional shares and will be purchased by ASA for $1,630,000, with $260,000 in costs incurred. We have assumed that all of the cash required to purchase the shares and the expenses of the transaction was paid from funds on hand. We have not included pro forma income statement, which would reflect only anticipated cost savings estimated at $250,000 per year that we expect as a result of the transaction.

         The following summary unaudited consolidated balance sheet data of ASA at December 31, 2003 and March 31, 2004 gives effect to the transaction as if it had occurred on January 1, 2003 and January 1, 2004, respectively. The pro forma information set forth below is not necessarily indicative of what ASA's actual financial position would have been had the transaction been consummated as of the above referenced dates or of the financial position that may be reported by ASA in the future.

                      (in thousands except per share data)

                               December 31, 2003          March 31, 2004
                               -----------------          --------------

Total current assets              $  5,015                   $ 7,239
Total long-term assets              10,894                     9,742
Total current liabilities            3,321                     3,690
Total long-term liabilities          4,041                     3,712
Total stockholders' equity           8,547                     9,578
Book value per share              $   5.35                   $  6.04

                    STOCK PURCHASES BY ASA AND ITS AFFILIATES

         Except as described below, neither ASA nor any affiliates of ASA have purchased shares of ASA Common Stock within the past two years.

         2003 Reverse Stock Split

         On May 16, 2003, in an attempt to reduce some of ASA's costs of administering a large number of stockholder accounts, ASA implemented a reverse/forward stock split that resulted in a net 1 for 2 reverse stock split and resulted in ASA purchasing a total of 71,621 shares of Common Stock at a price of $2.22 per share.

         Purchases Pursuant to Stock Repurchase Program

         During the period from January 1, 2002 through March 31, 2004, ASA purchased an aggregate of 40,000 shares of Common Stock pursuant to share repurchase programs previously authorized by ASA's Board of Directors. The following table sets forth information by quarter regarding these share repurchases:

         Period                  Number of Shares Purchased     Range of Prices Paid          Average Price Paid
         ------                  --------------------------     --------------------          ------------------

2002 - First Quarter                        None                   Not applicable               Not applicable
2002 - Second Quarter                       None                   Not applicable               Not applicable
2002 - Third Quarter                        None                   Not applicable               Not applicable
2002 - Fourth Quarter                       None                   Not applicable               Not applicable
2003 - First Quarter                        None                   Not applicable               Not applicable
2003 - Second Quarter                      7,100                    $2.12 - $2.18                    $2.15
2003 - Third Quarter                       27,900                       $2.19                        $2.19
2003 - Fourth Quarter                      5,000                        $2.19                        $2.19
2004 - First Quarter                        None                   Not applicable               Not applicable
2004 - Second Quarter                      48,000                       $4.48                        $4.48
(through July [   ], 2004)

         Purchases Pursuant to Stock Repurchase Agreement

         On August 1, 2002, in connection with its acquisition of CompuTrac, Inc., ASA entered into a stock repurchase agreement with Harry W. Margolis, the principal shareholder of CompuTrac, and certain members of Mr. Margolis' family, pursuant to which ASA agreed, subject to certain conditions, to guarantee that Mr. Margolis and his family would receive gross proceeds of at least $2.70 per share of ASA Common Stock received by them in the merger, if those individuals sold those shares of ASA Common Stock in accordance with the terms of the stock repurchase agreement during the four years following the merger. In connection with the merger, Mr. Margolis and his family received 222,213 shares of ASA Common Stock. See "Special Factors - Possible Corporate Transactions."

         As of March 31, 2004, ASA had purchased 92,589 shares of ASA Common Stock from Mr. Margolis and his family; Mr. Margolis and his family had sold an additional 58,700 shares of ASA Common Stock in brokerage transactions; and 70,924 shares of ASA Common Stock remained subject to the stock repurchase agreement. The following table sets forth information by quarter regarding ASA's share repurchases from Mr. Margolis pursuant to the stock repurchase agreement, all of which were made at a price of $2.70 per share.

        Period                  Number of Shares Purchased
        ------                  --------------------------
2002 - Fourth Quarter                      23,149
2003 - First Quarter                       13,888
2003 - Second Quarter                      13,888
2003 - Third Quarter                       13,888
2003 - Fourth Quarter                      13,888
2004 - First Quarter                       13,888
2004 - Second Quarter                       None
         Other

         On July 23, 2003, ASA purchases 3,392 shares of Common Stock from a stockholder for $2.10 per share.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         As of July [ ], 2004, there were 1,862,814 shares of Common Stock issued and outstanding. There were approximately 373 record stockholders as of such date.

         ASA's Common Stock trades on the Nasdaq SmallCap Market under the symbol "ASAA." The following table shows the quarterly high and low closing bid prices for the Common Stock during 2002 and 2003 for the periods indicated, and to date in 2004, as reported by the Nasdaq SmallCap Market.

                                                          HIGH         LOW
                                                          ====         ===
        2004
        ----
        First quarter                                    $4.55        $2.95
        Second quarter (through July [   ], 2004)         4.56         3.25

        2003
        ----
        First quarter                                    $2.54        $1.88
        Second quarter                                    2.36         1.61
        Third quarter                                     2.21         1.97
        Fourth quarter                                    3.16         2.15

        2002
        ----
        First quarter                                    $2.80        $2.40
        Second quarter                                    2.72         2.20
        Third quarter                                     2.70         1.70
        Fourth quarter                                    2.36         1.84

         Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

              On April 15, 2004, the last trading day prior to the announcement of the Board's preliminary approval of the transaction, the last sale price of ASA's Common Stock was $3.82 per share. ASA announced the Board's preliminary approval of the transaction following the close of business on April 16, 2004.

              ASA has never paid a dividend on its Common Stock and does not expect to pay a cash dividend in the foreseeable future. ASA currently intends to retain any future earnings to finance the growth of its business. In addition, ASA's current loan arrangement with its primary bank prohibits the payment of dividends without the bank's consent.

                              ELECTION OF DIRECTORS

         The Directors of ASA are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

                  The following table sets forth the age of each nominee, the year each nominee was elected a Director and the positions presently held by each nominee with ASA. For information about ownership of ASA's Common Stock by each nominee, see "Security Ownership of Certain Beneficial Owners and Management."


                                   Year Nominee
                                   First
                                   Became        Positions and Offices
Name                      Age      Director      with ASA
----                      ---      --------      --------
Alfred C. Angelone        65       1982          Chairman of the Board, Chief
                                                 Executive Officer and President
Chas B. Blalack           46       2002          Director
Alan J. Klitzner          62       1998          Director
William A. Kulok          63       1993          Director
James P. O'Halloran       72       1991          Director
Robert L. Voelk           48       1997          Director

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE NAMED NOMINEES.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the 1934 Act requires executive officers, directors and persons who beneficially own more than ten percent (10%) of ASA's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission and any national securities exchange on which ASA's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the Securities and Exchange Commission's regulations to furnish ASA with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to ASA and written representations from the executive officers and directors of ASA, ASA believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent (10%) beneficial owners were complied with during Fiscal 2003.

Board and Committee Meetings

         The Board of Directors met four times during Fiscal 2003. All of the current Directors of ASA attended at least 75% of meetings of the Board of Directors and the committees on which they served during Fiscal 2003. No Director or executive officer is related by blood, marriage, or adoption to any other Director or executive officer.

         ASA has established an Executive Management Committee, which serves as an advisory board to the Board of Directors. Ex-officio members of the Executive Committee are: Alfred C. Angelone, Chief Executive Officer and President of ASA; Wayne C. Croswell, Group Vice President and President of ASA's Tire Systems Product Line; Scott Galloway, President of ASA's Khameleon and Verticent Product Lines; James J. Hammond, President of ASA's Rainmaker Software Product Line; and Terrence McCarthy, Vice President, Secretary and Treasurer of ASA. The Executive Management Committee met twelve times during Fiscal 2002.

         The Board of Directors disbanded the Compensation Committee during Fiscal 1996, and its functions are performed by the full Board of Directors.

         The Board of Directors has established an Audit Committee. Messrs. Kulok, O'Halloran and Voelk serve as members of the Audit Committee. The Audit Committee was established for purposes of reviewing ASA's financial results and recommending the selection of ASA's independent auditors. ASA's Board of Directors adopted a written charter for the Audit Committee on April 25, 2000 and amended the charter on March 19, 2003, a copy of which was included with the proxy statement for ASA's 2003 Annual Meeting. The Audit Committee met four times during Fiscal 2003. ASA's Audit Committee has considered whether the non-audit services provided by ASA's auditors in connection with the year ended December 31, 2003 were compatible with the auditors' independence. The Board of Directors has determined that the members of the Audit Committee are independent as defined in the National Association of Securities Dealers' listing standards. The Board has also determined that James P. O'Halloran is an audit committee financial expert as defined by Item 401(h) of Regulations S-K of the 1934 Act and is independent within the meaning of the 1934 Act, Section 10A(m)(3).

         ASA has no other committees. The Board of Directors does not have a separate nominating committee. Rather, the entire Board of Directors acts as nominating committee. In light of the proposed transaction, the Board of Directors does not believe that ASA would derive any significant benefit from a separate nominating committee. The members of the Board of Directors are not all independent as defined in the NASD listing standards. ASA does not have a nominating committee charter.

         In recommending director candidates in the future, the Board intends to take into consideration such factors as it deems appropriate based on ASA's then-current needs. These factors may include diversity, skills, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate's experience and business background, and other Board members' experience and business background, whether such candidate would be considered "independent", as such term is defined in the NASD listing standards, as well as the candidate's ability to devote the required time and effort to serve on the Board. The Board will consider for nomination by the Board director candidates recommended by stockholders if the stockholders comply with ASA's by-laws relating to nomination of directors by stockholders and the procedures described in this proxy under the heading "Stockholder Proposals."

         ASA has adopted a Code of Conduct that applies to its Chief Executive Officer, Chief Financial Officer, Corporate Controller, and other senior financial officers. The Code of Conduct is posted on ASA's website, http://www.asaint.com, under "Financial Information / Code of Conduct." ASA intends to satisfy the disclosure requirement regarding any amendment to, or waiver from, a provision of the Code of Conduct that applies to any senior financial officer by posting such information on its website.

Stockholder Communications with the Board of Directors

         Any stockholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, ASA International Ltd., 10 Speen Street, Framingham, MA 01701. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate stockholder communication. The Corporate Secretary will send all appropriate stockholder communications to the intended recipient. An "appropriate stockholder communication" is a communication from a person claiming to be a stockholder in the communication the subject of which relates solely to the sender's interest as a stockholder and not to any other personal or business interest. In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate stockholder communications to the Chairman of the Board. In the case of communications addressed to any particular directors, the Corporate Secretary will send appropriate stockholder communications to such director. In the case of communications addressed to a committee of the board, the Corporate Secretary will send appropriate stockholder communications to the Chairman of such committee.

Independent Auditors Fees and Other Matters

         Audit Fees. The aggregate fees billed or to be billed by Sansiveri, Kimball & McNamee for each of the last two fiscal years for professional services rendered for the audit of ASA's annual financial statements and reviews of financial statements included in ASA's Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $55,000 for 2003 and $56,000 for 2002.

         Audit Related Fees. ASA was not billed by Sansiveri, Kimball & McNamee for non audit-related services for 2003 or 2002.

         Tax Fees. ASA was not billed by Sansiveri, Kimball & McNamee for any tax fees for 2003 or 2002.

         All Other Fees. ASA was not billed by Sansiveri, Kimball & McNamee for any other fees for 2003 or 2002.

         Policy on Pre-Approval of Services Provided by Independent Auditor. Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of Sansiveri, Kimball & McNamee are subject to the specific pre-approval of the Audit Committee of ASA. All audit and permitted non-audit services to be performed by Sansiveri, Kimball & McNamee for ASA require pre-approval from the Audit Committee in accordance with pre-approval procedures established by the Audit Committee. The procedures require all proposed engagements of Sansiveri, Kimball & McNamee for services to ASA of any kind to be submitted for approval to the Audit Committee prior to the beginning of any service.

Audit Committee Report

         The Audit Committee has (i) reviewed and discussed with management ASA's audited financial statements as of and for the year ended December 31, 2003; (ii) discussed with Sansiveri, Kimball & McNamee, L.L.P., ASA's independent auditor, the matters required to be discussed by Statement on Accounting Standards 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants; (iii) received and reviewed the written disclosures and the letter from the independent auditor required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and discussed with the auditor the auditor's independence; and
(iv) based on the review and discussions referred to above, recommended to the Board of Directors that the financial statements referred to above be included in ASA's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                               By the Audit Committee of the Board of Directors:
                               William A. Kulok
                               James P. O'Halloran
                               Robert L. Voelk

         The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of ASA's previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by ASA in any such filing.

Occupations of Directors and Executive Officers

         The following table sets forth the principal occupation of each of the Directors and executive officers during the past five years:

                        Principal Occupation During
Name                    Past Five Years
----                    ---------------
Alfred C. Angelone      Chairman, Chief Executive Officer and President of ASA

Chas B. Blalack         Managing Member of Maritime Capital LLC, a private
                        equity firm; formerly General Partner of Wind River
                        Capital, LLC, a privately held company in the acquisitions, restructuring and operations consulting business in the Eastern United States; formerly Senior
                        Managing Director of Capital Markets / Finance &
                        Operations for Spencer Trask & Co.; and formerly General
                        Partner of Greenwich Ventures, LLC, a fund that focused on the Internet and technology.

Alan J. Klitzner        Chairman of Klitzner  Industries,  Inc., a privately
                        held manufacturer of emblematic jewelry.

William A. Kulok        Director, World Trade Center Palm Beach, an organization
                        that produces trade shows and events; formerly

                        President, North American Corporate Games, an organization that produces multi-sport festivals for executives; formerly Chairman of Community Productions, Inc., a privately held producer of expositions and educational programs; and formerly President of Kulok Capital, Inc., a privately held venture capital firm.

James P. O'Halloran     Formerly Senior Vice President, Treasurer and Chief
                        Financial Officer, Pegasystems Inc., a publicly held software company; formerly President of G & J
                        Associates, Ltd., formerly The Janus Group, Ltd., a privately held consulting firm; formerly Vice President, Private Equity Managers, a privately held venture capital firm; and formerly Partner, Arthur Andersen &
                        Co.

Robert L. Voelk         Chairman and Chief Executive Officer of eSped.com, a
                        privately held software company; Chief Executive
                        Officer, President and Chairman of Omtool, Ltd., a publicly held communications software company; and formerly Executive Vice President and director of ASA.

Terrence C. McCarthy    Vice President, Secretary and Treasurer of ASA.

Wayne C. Croswell       Group Vice President and President of ASA's Tire Systems
                        Product Line.

Executive Officers

         The executive officers of ASA, their ages and positions held with ASA are as follows:

                               Year
                               First
                               Became    Positions and Offices
Name                    Age    Officer   with ASA
----                    ---    -------   --------
Alfred C. Angelone      65     1982      Chief Executive Officer and President

Terrence C. McCarthy    53     1989      Vice President, Secretary and Treasurer

Wayne C. Croswell       49     2002      Group Vice President and President of
                                         ASA's Tire Systems Product Line.


Certain Transactions

         Advances to Alfred C. Angelone

         Prior to the prohibition on loans to insiders by the Sarbanes-Oxley Act of 2002, ASA made periodic advances in Fiscal 2002 and prior years to Mr. Angelone, ASA's Chairman, Chief Executive Officer and President, which advances were offset by periodic repayments by Mr. Angelone. As of March 31, 2004, the outstanding balance of advances owed by Mr. Angelone to ASA totaled approximately $243,600. These prior advances to Mr. Angelone by ASA do not bear interest.

         On January 5, 2000, ASA loaned $175,000 to Mr. Angelone pursuant to a promissory note that accrued interest at 6.4% per annum, in order to enable Mr. Angelone to exercise certain stock options for 110,000 shares of common stock. On March 31, 2003, Mr. Angelone sold 110,000 shares of common stock to ASA and used the proceeds of such sale, together with an amount paid to Mr. Angelone by ASA as a bonus on March 31, 2003, to satisfy the promissory note in full.

         TradePoint LLC

         In December 1996, ASA disposed of substantially all of the assets and liabilities of ASA's International Trade and Transportation Systems Division (the "International Division"). In exchange for the assets of the International Division and the assumption of the International Division's liabilities, ASA received a 16% membership interest in TradePoint Systems LLC ("TradePoint"), a New Hampshire limited liability company, and a subordinated promissory note in the principle amount of $600,000.00 from TradePoint (the "Note"). The remaining 84% interest in TradePoint was owned by Christopher J. Crane, formerly the President and a Director of ASA. Simultaneously with the completion of the transaction, Mr. Crane resigned from all of his positions with ASA. In exchange for his interest in TradePoint, Mr. Crane (i) contributed all of the Common Stock owned by him, totaling 332,799 shares; (ii) assigned to ASA a 16% partnership interest in the ASA Investment Partnership, a partnership by and among Mr. Crane, ASA, and Mr. Angelone; and (iii) canceled all of his options to purchase 245,000 shares of Common Stock. The consideration to be paid was determined by negotiations between the parties and was independently evaluated on behalf of ASA by Shields & Company, Inc.

         In connection with the transaction, TradePoint granted to ASA an irrevocable proxy covering the Common Stock owned by TradePoint. ASA had the right to cause TradePoint to redeem the 16% membership interest in TradePoint held by ASA by notice given on or after March 1, 2002, in exchange for the Common Stock held by TradePoint and the fair market value of the 16% membership interest in TradePoint. TradePoint had the right to redeem ASA's membership interest by notice given on or after December 31, 2001 in exchange for the Common Stock held by it and the greater of $400,000 or the fair market value of the 16% membership interest in TradePoint. In October 2002, ASA transferred a 10.51% membership interest in TradePoint to ASA Investment Partnership.

         On November 1, 2002, ASA and ASA Investment Partnership exchanged their respective 5.49% and 10.51% membership interests in TradePoint for $400,000 and 332,799 shares of ASA's common stock, respectively. Also on November 1, 2002, ASA paid to TradePoint $400,000 in full satisfaction of certain of ASA's obligations to TradePoint pursuant to a lease by TradePoint from ASA of office space at ASA's Nashua, New Hampshire facility.

         Omtool Ltd.

         On May 23, 2003, ASA purchased 451,250 shares of common stock of Omtool Ltd., from Summit Investors III, L.P. and Summit Ventures IV, L.P. for the aggregate purchase price $676,875. Omtool is a publicly-held provider of enterprise document messaging applications. At the time of the purchase, the 451,250 shares, which ASA purchased for investment purposes, represented approximately 13% of Omtool's outstanding common stock. On March 31, 2004, ASA sold 350,000 shares of Omtool's common stock to Omtool at a price of $11.50 per share. On ___, 2004, ASA sold its remaining 101,250 shares of Omtool common stock at a price of $___ per share.

         As of March 31, 2004, Robert L. Voelk, a director of ASA, beneficially owned 448,756 shares of Omtool's common stock, constituting approximately 12.6% of the outstanding Omtool common stock, and was the Chairman and Chief Executive Officer of Omtool. The information regarding Mr. Voelk's beneficial ownership is based on Mr. Voelk's statement on Form 13G/A filed with the SEC on February 15, 2004. As March 31, 2004, William A. Kulok, a director of ASA, beneficially owns 1,714 shares of Omtool common stock, constituting less than 0.1% of the shares outstanding. The percentage of shares of Omtool common stock reported owned by each of ASA, Mr. Voelk and Mr. Kulok is based upon 3,515,092 shares of Omtool common stock outstanding as reported in Omtool's Annual Report on Form 10-K for the period ended December 31, 2003 (as adjusted for a two-for-one stock split effective April 7, 2004).

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth, as of July [ ], 2004, certain information concerning stock ownership of ASA by (i) each person known by ASA to own of record or be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of ASA's Directors and nominees to become Directors,
(iii) each executive officer of ASA; and (iv) all Directors and nominees and executive officers as a group. Except as otherwise indicated, the stockholders listed on the table have sole voting and investment power with respect to the shares indicated. As of July [ ], 2004, ASA had 373 registered stockholders. The calculations in the following table are based on 1,862,814 shares outstanding as of the Record Date. The shares owned by ASA Investment Partnership are treated as treasury shares held for the account of ASA, and are not counted as outstanding.

                                                                Percentage of
Name and Address                           Number of Shares     Outstanding
of Beneficial Owner (1)                    Beneficially Owned   Common Stock (2)
-----------------------                    ------------------   ----------------
Alfred C. Angelone(3)(4)                       380,913          19.29%
Chas B. Blalack(5)                               6,666           *
Alan J. Klitzner (6)                             5,000           *
William A. Kulok (7)                            10,000           *
James P. O'Halloran(8)                          13,500           *
Robert L. Voelk(9)                               7,500           *
Terrence C. McCarthy(10)                        15,202           *
Wayne C. Croswell(11)                            7,500           *
ASA Investment Partnership                     345,070          (12)
All Directors and officers as a group          446,281          21.95%
(8 persons)
(1)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)

* Less than 1%.

(1) The address for ASA Investment Partnership and for Messrs. Angelone, Blalack, Klitzner, Kulok, O'Halloran, Voelk, McCarthy and Croswell is c/o ASA International Ltd., 10 Speen Street, Framingham, Massachusetts 01701.

(2) Except as otherwise indicated, ASA believes that each person named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by him. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of presently exercisable or outstanding options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Information with respect to beneficial ownership is based upon information furnished by such stockholder.

(3) Includes 4,175 of the 345,070 shares of Common Stock owned by ASA Investment Partnership, of which ASA is an approximate 98.8% general partner and Mr. Angelone is an approximate 1.21% general partner. By majority interest in the partnership, ASA controls the ability of the partnership to vote and transfer the shares held by the partnership. Accordingly, the shares owned by ASA Investment Partnership are treated as treasury shares held for the account of ASA, are not counted for quorum or approval purposes at ASA stockholder meetings, and will not be counted for quorum or approval purposes at the Annual Meeting. Under SEC rules Mr. Angelone may be deemed to beneficially own all 345,070 shares owned by the partnership. However, Mr. Angelone does not control the voting power or investment power of the partnership, and he disclaims beneficial ownership with respect to 98.8% of the partnership, or 340,895 shares, for all other purposes. If 100% of the partnership shares are deemed to be beneficially owned by Mr. Angelone, his number of shares beneficially owned would be 721,808 and his percentage of ASA's outstanding Common Stock would be 31.17%.

(4) Includes 25,000 shares of Common Stock underlying non-qualified stock options that are exercisable and 82,500 shares of Common Stock underlying incentive options that are exercisable.

(5) Includes 6,666 shares of Common Stock underlying non-qualified stock options that are exercisable, but excludes an additional 3,334 shares of Common Stock underlying non-qualified options that are not exercisable.

(6) Includes 5,000 shares of Common Stock underlying non-qualified stock options that are exercisable.

(7) Includes 10,000 shares of Common Stock underlying non-qualified stock options that are exercisable.

(8) Includes 12,500 shares of Common Stock underlying non-qualified stock options that are exercisable.

(9) Includes 5,000 shares of Common Stock underlying non-qualified stock options that are exercisable.

(10) Includes 11,666 shares of Common Stock underlying incentive options that are exercisable, but excludes an additional 834 shares of Common Stock underlying incentive options that are not exercisable.

(11) Includes 7,500 shares of Common Stock underlying incentive options that are exercisable.

(12) The shares owned by ASA Investment Partnership are treated as treasury shares held for the account of ASA, are not counted for quorum or approval purposes at ASA stockholder meetings, and will not be counted for quorum or approval purposes at the Annual Meeting.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides certain information with respect to ASA's equity compensation plans as of December 31, 2003:

                                                                                    Number of securities
                                                                                     remaining available
                                                               Weighted-average      for future issuance
                                   Number of securities       exercise price of          under equity
                                    to be issued upon            outstanding          compensation plans
                                       exercise of                options,          (excluding securities
                                   outstanding options,           warrants              reflected in
       Plan Category               warrants and rights           and rights              column (a))
       -------------               -------------------           ----------              -----------
                                           (a)                      (b)                      (c)
Equity compensation plans
approved by security holders:

Stock Options/Restricted Stock          183,740 (1)                 $3.01                  115,785 (2)
   -----------------------
Equity compensation plans not
approved by security holders              ---                        ---                     ---

     Total                              183,740                     $3.01                  115,785

1. Includes shares of common stock to be issued upon the exercise of outstanding stock options granted under ASA's 1986, 1988, 1993 and 1995 Stock Option Plans.

2. Includes shares of common stock available for future issuance under ASA's 1995 Stock Option Plan.


                     COMPENSATION OF OFFICERS AND DIRECTORS

Executive Officers Compensation

                  The following tables set forth the annual and long-term compensation for services rendered to ASA during Fiscal 2003 and the fiscal years ended December 31, 2002 and 2001 ("Fiscal 2002" and "Fiscal 2001," respectively) paid to those persons who were at December 31, 2003 (i) the chief executive officer and (ii) each other executive officer of ASA whose annual compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                                                 Long-Term
                                                                                                 Compensation
                                                  Annual Compensation                            Awards
                                             ---------------------------------------------       ------
            (a)                              (b)        (c)            (d)         (e)             (f)
                                                                                  Other
                                                                                  Annual         Securities
                                                                                  Compen-        Underlying
Name and Principal Position                  Year      Salary         Bonus       sation $(2)    Options (#)
---------------------------                  ----      ------         -----       -----------    -----------
                                                       $(1)           $
                                                       ----           -
Alfred C. Angelone,                          2003      425,000        78,150      96,059         ---
     Chief Executive Officer and             2002      412,500        10,000      76,215         ---
     President                               2001      375,000        10,000      69,534         ---

Terrence C. McCarthy,                        2003      135,000         5,000       6,000         ---
     Vice President, Secretary and           2002      129,769         5,000       6,832         ---
     Treasurer                               2001      120,000         5,000       6,605         10,000


Wayne C. Croswell                            2003      210,000        88,671      ---            ---
     Group Vice President and                2002      201,710        14,601      ---            ---
     President of ASA's Tire                 2001      176,492            0       ---            ---
     Systems Product Line

___________________
(1) Amounts shown indicate base salary received by executive officers, value related to personal use of leased automobiles, and the imputed value of group term life insurance ("GTL Value") provided to each employee and recorded as compensation for tax purposes. All officers' salaries are subject to periodic review by the Board of Directors.

(2) Includes automobile expenses, premium payments on insurance policies and club dues. Each officer is also entitled to a car allowance, reimbursement of business-related expenses, life insurance coverage and certain severance benefits in the event of termination of employment. ASA does not have a pension plan. In Fiscal 2003, 2002, and 2001, ASA made no awards of Restricted Stock and did not have a Long-Term Incentive Plan. On July 21, 2000, ASA granted to Mr. McCarthy incentive stock options to purchase 5,000 shares of Common Stock that were exercisable through July 20, 2010 at an exercise price of $6.54 per share. The option was cancelled on April 2, 2002. On October 1, 2001, ASA granted to Mr. McCarthy incentive stock options to purchase 10,000 shares of Common Stock that are exercisable through September 30, 2011 at an exercise price of $2.20 per share. On February 12, 2003, ASA granted to Mr. McCarthy incentive stock options to purchase 2,500 shares of Common Stock that are exercisable through February 11, 2003, at an exercise price of $2.06 per share.

       The following table sets forth additional information concerning unexercised stock options to purchase ASA's Common Stock held by Messrs. Angelone, McCarthy and Croswell as of December 31, 2003.

                 AGGREGATED OPTION EXERCISE IN FISCAL 2003 AND
                         FISCAL YEAR-END OPTION VALUES

      (a)                     (b)              (c)               (d)                           (e)

                                                              Number of                 Value of Unexercised
                                                              Securities                In-the-Money Options at
                            Shares                            Underlying                Fiscal Year-End
                            Acquired On      Value            Options at Fiscal         Exercisable/
Name                        Exercise         Realized ($)     Year-End                  Unexercisable($)(1)(2)
----                        --------         ------------     Exercisable/              ----------------------
                            (#)                               Unexercisable(#)
                            ---                               ----------------
Alfred C. Angelone          0                ---              94,000/13,500            $67,230/12,420
Terrence C. McCarthy        0                ---              10,833/1,667             $10,841/1,884
Wayne C. Croswell           0                ---              7,500/0                  $0/0

_______________
(1) "In-the-Money" options are those options for which the fair market value of the Common Stock underlying the options is greater than the per share exercise price of the option. Mr. Angelone currently has options to purchase (i) 25,000 shares of Common Stock, at a per share exercise price of $2.12 (see footnote 3 below for a discussion of the repricing of these options), all of which were exercisable as of December 31, 2003, (ii) 25,000 shares of Common Stock, at a per share exercise price of $5.08, all of which were exercisable as of December 31, 2003, and (iii) 57,500 shares of Common Stock, at a per share exercise price of $2.29 of which 44,000 were exercisable as of December 31, 2003. Mr. Angelone had an option to purchase 57,500 shares of Common Stock, at a per share exercise price of $2.12, which expired on February 7, 2003. Mr. McCarthy currently has options to purchase (i)10,000 shares of Common Stock, at a per share exercise price of $2.20, of which 10,000 were exercisable as of December 31, 2003, and (ii) 2,500 shares of Common Stock, at a per share exercise price of $2.06, of which 833 were exercisable as of December 31, 2003. Mr. Croswell currently has options to purchase 7,500 shares of Common Stock, at a per share exercise price of $5.06, all of which were exercisable as of December 31, 2003.

(2) The value of unexercised In-the-Money options is determined by multiplying the number of options held by the difference in the fair market value of the Common Stock underlying the options on December 31, 2003 ($3.19 per share) and the applicable exercise price of the options granted.

(3) On March 4, 1996, ASA granted to Mr. Angelone non-qualified stock options to purchase 25,000 shares of Common Stock that are exercisable through March 3, 2006 at an exercise price of $2.94 per share (the "1996 Grant"). The options held by Mr. Angelone pursuant to the 1996 Grant were repriced on January 2, 1997, to an exercise price of $2.12 per share. On February 12, 2003, ASA granted Mr. Angelone an incentive stock option to purchase 57,500 shares of Common Stock that is exercisable through February 11, 2008 at an exercise price of $2.27 per share. On February 12, 2003, ASA granted Mr. McCarthy an incentive stock option to purchase 2,500 shares of Common Stock that is exercisable through February 11, 2008 at an exercise price of $2.06 per share.

                        Option Grants in Last Fiscal Year

                                                                                                Grant Date
                                          Individual Grants                                     Value (1)
                            --------------------------------------------------------------------------------
          (a)                  (b)             (c)               (d)             (e)              (h)
                            Number of       % of Total
                            Securities      Options
                            Underlying      Granted to        Exercise or                       Grant Date
                            Options         Employees in      Base Price       Expiration       Present
      Name                  Granted         Fiscal Year       ($/Sh)           Date             Value
------------------------------------------------------------------------------------------------------------
Terrence C. McCarthy         2,500              4%             $2.06           2/11/13            $4,539
Alfred C. Angelone          57,500             95%             $2.06           2/11/08          $103,842
------------------------------------------------------------------------------------------------------------

(1) The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2003: Dividend yield of 0% and expected volatility of 100%, risk-free rate of 4.34% and expected life of 10 years.

Replacement of Split-Dollar Life Insurance Arrangements.

         Split-dollar life insurance programs are not specifically exempted by the Sarbanes-Oxley Act of 2002, which prohibits loans to executive officers. In July 2004, ASA terminated Mr. Angelone's split-dollar life insurance program, which had not been modified since the adoption of Sarbanes-Oxley, and replaced it with a new executive benefit package that includes an executive life plan and a supplemental retirement plan. The replacement was based on a comparison of the costs and benefits of the old split-dollar plan and the new benefit plan.

         The new executive life plan is a $2,000,000 policy that will be owned by a trust of which Mr. Angelone or his designees are the beneficiaries. ASA will pay the annual premiums of approximately $53,921 for the plan, which will be reported as income to Mr. Angelone and will be deductible to ASA as paid, and will continue to pay such premiums through Mr. Angelone's retirement as a retirement benefit.

         The new supplemental retirement plan is a $2,670,313 policy that will be owned by ASA. ASA will fund the first year premium of approximately $560,000 and pay annual premiums of approximately $60,000 for the following nine years. The cash surrender value to ASA of the terminated split-dollar life insurance policy, approximately $540,572, will be used to fund the first year premium. The policy will be used to reimburse ASA for its funding of post-retirement income of Mr. Angelone of $200,000 for ten years, which will reported as income to Mr. Angelone and will be deductible to ASA as paid. In the event that Mr. Anglelone dies prior to retirement, his beneficiary will receive a lump sum payment of $2,100,000, which would be reported as income to the beneficiary and deductible by ASA. Upon his death subsequent to retirement, any unpaid post retirement income due under the plan will be paid by ASA to Mr. Angelone's beneficiary. The $2,670,313 death benefit will be paid to ASA, free of income tax.

         The benefits of the replacement to ASA include termination of a split-dollar life insurance program that ASA could not modify since the adoption of Sarbanes-Oxley Act and use of better quality insurance carriers. On a cost basis, the costs of the old split-dollar plan (approximately $115,000 on an annual basis) and the new benefit plan are similar.

Compensation of Executive Officers

         In Fiscal 2003, Mr. Angelone received a base salary of $425,000, Mr. McCarthy received a base salary of $135,000, and Mr. Croswell received a base salary of $210,000. All officers' salaries are subject to periodic review by the Board of Directors.

Compensation of Directors

         During Fiscal 2003, Messrs. Blalack, O'Halloran, Kulok, Klitzner and Voelk each received cash compensation of $1,000, plus travel expenses, per meeting attended, for their services as Directors. No other Directors received any cash compensation for their services as Directors.

Compensation Committee Interlocks and Insider Participation

         Mr. Angelone serves as a director of Klitzner Industries, Inc. No other executive officers of ASA have served on the board of directors of any other entity that has had any of such entity's officers serve on ASA's Board of Directors. The Compensation Committee was disbanded by the Board of Directors in Fiscal 1996. During Fiscal 2003, the entire Board of Directors participated in deliberations concerning executive officer compensation.

Report on Executive Compensation

         The Board of Directors is responsible for setting and administering the policies that govern annual compensation as well as short-term and long-term incentives for ASA's executive officers. All issues pertaining to executive compensation are submitted to the Board of Directors for approval.

         The Board of Directors believes that the primary objectives of ASA's compensation policies are to attract and retain a management team that can effectively implement and execute ASA's strategic business plan. These compensation policies include (a) an overall management compensation program that is competitive with management compensation programs at companies of similar size; and (b) long-term incentive compensation in the form of stock options and other long-term equity compensation that will encourage management to continue to focus on stockholder return.

         The goal of the Board of Directors is to use compensation policies to closely align the interests of ASA with the interests of stockholders in that ASA's management has incentives to achieve short-term performance goals while building long-term value for ASA's stockholders. The Board of Directors will review its compensation policies from time to time in order to determine the reasonableness of ASA's compensation programs and to take into account factors that are unique to ASA.

         In the past, the Board of Directors has reviewed compensation studies prepared by national accounting firms as well as reported compensation packages for officers of companies in the New England area. The Board of Directors did not compare compensation paid to executive officers in ASA's industry group as many of these businesses are much larger than ASA. Based upon these studies, the Board of Director believes that the compensation package proposed for ASA's senior management is at mid-level for officers of similar-sized companies.

Compensation for Chief Executive Officer

         The compensation for Mr. Angelone, as described above, is based upon careful analysis of the compensation of chief executive officers of other comparable public companies and Mr. Angelone's efforts on behalf of ASA. In addition to directing the affairs of ASA, Mr. Angelone was instrumental in the following areas: identifying strategic acquisitions, disposition of product lines, and establishing critical strategic partnerships with vendors and distribution channels. These changes were also designed to reward Mr. Angelone for future economic performance based upon improvements in profitability and increased values in ASA's Common Stock.

                                             Board of Directors:
                                             Alfred C. Angelone
                                             Chas B. Blalack
                                             Alan J. Klitzner
                                             William A. Kulok
                                             James P. O'Halloran
                                             Robert L. Voelk

Performance Graph

         The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on January 1, 1999, and plotted at the end of each of Fiscal 2003, 2002, 2001, 2000 and 1999, in each of
(i) ASA's Common Stock; (ii) the NASDAQ Market Index of Companies (the "NASDAQ Market Index"); and (iii) a Peer Group Index (the "Peer Group Index"), which consists of Delphi Information Systems Inc., a company in the information systems market.

                        1998       1999       2000       2001      2002     2003
                        ----       ----       ----       ----      ----     ----
ASA INTERNATIONAL LTD. 100.00     123.08     61.54      49.23     41.85    65.44
PEER GROUP INDEX       100.00     129.62     10.02      16.33     8.07     18.86
NASDAQ MARKET INDEX    100.00     176.37     110.86     88.37     61.64    92.68

                 ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

         The persons named in the enclosed proxy will vote to ratify the selection of Sansiveri, Kimball & McNamee, L.L.P. as ASA's independent auditors for the fiscal year ending December 31, 2004 unless otherwise directed by the stockholders. A representative of Sansiveri, Kimball & McNamee, L.L.P. is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and answer questions from stockholders, if he so desires.

         Audit Fees. The aggregate fees billed or to be billed by Sansiveri, Kimball & McNamee for each of the last two fiscal years for professional services rendered for the audit of ASA's annual financial statements and reviews of financial statements included in ASA's Quarterly Reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements were $55,000 for 2003 and $56,000 for 2002.

         Audit Related Fees. ASA was not billed by Sansiveri, Kimball & McNamee for non audit-related services for 2003 or 2002.

         Tax Fees. ASA was not billed by Sansiveri, Kimball & McNamee for any tax fees for 2003 or 2002.

         All Other Fees. ASA was not billed by Sansiveri, Kimball & McNamee for any other fees for 2003 or 2002.

         Policy on Pre-Approval of Services Provided by Independent Auditor. Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of Sansiveri, Kimball & McNamee are subject to the specific pre-approval of the Audit Committee of ASA. All audit and permitted non-audit services to be performed by Sansiveri, Kimball & McNamee for ASA require pre-approval from the Audit Committee in accordance with pre-approval procedures established by the Audit Committee. The procedures require all proposed engagements of Sansiveri, Kimball & McNamee for services to ASA of any kind to be submitted for approval to the Audit Committee prior to the beginning of any service.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF AUDITORS.

                              FINANCIAL STATEMENTS

         The annual report of ASA, including financial statements of ASA for Fiscal 2003, is provided to the stockholders herewith.

                                VOTING AT MEETING

         The Board of Directors has fixed July [ ], 2004, as the Record Date for the determination of stockholders entitled to vote at this meeting. At the close of business on that date, 1,862,814 shares of ASA's Common Stock, $.01 par value, were issued, outstanding and entitled to vote.

                             SOLICITATION OF PROXIES

          The cost of solicitation of proxies will be borne by ASA. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. ASA may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or other electronic means or personal solicitation by directors, officers or employees of ASA. ASA has also engaged Morrow & Co., Inc. to assist it in the distribution and solicitation of proxies. The estimated fee is $5,000 plus $5 per call for any individual solicitation plus expenses.

                               REVOCATION OF PROXY

                  Subject to the terms and conditions set forth herein, all proxies received by ASA will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Annual Meeting ASA receives a written notice of revocation signed by the person who, as of the Record Date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                                OTHER INFORMATION

Incorporation by Reference

         We are permitted to "incorporate by reference" certain documents and information into this proxy statement. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superceded by information contained directly in this proxy statement. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 are incorporated by reference into this proxy statement. Copies of these reports are enclosed with this proxy statement.

Where You Can Find More Information

         The proposed transaction will result in a "going private" transaction subject to Rule 13e-3 of the 1934 Act. ASA has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the 1934 Act with respect to the transaction. The Schedule 13E-3 contains additional information about ASA. Copies of the
Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, are available for inspection and copying at the principal executive offices of ASA during regular business hours by any interested stockholder of ASA, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to ASA International Ltd., 10 Speen Street, Framingham, Massachusetts 01701.

         ASA is currently subject to the information requirements of the 1934 Act and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Copies of such reports, proxy statement and other information, including the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the

SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information are available from the SEC's Internet Website at http://www.sec.gov.

         This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make a proxy solicitation in that jurisdiction. You should rely only on the information contained in this proxy statement to vote your shares at our Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July [ ], 2004. You should not assume the information contained in this proxy statement is accurate as of any date other than that date.

                              STOCKHOLDER PROPOSALS

         In order to be included in proxy material for the 2005 Annual Meeting, tentatively scheduled to be held on _______, 2005, stockholders' proposed resolutions must be received by ASA on or before _______, 2005. It is suggested that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of ASA.

                                  MISCELLANEOUS

         The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                              By Order of the Board of Directors



                                              TERRENCE C. MCCARTHY
                                              Secretary

July [   ], 2004

ASA HOPES THAT STOCKHOLDERS WILL ATTEND THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                    Appendix A-1
                                                                    ------------
                                                                   REVERSE SPLIT

                           CERTIFICATE OF AMENDMENT OF
                  THE RESTATED CERTIFICATE OF INCORPORATION OF
                             ASA INTERNATIONAL LTD.
              a Delaware corporation incorporated on April 1, 1986
                     pursuant to the General Corporation Law
                            of the State of Delaware

         ASA International Ltd. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         Pursuant to the General Corporation Law of the State of Delaware, a resolution was duly adopted by the Directors of the Corporation setting forth the following amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and at annual meeting the Stockholders of the Corporation approved the following amendment to the Restated Certificate of Incorporation of said Corporation.

         The first paragraph of Article Fourth is amended and restated to read as follows:

         FOURTH. Each six hundred (600) shares of Common Stock, $0.01 par value per share, of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into one (1) fully paid and nonassessable share of Common Stock (as defined below) without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation (the "Reverse Split"), provided that no fractional shares shall be issued. Thereafter, any holder of record of solely a fraction of a share of Common Stock shall receive in lieu thereof an amount in cash equivalent to $5.00 per share of Common Stock held by such holder immediately prior to the effective time of the Reverse Split (the "Cash Out Amount"). Such Cash Out Amount to the holders of solely fractional shares may only be disbursed upon the presentment of the original stock certificate evidencing such shares, or, in the alternative, an Affidavit of Lost Stock Certificate, in form and substance reasonably satisfactory to the Corporation.

         The original stock certificates representing interests with respect to only fractional shares of stock shall, as of the effective time of the Reverse Split, be deemed to represent the right to receive payment of the Cash-Out Amount only, without interest thereon, and shall no longer evidence stock ownership in the Corporation. As of such time, by virtue of the Reverse Split and without any action on the part of the holder of any stock of the Corporation or action on the part of the Corporation, each fractional share of Common Stock owned by any holder holding less than one share of Common Stock at the effective time of the Reverse Split shall automatically be cancelled and shall cease to exist, and no cash or other consideration, other than the Cash-Out Amount as provided herein, shall be deliverable in exchange therefore.

         The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 9,000,000 shares, $0.01 par value, which shall consist of 8,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and 1,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment of the Restated Certificate of Incorporation to be executed this [ ] day of August, 2004.


                                     ASA INTERNATIONAL LTD.



                                     ___________________________
                                     Name:
                                     Title:

                                                                    Appendix A-2
                                                                    ------------
                                                                   FORWARD SPLIT

                           CERTIFICATE OF AMENDMENT OF
                  THE RESTATED CERTIFICATE OF INCORPORATION OF
                             ASA INTERNATIONAL LTD.
              a Delaware corporation incorporated on April 1, 1986
                     pursuant to the General Corporation Law
                            of the State of Delaware

         ASA International Ltd. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         Pursuant to the General Corporation Law of the State of Delaware, a resolution was duly adopted by the Directors of the Corporation setting forth the following amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable and at annual meeting the Stockholders of the Corporation approved the following amendment to the Restated Certificate of Incorporation of said Corporation.

         The first paragraph of Article Fourth is amended and restated to read as follows:

         FOURTH. Each one (1) share of Common Stock, $0.01 par value per share, of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is automatically reclassified and changed (without any further act) into six hundred (600) fully paid and nonassessable shares of Common Stock (as defined below) without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.

         The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 9,000,000 shares, $0.01 par value, which shall consist of 8,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and 1,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment of the Restated Certificate of Incorporation to be executed this [ ] day of August, 2004.


                                    ASA INTERNATIONAL LTD.



                                    __________________________
                                    Name:
                                    Title:

                                                                      Appendix B
                                                                      ----------


                                                        April 16, 2004



The Board of Directors
ASA International Ltd.
10 Speen Street
Framingham, MA 01701

Gentlemen:

         We understand that ASA International Ltd. (the "Company" or "ASA") intends to effect a reverse (to be followed immediately by a forward) split of its common stock, $.01 par value per share (the "Common Stock"), in conjunction with a going private transaction (the "Transaction"). More specifically, the Transaction calls for a 1 for 600 reverse stock split, with any stockholders owning solely fractional shares immediately following the reverse split ("Fractional Shares") to be paid $5.00 in cash (the "Transaction Consideration") per share of Common Stock for such Fractional Shares on a pre-split basis. In connection with the Transaction, we understand that the Company intends to file a certificate with the United States Securities and Exchange Commission (the "SEC") to terminate its public company reporting obligations under the Securities Exchange Act of 1934. The Company also intends to delist its Common Stock from the Nasdaq SmallCap Market and terminate public market trading therein. The terms of the Transaction are more fully set forth in the draft proxy statement and related documents that will be filed with the SEC in connection with the Transaction.

         You have requested our opinion as investment bankers as to the fairness, from a financial point of view, of the Transaction Consideration to be received by the holders of Common Stock who will hold solely Fractional Shares immediately following the reverse split. We have not been requested to opine to, and our opinion does not in any manner address, the underlying business decision of the Company to proceed with or effect the Transaction. In addition, we have not been requested to explore any alternatives to the Transaction. Further, our opinion does not address the relative merits of the Transaction as compared to any alternative business strategy that might exist for the Company.

         vFinance Investments, Inc. ("vFinance"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, going private transactions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. We do not perform tax, accounting, legal services or appraisal services, nor render such advice. vFinance has been retained by the Company to render this opinion in connection with the Transaction and will receive a fee and reimbursement of its expenses for such services. No portion of our fee is contingent upon consummation of the Transaction nor is it contingent upon any recommendation of the Board of Directors. In addition, the Company has agreed to indemnify vFinance for certain liabilities arising out of its engagement, including the rendering of this opinion. vFinance has not participated in, or provided advice with respect to, the pricing determination, structuring or negotiation of the Transaction. In the ordinary course of business, vFinance may trade the Common Stock for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.

         In conducting our analyses and arriving at the opinion expressed herein, we took into account our assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally, and, among other things: (i) reviewed documents related to the Transaction; (ii) reviewed publicly available financial information and other data with respect to ASA, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, certain reports on material events filed on Forms 8-K, and certain other relevant financial and operating data relating to ASA made available to vFinance; (iii) reviewed and analyzed a range of reverse split scenarios and the resulting number of Fractional Shares, a range of pro forma shares outstanding at various reverse split ratios, a range of pro forma common book values per share and a range of pro forma earnings per share; (iv) reviewed and analyzed ASA's projected unlevered free cash flows and prepared discounted cash flows; (v) reviewed and analyzed certain financial characteristics of companies that were deemed to be comparable to ASA; (vi) reviewed and analyzed certain financial characteristics of comparable transactions that involved the acquisition of companies that were deemed to have characteristics comparable to those of ASA; (vii) compared the financial terms of the Transaction with the financial terms of certain other transactions we deemed to be relevant and comparable; (viii) reviewed and discussed with representatives of the management of ASA certain financial and operating information furnished by them, including financial analyses, liquidation analyses and related assumptions with respect to the business, operations and prospects of ASA; (ix) considered the historical financial results and present financial condition of ASA; (x) reviewed certain publicly available information concerning the trading of, and the trading market for, the Common Stock of ASA; (xi) inquired about and discussed the Transaction and other matters related thereto with the Company's management, the Board or Directors of the Company, and the Company's legal counsel; (xii) discussed with members of senior management of the Company the strategic and financial benefits of the Transaction; (xiii) reviewed a draft of unreviewed internal March 31, 2004 quarterly results of operations; and (xiv) performed such other analyses and examinations as were deemed appropriate.

         In forming our opinion, we have had full access to and full cooperation from the Company's management to ask questions and receive answers. Our opinion is solely and necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof.

         In connection with our review and analyses and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information provided to us or which is publicly available, and have not attempted to verify independently any such information. We have relied solely on the information and estimates provided to us by ASA's management and have neither made nor obtained any independent appraisals of any properties, other assets or facilities of ASA. With respect to certain financial information, including financial analyses and projections, relating to the business and prospects of ASA provided to us by ASA's management, we have assumed that the financial information has been reasonably prepared on a basis reflecting best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of ASA.

         This opinion is for the use of the Board of Directors of ASA and is not to be publicly disclosed, used, excerpted, reproduced or disseminated, quoted or referred to at any time, in any manner or for any purpose, without the prior written consent of vFinance, except that this opinion may be reproduced in full in, and references to this opinion and to vFinance and its relationship with the

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Company may be included in, filings made by the Company with the SEC and in any proxy statement or similar disclosure document delivered to stockholders of ASA. This opinion addresses only the fairness, from a financial point of view, of the Transaction Consideration to be received for the Fractional Shares by the holders of Common Stock who will hold solely Fractional Shares immediately following the reverse split, and does not address any other aspect of the Transaction. This opinion does not constitute a recommendation to any stockholder of ASA as to how any such stockholder should vote with respect to the Transaction, nor does this opinion address the relative merits of the Transaction or any other transactions or business strategies the Board of Directors of ASA has considered or may be considering, nor does it address the decision of the Board of Directors of ASA to recommend or proceed with the Transaction.

         We express no opinion as to the prices at which shares of Common Stock will trade at any time following the announcement or consummation of the Transaction. This opinion should not be viewed as providing any assurance that the market value of the shares of Common Stock to be held by the stockholders of the Company after the consummation of the Transaction will be in excess of the market value of the shares of Common Stock owned by such stockholders at any time prior to the announcement or the consummation of the Transaction. We do not express any opinion as to the future performance of the Company or the price at which the Common Stock would trade at any time in the future or the value of the Common Stock to be held by the remaining stockholders of the Company following the consummation of the Transaction. This opinion does not constitute a recommendation to any stockholder of ASA as to how any such stockholder should vote with respect to the Transaction, nor does this opinion address the relative merits of the Transaction or any other transactions or business strategies the Board of Directors of ASA has considered or may be considering, nor does it address the decision of the Board of Directors of ASA to recommend or proceed with the Transaction.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, that the Transaction Consideration is fair, from a financial point of view, to the stockholders of the Company.

                                       Very truly yours,


                                       vFINANCE INVESTMENTS, INC.

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                                                                   FORM OF PROXY
                                                                   -------------

                             ASA INTERNATIONAL LTD.

             Proxy for Annual Meeting to be held on August [ ], 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      THE UNDERSIGNED hereby appoints Alfred C. Angelone and Terrence C. McCarthy, or either of them, as Proxy with full power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of ASA INTERNATIONAL LTD., to be held at the Corporation's offices, located at 10 Speen Street, Framingham, Massachusetts 01701, on August [ ], 2004 at 10:00 a.m. local time, and at any adjournment or adjournments thereof, upon and with respect to all shares of the Common Stock of the Corporation to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs Alfred C. Angelone and Terrence C. McCarthy, or either of them, to vote in accordance with his judgment on any matters that may properly come before the meeting, all as indicated in the notice of the meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned:

      If no direction is made, this Proxy will be voted FOR proposals 1, 2, 3 and 4.

1. Proposal to amend the Certificate of Incorporation of ASA to effect a reverse 1-for-600 stock split followed immediately by a forward 600-for-1 stock split of ASA's Common Stock (the "Transaction"). As a result of the Transaction,
(a) each stockholder owning fewer than 600 shares immediately before the Transaction will receive from ASA $5.00 in cash, without interest, for each of such stockholder's shares of ASA Common Stock; and (b) each share of Common Stock held by a stockholder owning 600 or more shares will continue to represent one share of ASA Common Stock after completion of the Transaction.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

2. Proposal to elect six (6) members of the Board of Directors of the Corporation.

          INSTRUCTION: To withhold authority for any individual nominee STRIKE such nominee's name from the list below.

     [ ] FOR ALL nominees listed below (except as marked to the contrary below).

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

             Alfred C. Angelone; Chas B. Blalack; Alan J. Klitzner; William A. Kulok; James P. O'Halloran; and Robert L. Voelk

3. Proposal ratify the selection of Sansiveri, Kimball & McNamee, L.L.P. as ASA's independent auditors for the fiscal year ending December 31, 2004.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

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4.    Proposal to grant the board of directors of the Company discretionary authority to adjourn the Annual Meeting if necessary to satisfy the conditions to completing the Transaction, including for the purpose of soliciting proxies to vote in favor of the Transaction.

                     [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

            MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

5. In their discretion, and subject to Rule 14a-4(c) of the Securities Exchange Act, to consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof. The Company does not know and has not received notice of any other matters to be presented at the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT AS SET FORTH ABOVE UNLESS A CONTRARY SPECIFICATION IS MADE.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                                             Dated:                       , 2004
                                                   -----------------------



                                             -----------------------------------
                                             Signature


                                             -----------------------------------
                                             Signature, if held jointly


                                             -----------------------------------
                                             Printed Name(s)


                                             -----------------------------------
                                             Address

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by an authorized officer and indicate the signer's office. If a partnership, sign in the partnership name by authorized person.